                                                                       EXHIBIT B

                           COMPLETE, SELF-CONTAINED
                                   VALUATION



                                      OF



                                TIERRA CATALINA
                            3201 EAST SKYLINE DRIVE
                                TUCSON, ARIZONA





                                      FOR

                       HUTTON/CON AM REALTY INVESTORS 81
                             1764 SAN DIEGO AVENUE
                          SAN DIEGO, CALIFORNIA 92110






                                     AS OF

                               DECEMBER 31, 1997







                                      BY

                          BACH REALTY ADVISORS, INC.
                            1221 LAMAR, SUITE 1325
                             HOUSTON, TEXAS 77010

                                  BRA: 97-077

                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

          Letter of Transmittal......................................  1
          Assumptions and Limiting Conditions........................  2
          Certification..............................................  4
          Salient Facts and Conclusions..............................  6
          Nature of the Assignment...................................  7
          City/Neighborhood Analysis.................................  9
          Apartment Market Analysis.................................. 13
          Site Analysis.............................................. 18
          Improvements............................................... 21
          Highest and Best Use....................................... 23
          Appraisal Procedures....................................... 26
          Sales Comparison Approach.................................. 28
          Income Approach............................................ 32
          Reconciliation............................................. 41

                                    ADDENDA


                               Rent Comparables
                           Improved Sale Comparables
                          Professional Qualifications

                                            B.A.C.H
                                            Realty Advisors, Inc.
                                            Appraisal, Consultation & Litigation


March 18, 1998



Hutton/Con Am Realty Investors 81
1764 San Diego Avenue
San Diego, California 92110

Re: A Complete, Self-Contained Appraisal of Tierra Catalina Apartments, Tucson, Arizona; BRA: 97-077

Gentlemen:

By your request and authorization, we have inspected the above-referenced property and have investigated the real estate market in the subject area in order to provide the value of the leased fee estate of the subject property as of December 31, 1997. This appraisal report is in conformance with the guidelines of the Appraisal Institute. The scope of this assignment includes the Sales Comparison and Income Approaches to value. The property was inspected in December 1997 and for purposes of this report it is assumed that all physical and economic conditions are similar on the date of value as they were on the date of inspection.

Our analysis of the property focused on the supply and demand factors influencing the Tucson and subject area apartment market, the sale of comparable properties; market rent levels, appropriate operating expenses, and acceptable investor returns.

As a result of our inspection of the property, investigation of the real estate market, and relying on our experience with similar type properties, it is our opinion that the leased fee market value of the subject property, all cash, on an "as is" basis, as of December 31, 1997 is in the sum of


                   SIX MILLION FOUR HUNDRED THOUSAND DOLLARS
                                 ($6,400,000)


There follows on the succeeding pages of this report pertinent data as to the valuation conclusions expressed herein. Your attention is also directed to the Assumptions and Limiting Conditions that follow this letter, as they are an integral part of the above stated market value.

Thank you for the opportunity to be of service. If there are any questions regarding the valuation, please contact us.


Sincerely,

BACH REALTY ADVISORS, INC.


/s/ Stevan N. Bach, MAI
Stevan N. Bach, MAI
President and Chief Executive Officer


                                                            Four Houston Center
                                                          1221 Lamar, Suite 1325
                                                             Houston TX 77010
                                                              (713) 739~0200
                                                            Fax (713) 739-0208

                      ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                    The certification of this complete, self-contained appraisal is subject to the following assumptions and limiting conditions.

                    1. That responsibility is not taken for matters of a legal nature affecting the property appraised or the title thereto and that all legal descriptions furnished are correct.

                    2. That the title to the property being appraised is good and marketable and is appraised as though under responsible ownership and/or management.

                    3. That the property is free and clear of all liens and encumbrances, except as otherwise stated.

                    4. That the sketches in this report are included to assist the reader in visualizing the property and responsibility is not assumed for their accuracy.

                    5. That a survey of the property has not been made by the appraiser.

                    6. That the information, estimates, and opinions furnished the appraiser by others and contained in this report are considered reliable and are believed to be true and correct; however, responsibility is not taken for their accuracy.

                    7. That responsibility is not taken for soil conditions or structural soundness of the improvements that would render the property more or less valuable.

                    8. That possession of this appraisal does not carry with it the right of publication and that this report, or any parts thereof, may not be reproduced in any form without written permission of the appraiser.

                    9. That testimony or attendance in court or at a hearing are not a part of this assignment; however, any such appearance and/or preparation for testimony will necessitate additional compensation than received for this appraisal report.

                    10. That the valuation estimate herein is subject to an all cash or cash equivalent purchase and does not reflect special or favorable financing in today's market.

                    11. Where discounted cash flow analyses have been undertaken, the discount rates utilized to bring forecasted future revenues to estimates of present value reflect both our market investigations of yield anticipations and our judgement as to the risks and uncertainties in the subject property and the consequential rates of return required to attract an investor under such risk conditions. There is no guarantee that projected cash flows will actually be achieved.

                    12. That the square footage figures are based on floor plans and information supplied to the appraiser by Con Am Management.

                    13.  Bach Realty Advisors, Inc. is not an expert as to
                         -------------------------------------------------
                         asbestos and will not take any responsibility for its
                         -----------------------------------------------------
                         existence or the existence of other hazardous materials
                         -------------------------------------------------------
                         at the subject property, analysis for EPA standards,
                         ----------------------------------------------------
                         its removal, and/or its encapsulation. If the reader of
                         -------------------------------------------------------
                         this report and/or any entity or person relying on the
                         ------------------------------------------------------
                         valuations in this report wishes to know the exact or
                         -----------------------------------------------------
                         detailed existence (if any) of asbestos or other toxic
                         ------------------------------------------------------
                         or hazardous waste at the subject property, then we not
                         -------------------------------------------------------
                         only recommend, but state unequivocally that they
                         -------------------------------------------------
                         should obtain an independent study and analysis
                         -----------------------------------------------
                         (including costs to cure such environmental problems)
                         -----------------------------------------------------
                         of asbestos or other toxic and hazardous waste.
                         ----------------------------------------------

                    14. In addition, an audit on the subject property to determine its compliance with the Americans with Disabilities Act of 1990 was not available to the appraiser. The appraiser is unable to certify compliance regarding whether the removal of any barriers which may be present at the subject are readily achievable.

                                 CERTIFICATION
--------------------------------------------------------------------------------

                         The undersigned does hereby certify to the best of my knowledge and belief that, except as otherwise noted in this complete, self-contained appraisal report:

                    1. I do not have any personal interest or bias with respect to the subject matter of this appraisal report or the parties involved.

                    2. The statements of fact contained in this appraisal report, upon which the analyses, opinions, and conclusions expressed herein are gauged, are true and correct.

                    3. This appraisal report sets forth all of the limiting conditions (imposed by terms of our assignment or by the undersigned) affecting the analyses, opinions, and conclusions contained in this report.

                    4. The analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute.

                    5. That no one other than the undersigned prepared the analyses, opinions, and conclusions concerning the subject property that are set forth in this appraisal report. Stevan N. Bach inspected the property in December 1997.

                    6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

                    7. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

                    8. The Appraisal Institute conducts a program of continuing education for its members. Members who meet the minimum standards of this program are awarded periodic educational certification. As of the date of this report, Stevan N. Bach, MAI has completed the requirements under the continuing education program of the Appraisal Institute.

                    9. Compensation for this assignment is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

                    10. Based on the knowledge and experience of the undersigned and the information gathered for this report, the estimated leased fee market value, "as is," of the subject property on an all cash basis, as of December 31, 1997, is $6,400,000.



                         /s/ Steven N. Bach, MAI
                         ------------------------------------
                         Stevan N. Bach, MAI
                         President and Chief Executive Officer
                         Certified General Real Property Appraiser
                         State of Texas TX-1323079-G

                         SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

Identification:                      Tierra Catalina
                                     3201 East Skyline Drive
                                     Tucson, Arizona

Location:                            North side of East Skyline Drive just
                                     east of Campbell Avenue

BRA:                                 97-077

Legal Description:                   The Foothills Professional Plaza, Lot 1,
                                     Book 31, Page 53, Pima County, Arizona;
                                     Lots 45, 46, and 47 of The Foothills,
                                     per map recorded in Book 25, Page 100 of Maps, in the Office of the Pima County
                                     Records. Except that portion conveyed to Pima County, Arizona, a body politic by deed dated September 29, 1982 and recorded in Docket 6899, Page 857

Land Size:                           12.344 acres or 537,705 square feet

Building Area:                       140,564 square feet of net rentable area

Year Built:                          1983

Unit Mix:                            23 1BR/1BA at 900 square feet
                                     18 1BR/1BA at 916 square feet
                                     19 2BR/2BA at 1,207 square feet
                                     25 2BR/2BA at 1,233 square feet
                                     17 2BR/2BA/TH at 1,304 square feet
                                     18 3BR/2BA/TH at 1,525 square feet

No. of Units:                        120

Average Unit Size:                   1,171 square feet

Physical Occupancy:                  99 percent

Economic Occupancy:                  83 percent

Highest and Best Use
  As Vacant:                         Multifamily
  As Improved:                       Multifamily

Date of Value:                       December 31, 1997

"As Is" Market Value by
  Sales Comparison Approach:         $6,300,000

"As Is" Market Value by
  Income Approach:                   $6,400,000

"As Is" Market Value
  Conclusion:                        $6,400,000

                           NATURE OF THE ASSIGNMENT
--------------------------------------------------------------------------------

PURPOSE OF THE
APPRAISAL                The purpose of this complete, self-contained appraisal
                         is to give an estimate of the "as is" leased fee market value of the subject property on an all cash basis.

IDENTIFICATION OF
THE PROPERTY             The subject property contains 24 two-story apartment
                         buildings with 120 units and a total net rentable area of 140,564 square feet. It was constructed in 1983 on
                         12.344 acres. It is identified as the Tierra Catalina
                         Apartments located at 3201 East Skyline Drive or along the north side of East Skyline Drive, just east of Campbell Avenue in Tucson, Arizona.

DATE OF THE APPRAISAL    All opinions of value expressed in this report reflect
                         physical and economic conditions prevailing as of December 1997 which are assumed will remain unchanged as of the valuation date of December 31, 1997.

DEFINITION OF
SIGNIFICANT TERMS        The Appraisal of Real Estate, Eleventh Edition, 1996,
                         ----------------------------
                         sponsored by the Appraisal Institute defines Market
                         Value as:

                         "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

                         (1)   Buyer and seller are typically motivated;

                         (2) Both parties are well informed or well advised, and acting in what they consider their own best interests;

                         (3) A reasonable time is allowed for exposure in the open market;

                         (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

                         (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

                         It is our opinion that a reasonable time period to sell the subject property is six months to one year and this
                                                 ----------------------
                         is consistent with current market conditions. A sale earlier than six months to one year may represent a value other than market value and is reasonably believed to be a value less than our market value stated within our appraisal report.

                         Leased Fee Estate/1/ - An ownership interest held by a
                         ------------------
                         landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

FUNCTION OF THE
APPRAISAL                It is the understanding of the appraisers that the
                         function of this appraisal is for annual partnership and/or internal reporting purposes.

PROPERTY RIGHTS
APPRAISED                The appraisers have appraised the "as is" leased fee
                         interest subject to short-term leases which are typically 6 to 12 months in duration at the subject property.

THREE-YEAR HISTORY       According to the Pima County records, the current owner
                         of record is Hutton/Con Am Realty Investors 81. No sale or listing of the subject property is believed to have occurred over the past three years.

SCOPE/BASIS OF
THE APPRAISAL            This appraisal has been made in accordance with
                         accepted techniques, standards, methods, and procedures of the Appraisal Institute. The values set forth herein were estimated after application and analysis by the Sales Comparison and Income Approaches to value. These approaches are more clearly defined in the valuation section of this report. The Cost Approach was not utilized in our analysis due to the age of the property since depreciation is difficult to accurately measure in older properties. Additionally, it is often the perception of investors that cost does not necessarily equate to value and the purchase price is not typically based on construction costs.

                         The scope of our assignment included obtaining pertinent property data from the client regarding income and expense figures, tenant rent rolls, and permission to inspect the subject. Additionally, the appraisers conducted research either personally or through associates to obtain current market rental rates, construction trends, the sale of comparable improved properties, anticipated investor returns, and the supply and demand of competitive apartment projects in the general and immediate area. After these examinations were performed, an analysis was made in order to estimate the leased fee market value of the subject on an "as is" basis.

____________________________

/1/  The Dictionary of Real Estate Appraisal, Third Edition, p. 204.
     ---------------------------------------

              [CITY MAP OF TUCSON ARTERIAL STREETS APPEARS HERE]

                           CITY/NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

                    The Tucson Metropolitan Area (TMA) encompasses approximately 495 square miles and is located 63 miles north of Mexico and 115 miles southeast of Phoenix. Tucson is the county seat of Pima County and includes four incorporated areas and two Indian reservations. The county is generally separated into the foothills and the flatlands topographical regions. The foothills contain the resorts and more prestigious residential areas, with higher housing prices and higher household incomes. The flatlands contain a more diverse residential population and most of the major employment centers. The geographic boundaries of the TMA are defined by five mountain ranges: the Santa Catalina, Rincon, Santa Rita, Tucson, and Tortolita. The Santa Cruz, Rillito, and Pantano are the three major rivers or washes that traverse the Tucson area.

                    The major transportation arteries in the Tucson area are Interstate Highway 10 and Interstate Highway 19. Interstate Highway 10 is the major highway linking the southwestern United States from El Paso to Los Angeles, and flows in a northwest/southeast direction in the Tucson area. Interstate Highway 19 branches south from Interstate Highway 10 near the traditional downtown and serves the southwestern part of the community. The Tucson International Airport services 13 domestic and international airlines and Amtrak provides passenger rail transportation to the city.

LIVABILITY          Tucson is in the Sonoran Desert region located in southern
                    Arizona and northern Mexico and is 2,389 feet above sea level. This arid climate produces an average annual rainfall of approximately 11 inches. The three main rivers or washes in the area are dry for the majority of the year and in the summer rainy season collects more than half of the annual rainfall. The average daytime temperature is 82 degrees and the average humidity level is 25 percent. The sunny, dry climate of this area is largely responsible for the population growth over the past twenty years and Tucson has emerged as a popular vacation and tourist destination. Three major resorts are located in the foothills of the mountains around Tucson and there are a number of other smaller resorts, guest ranches, and hotels, which offer year round vacation and recreation facilities. There are more than 30 private and semi-private golf courses in the area as well as more than 30 private and public tennis facilities.

                    The University of Arizona dominates the field of higher education with a current enrollment of approximately 40,000 students. The University operates 7 colleges, 5 schools, 114 departments, and a medical school/center and is acknowledged as a leader in studies of optical sciences, electronics, scientific instrumentation, and astronomy. Other institutions of higher education in the area are the Pima Community College and the University of Phoenix (private).

POPULATION          Tucson is the second largest city in Arizona, following
                    Phoenix. Tucson is located in Pima County or the Tucson
                    Metropolitan Area, which has shown strong population growth.
                    In 1980, the estimated population for Pima County was 527,289. This grew at an average annual rate of 2.7 percent to 668,501 in 1990. Since 1990 the population has also grown at an average of 2.7 percent to 794,933 in 1997. The Pima Association of Governments projects the population to grow to 846,000 by the year 2000 and to over 1 million by the year 2010. This would represent an average annual growth rate of about 2.0 percent.

Economy The economic base of the TMA is heavily oriented toward governmental and educational employment. The U.S. Army Fort Huachuca and the University of Arizona are reported to be the two largest employers with 11,193 and 10,311 employees, respectively. Other substantial government employers include the State of Arizona, Davis-Monthan Air Force Base, Tucson Unified School District, Pima County, and the City of Tucson. During the military cutbacks several years ago, the Davis-Monthan Air Force Base was expecting to suffer huge losses however, employment at the base has actually increased. Manufacturing employment in metropolitan Tucson has more than doubled in the past ten years. This growth is due to the increase of high technology manufacturers locating and expanding in Pima County. These manufacturers include AlliedSignal, Weiser Lock, 3M, Burr-Brown, Environmental Air Products, Inc., Krueger Industries, Inc., and Hughes Missile Company. Hughes Missile Systems and BHP Copper Company are the largest private sector employers. In January 1997 it was announced that Raytheon, one of the largest defense contractors in the nation, had purchased Hughes Corporation. It is expected that the Hughes operation will increase their engineering employment in Tucson as a result of the acquisition. Another positive impact on the local economy has been Allied Signal's decision to not only remain in Tucson, but to expand their operations. Another area of growth for the local economy is the increase in tourism. According to the Tucson Planning Department, approximately one in four new jobs in the TMA are positively affected by tourism. The following summarizes the Tucson Metropolitan Area Employment as of September 1997.

                      Total Employment                                           365,000
                      Total Wage and Salary Employment                           314,600
                             Manufacturing                                        29,800
                                   Durable                                        23,900
                                   Non-durable                                     5,900
                                   Mining                                          2,300
                             Contract Construction                                19,300
                             Transport., Communications and Public Utilities      13,500
                             Finance, Insurance and Real Estate                   12,800
                             Trade                                                68,400
                                   Wholesale                                      10,500
                                   Retail                                         57,900
                             Services                                            100,200
                             Government                                           68,300
                      Total Civilian Labor Force                                 378,300
                      Unemployment Rate (Seasonally Adjusted)                       3.2%

           [NEIGHBORHOOD MAP OF TUCSON ARTERIAL STREETS APPEAR HERE]

ECONOMIC OUTLOOK    Over the past few years, Tucson's economy has been mixed.
                    Citywide, job growth fell off in the late 1980's and early
                    1990's and the unemployment rate began to creep up. However, since 1995 this trend appears to have subsided. The unemployment rate has decreased from 3.6 percent in March
                    1995 to 3.2 percent in September 1997. It is important to note that the Davis-Monthan Air Force base was not included on the Base Realignment and Closure Commission's list.
                    However, in recent years there has been a closing of Lockheed Aeromod, which was reportedly, offset somewhat by the expansions at Gates Learjet. Both the City of Tucson and Pima County are actively seeking new employees to relocate to the area. The Tucson Economic Development Corporation reports that over 6,000 new jobs could be added to Tucson due to the entrance of new companies.

                    Moderate and steady growth is projected for the Tucson economy in the coming year. Population and job growth is expected to increase. Single family home-building and sales activity has improved over the last two years. The multi-family home market experienced it's first growth since recovery from the overbuilding of the 1980's. However, caution is warranted in order not to recreate the same scenario of over supply. Renewed consumer confidence, along with the decline in mortgage interest rates is the primary factors behind the strong sales performance. The commercial sector continues to exhibit over supply in all sectors, retail, industrial, and office. However, with little new, construction taking place all markets are improving and equilibrium is forecasted within the next two years.

                    Tucson's long-range outlook is optimistic due to its diversified economic base featuring industry sectors expected to prosper over time, a growing tourism industry, and expanding service sector. This coupled with the relative affordability of real estate compared with either coast is expected to continue to lure employers/employees as well as retirement in-migration.

NEIGHBORHOOD        The subject property is located in the northern portion of the Tucson metropolitan area (unincorporated Pima County) near the foothills of the Santa Catalina mountains. The boundaries of the neighborhood are Oracle Road to the west, Ina Road, and residential areas north of Skyline Drive and Sunrise Drive to the north, Sabino Canyon Road to the east, and River Road to the south. Oracle Road, Campbell Avenue,
                    Swan Road, and Craycroft Road are the major north/south traffic thoroughfares, which provide access to the neighborhood from the employment centers of the central and eastern areas of Tucson. Ina Road, Skyline Drive, and
                    Sunrise Drive accommodate east/west traffic flow in the northern section near the subject. River Road, which runs parallel to the Rillito River, defines the southern boundary of the neighborhood and accommodates the east/west traffic flow in the southern section.

                    Generally, the subject neighborhood is residential in nature and is populated by middle- to upper-income households. Commercial uses are located along the major traffic thoroughfares and are mainly support uses for the area residential base. The most recent commercial developments in the area have been typically confined to major intersections, due to the development plan and existing zoning of Pima County. The closest major intersection to the subject is at Sunrise Drive and Swan Road. Sunrise Village and Plaza Bel Air are two community shopping centers at this location with grocery store anchors as well as branch banking facilities, fast-food restaurants, and a number of other local tenants. One of the area's major commercial developments is the new Muscular Dystrophy Association (MDA) headquarters building on Sunrise Drive near the subject and the new U.S. Postal facility near the intersection of River Road and Campbell Road. Also, the new Catalina Foothills High School has been completed on Sunrise Drive.



                    The subject is located just west of the La Paloma master-planned community, an 800-acre development which was approved in 1983 for a total of 2000 single-family and multifamily units as well as a number of ancillary commercial uses along Sunrise Drive. The centerpiece of the La Paloma development is a Mobil Travel Guide four-star resort and country club which includes a 27-hole golf facility designed by Jack Nicklaus. Its most recent construction was The Legends at La Paloma (1995), which is a 312 unit luxury apartment complex.

                    Water and sewer service is provided to a majority of the neighborhood by the City of Tucson and the subject property is located within the County Foothills School District 16. Pima County provides fire protection and police service.

                    In order to better understand and analyze the population and trends of the subject area, a study was prepared by Equifax Decision Systems which provided demographics within a 1-, 3- , and 5-mile radii of the subject area. The population estimates for 1990 were estimated at 5,676 within a 1-mile radius; 28,751 within a 3-mile radius; and 118,142 within a 5-mile radius. Population increased 198.48 percent between 1970 and 1980 and 67.58 percent between 1980 and 1990 within a 1-mile radius of the subject. Within 3 miles, growth was similar during 1970-1980 with a 208.21 percent increase and
                    73.05 percent from 1980 to 1990. Within a 5-mile radius, the percentage population growth was substantially less with increases of 49.58 and 32.37 percent from 1970 to 1980 and 1980 to 1990, respectively.

                    Residential units in the subject area within the 1- and 3-mile radii are predominately owner-occupied as opposed to renter-occupied (77.58 to 79.56 percent and 22.42 to 20.44 percent, respectively). These figures are consistent with the impressions by visual inspection of the area that there are a greater number of exclusive single-family residences than apartment complexes.

                    Substantial levels of household income in the immediate area of the subject suggest a relatively affluent population. Estimated 1990 income levels for households within a 1-mile and 3-mile radius of the subject property indicate a median income of $51,397 and $53,264 per year, respectively. The education level of the area population is high and most probably contributes to the high-income levels. Approximately 85 percent of the area residents are high school graduates and 40 percent have completed college. The population is predominately between 25 and 54 years old within the 1- and 3-mile radii, with about 13 percent being 65 years and older.

NEIGHBORHOOD        The subject property is perceived as being a positive
CONCLUSION          attribute to the area by providing a quality multifamily
                    development which blends well with the upper income residential communities nearby. Overall, the subject neighborhood is projected to continue to prosper in future years.

                        [MARKET AREA MAP APPEARS HERE]

                           APARTMENT MARKET ANALYSIS
--------------------------------------------------------------------------------

                    In our analysis of the Tucson Metropolitan (Metro) housing market and more specifically the Northwest and Catalina Foothills submarkets, we utilized data from the Metropolitan Tucson Land Use Study with information from the Statistics/Trends Summary published by RealData, Inc. It is important to note that prior to 1995, a publication titled "Market Strategies Apartment Survey Report" was utilized for the data now reported by RealData, Inc. Therefore, there could be some discrepancies in the presentation of data between 1995 and 1996. Both the Northwest and Catalina Foothills submarkets were included due to proximity and similarities; however, the subject is actually situated in the Catalina Foothills submarket. The study revealed an ever-changing market and a summary of the data follows.

INVENTORY           The rapid residential growth of the mid-1980s slowed during the late 1980s as a result of the general slowdown in the local economy and overbuilding. The multifamily sector experienced declines in activity with a drastic decrease in new building. Nevertheless, over the past two years there have been a number of new projects completed and more are under construction or are in the planning stage. As of the Third Quarter 1997, the metro Tucson area had a total inventory of 90,680 multi-family units with 6,928 units in the Northwest submarket and 8,185 units in the Catalina
                    Foothills submarket. The submarkets represent about 17 percent of the total inventory.

                    As of the Third Quarter 1997, there were 811 multi-family units under construction citywide and this does not include a number of units, which are nearing completion and have begun lease-up. There are 1,277 units permitted across the city; however, all of these projects may not proceed.

VACANCY Vacancy levels for Metro Tucson and the submarkets showed improvements from 1990 to 1994. However, in 1995, there was a noticeable upswing. The following table summarizes the vacancy rates from the Second Quarter 1990 through the Third Quarter 1997. It is important to note that there is typically a swing in vacancy during the year due to seasonal demand. The summer months tend to report higher vacancies as some residents temporarily move and the winter months are much stronger due to the increase of extended stay visitors.

                                           VACANCY RATES
                               ----------------------------------------
                                        METRO               CATALINA
                                Q:YEAR  TUCSON   NORTHWEST  FOOTHILLS
                               ----------------------------------------
                                III:97    8.66%       7.55%      7.02%
                                 II:97   10.39%       8.82%      8.98%
                                  I:97     8.3%       7.92%       8.6%
                                 IV:96     9.2%       7.72%     10.71%
                                III:96    9.38%        7.5%     12.46%
                                 II:96    11.1%        9.3%      15.5%
                                  I:96     7.4%        7.9%       8.1%
                                 IV:95     7.9%        7.6%       8.6%
                                III:95     7.9%        6.3%      11.0%
                                 II:95     8.9%        9.7%       9.0%
                                  I:95     3.6%        3.9%       3.8%
                                 IV:94     4.0%        5.0%       3.4%
                                III:94     4.2%        4.2%       2.4%
                                 II:94     5.9%        4.4%       4.1%
                                  I:94     3.8%        3.4%       3.2%
                                 IV:93     5.8%        4.1%       3.9%
                                III:93     7.9%        5.6%       6.2%
                                 II:93     8.3%        3.9%       7.7%
                                  I:93     6.6%        3.8%       5.6%
                                 IV:92     7.7%        5.4%       5.5%
                                III:92     9.9%        8.2%       5.8%
                                 II:92    10.8%        8.9%       7.7%
                                  I:92     8.6%        7.7%       4.4%
                                 IV:91     8.0%        7.7%       4.3%
                                III:91    10.4%        7.7%       5.9%
                                 II:91    14.5%        8.9%       9.8%
                                  I:91    11.4%        7.9%       8.0%
                                 IV:90    12.3%        8.7%       8.5%
                                III:90    14.8%       10.6%      14.5%
                                 II:90    18.7%       19.8%      18.9%


                    Source: Marketing Strategies from II:90 to I:95
                            RealData, Inc. from II:95 to III:97

                    In summary, the overall vacancy citywide and in the submarkets declined from the Second Quarter 1990 through the First Quarter 1995. The vacancy in Metro Tucson dropped from
                    18.7 percent in the Second Quarter 1990 to 3.6 percent in the First Quarter 1995. There were similar drops in both of the submarkets with the Northwest submarket dropping from
                    19.8 percent in the Second Quarter 1990 to 3.9 percent in the First Quarter 1995. The Catalina Foothills dropped from
                    18.9 percent in the Second Quarter 1990 to 3.8 percent in the First Quarter 1995. However, in 1995, both the citywide apartment market and the submarkets noticed an upswing in vacancies. The Metro Tucson vacancy rate increased to 8.9 percent in the Second Quarter of 1995 and has fluctuated from 7.9 percent to 11.1 percent since then. The overall vacancy rate as of the Third Quarter 1997 was 8.66 percent, which was down from the 9.38 percent rate for the same period the previous year. The Northwest and Catalina markets saw similar trends with vacancy increasing to 9.7 and 9.0 percent respectively in the Second Quarter 1995.

                    In the Northwest submarket, the Third Quarter 1997 vacancy rate was 7.55 percent virtually unchanged from 7.5 percent the previous year. In the Catalina Foothills, the Third Quarter 1997 vacancy rate was 7.02 percent down from 12.46 percent the previous year. The higher vacancy rates since 1995 are a direct result of the affordability of home ownership and the over saturation of the market with new apartments. Overall, Pima County is continuing to see population increases, due primarily to an in-migration of people seeking affordable housing and a higher than average per capita income. With the slowdown in apartment development, the Metro Tucson apartment market should continue to stabilize from the effects of excessive building.

                    However, due to the amount of new construction many projects are feeling the impact and have sacrificed rents to maintain their occupancy levels. The following summarizes the current physical occupancy level at some of the competitive properties.

                                                                          CURRENT PHYSICAL
                     APARTMENT COMPLEX      YEAR BUILT    NO. OF UNITS        OCCUPANCY
                     ---------------------------------------------------------------------
                     Tierra Catalina           1983           120                92%
                     L'Auberge Canyon View     1987           264                96%
                     Greens at Ventana         1986           265                89%
                     The Arboretum             1986           352                99%
                     Pinnacle Canyon           1995           225                98%

ABSORPTION          According to Market Strategies, absorption of apartment
                    units in the Metro Tucson area has fluctuated significantly each quarter over the past few years. In 1990, absorption was estimated to be about 2,741 units. The Second Quarter
                    1990 showed a significant decline in absorption with negative (2,765) units; however, this was followed by a substantial increase in the Third and Fourth Quarters with 2,335 units, and 2,111 units, respectively. Similarly in 1991 there was a negative absorption in the Second Quarter with a loss of (1,634) units followed by an increase in the Third Quarter to a positive 2,315 units and in the Fourth
                    Quarter to 1,350 units. Overall, there was a slight decline in the overall annual absorption with 2,679 units in 1991.
                    In 1992, the first two quarters reflected a negative absorption of (1,444) units; however, this rebounded in the second half of the year with 2,289 units. Overall, 1992 reflected a total absorption of 845 units. This was down from 1990 and 1991. In 1993, the second quarter was again one of the worst in terms of absorption. Overall absorption for the year was 1,408 units. In 1994, the absorption dropped somewhat to 1,084 units with the Second Quarter reporting a negative absorption of (1,211) units. These figures are according to Market Strategies. However, according to RealData, Inc., the annual absorption in 1994 was a negative (424) units. In 1995, RealData, Inc. reported another devastating year with a negative (447) units and the second quarter reported the worst figures. The first half of 1996 appears to have improved slightly over 1995 when comparing the first two quarters of the year; however, it reported a negative absorption of (667) units. Beginning in the Third Quarter 1996 the trend changed. Absorption was 1,561 in the Third Quarter 1996 and 755 in the Fourth
                    Quarter. First Quarter 1997 also showed significant absorption of 755 units. However, Second Quarter again showed a negative absorption of 866 units. The Third Quarter rebounded with positive absorption of 1,135 units. Overall the last four quarters showed positive absorption of 1,779 units, which is the best performance since 1991.

RENTAL RATES        The average rental rate of all projects in the Metro area
                    was $0.68 per square foot as of the Third Quarter of 1997.
                    The rents on the various unit types increased approximately
                    1.5 percent in the year ending Third Quarter 1997 from 1996.
                    The following summarizes the average rent per square foot by unit type excluding utilities for the Third Quarter 1997.

                                    AVERAGE RENT/SF EXCLUDING UTILITIES
                            ----------------------------------------------------
                                                                      CATALINA
                             UNIT TYPE      METRO TUCSON  NORTHWEST  FOOTHILLS
                            ----------------------------------------------------
                              Studio           $0.82         $0.82      $0.93
                              1BR/1BA           0.72          0.74       0.78
                            1BR/1BA/DEN         0.62          ----       0.62
                              2BR/1BA           0.65          0.67       0.74
                              2BR/2BA           0.65          0.62       0.69
                              3BR/2BA           0.64          0.67       0.71

                    The average rents on all unit types is greater in the Catalina Foothills submarket than the overall Metro area and is the second highest of all submarkets (exception University). Given the quality, desirable location, and amenities, apartment rents in the Catalina Foothills submarket have historically been the highest in the area. The Northwest area has tracked relatively close to the citywide average. However, due to the amount of new construction, rents are not expected to increase over the next year. A summary of the current average asking rent per square foot for several of the subject's competitive projects follows.

                                                   AVERAGE UNIT  AVERAGE ASKING
                     PROPERTY                        SIZE/SF        RENT/SF
                    ------------------------------------------------------------
                     Skyline Village                      997        $0.68
                     L'Auberge Canyon View Ventana      1,019        $0.82
                     The Greens at Ventana Canyon       1,011        $0.80
                     The Arboretum                        811        $0.73
                     Villa Sin Vacas                    1,114        $0.87
                     Colonia Del Rio                    1,010        $0.68
                     Boulders at La Reserve               999        $0.72
                     La Reserve Villas                    900        $0.77
                     Legends at La Paloma               1,034        $0.79
                     Skyline Bel Aire                   1,125        $0.64
                     Pinnacle Canyon                    1,107        $0.76

CONCLUSION          In 1995, vacancies for the Tucson Metro area began to
                    increase after several years at low levels. As of the Third
                    Quarter 1995, the overall vacancy level was 7.9 percent up from 4.0 percent at the same period in 1994. The vacancy rate for Third Quarter 1996 was 9.38 percent. The Third
                    Quarter 1997 figures show a decrease to 8.66 percent, reflecting a return to stabilization. Absorption levels began to decline in 1994 with negative absorption in 1995 due to the significant amount of new construction primarily in the Northwest and Catalina Foothills submarkets.
                    Absorption levels appear to be stabilizing in 1997 although there remains a significant amount of new construction. The Northwest and Catalina Foothills submarkets have traditionally been healthier than the overall citywide market with a lower vacancy and generally higher rents. However, there is a considerable amount of vacant land zoned for multifamily development in these submarkets and a number of new projects have been developed with a few more planned. This could pose a threat to the market if supply is not carefully monitored in keeping pace with demand. Also, the single-family residential market provides an alternative to the housing rental market. Home loan interest rates have been reasonable and many potential homebuyers appear to be electing home ownership.

                           [SITE PLAN APPEARS HERE]

                                 SITE ANALYSIS
--------------------------------------------------------------------------------

LOCATION The subject is located along the north side of East Skyline Drive, just east of Campbell Avenue in Tucson, Pima County, Arizona. It is more specifically situated at 3201 East Skyline Drive.

SIZE AND SHAPE         The site is irregularly shaped with a total of 12.344
                       acres or 537,705 square feet. It has frontage on East
                       Skyline Road.

Access AND Visibility  The subject property is located along the north side of
                       East Skyline Drive, just east of Campbell Avenue. The site is situated about 10 miles northeast of the Tucson Central Business District (CBD) and about 12 miles northeast of the Tucson International Airport. Access to the subject from these major activity centers is provided by a number of north/south and east/west thoroughfares. From both the CBD and the airport, one of the most direct routes is by heading north on Campbell Avenue to East Skyline Drive then east to the subject property. Other major north/south thoroughfares, which lead to East Skyline Drive or Sunrise Drive are 1st Avenue, Oracle Road, and Swan Road.

                       Immediate access to the subject is provided by East Skyline Drive. The main entry to the complex is off this thoroughfare. There is one curb cut along the east/west artery providing access.

                       East Skyline Drive is a four-laned, asphalt-paved, east/west artery with concrete curbs, asphalt shoulders, planted medians, and turn lanes.

ZONING The subject property is zoned "TR" Transitional under the City of Tucson Zoning Ordinance. Permitted uses include single-family dwelling, accessory buildings, church, park, public or private school, agricultural use, duplex dwelling, multiple dwelling, recreational facilities, mobile housing, college, community service agency, library or museum, hospital, clinic, club, private club, community storage garage, child care center, professional office, real estate office, motel/hotel, and research facility.

UTILITIES              The site is serviced by the following authorities.

                       Electricity.......................Tucson Electric Company
                       Telephone .....U.S. West Communications and Mountain Bell
                       Water......................................City of Tucson
                       Sanitary and Storm Sewers.....................Pima County


TERRAIN AND DRAINAGE   THE site is hilly and above street grade. Upon site
                       inspection, the drainage appeared to be adequate.
                       According to the Federal Flood Insurance Rate Maps, the subject lies within Zone C. Zone C is defined as "areas of minimal flooding." A local wash bisects the property, however, it does not threaten the complex.

                           [ZONING MAP APPEARS HERE]

                        [FLOOD PLAIN MAP APPEARS HERE]

SOIL AND SUBSOIL
CONDITIONS            No soil engineer's report was available to the appraisers, and no soil tests were performed. The soils are assumed to have an adequate load-bearing capacity.

EASEMENTS AND
ENCUMBRANCES          A physical inspection of the site did not reveal any
                      easements adversely affecting the subject property. For purposes of this assignment, the appraisers assume that the subject's value or marketability is not adversely affected by the typical utility easements, which traverse the property. The most obvious is a 15-foot-wide sewer easement through the center of the property.

RELATIONSHIP OF SITE
TO SURROUNDINGS       North: Upper-income residential
                      South: Vacant land
                      East:  Vacant land
                      West:  Vacant land, art gallery, and restaurant

REAL ESTATE TAXES     Real estate taxes and assessments for the Tierra Catalina
                      Apartments are coordinated by the Pima County Assessor's office. The property is subject to a number of different taxing authorities and the taxes are calculated two ways.
                      A portion of the total tax liability is calculated based on the "limited cash value" intended to create a ceiling on the assessment. The limited cash value is multiplied by a 10.0 percent assessment ratio then multiplied by the rate per $100 of assessed value. This is considered the primary tax rate and includes the school district, community college, county, and state taxes. In 1997, the primary tax rate was $9.7932 per $100 of assessed value.
                      The remainder of the tax liability is based on the "full cash value" or current market value. This value is multiplied by 10 percent and then multiplied by the tax rate per $100 of assessed value. Full cash value assessments are the secondary assessments and apply to various taxing authorities including bonds, school district, library, and special districts. In 1997, the applicable tax rate was $4.7640 per $100 of assessed value.

                      The following is a summary of the tax parcel number used to identify the subject property, the 1997 primary and secondary assessed values, and the total tax for 1997.

                                        PRIMARY ASSESSED    SECONDARY ASSESSED
                       TAX PARCEL NO.    VALUE (LIMITED)    (FULL CASH) VALUE     TOTAL TAX
                      ----------------------------------------------------------------------
                        108 01 71606       $582,000              $582,000         $84,772.90

                      In addition to the above referenced property tax, the property is subject to personal property taxes. The 1997 personal property tax assessment was $50,142 and the personal property tax was $754.91. The total 1997 property taxes for the subject property were $85,477.81. The total real estate tax for the subject is projected in 1998 to be $88,896 or $0.63 per square foot.

CONCLUSION            The subject site is irregularly shaped with 12.344 acres
                      with hilly terrain. There are a few easements, which traverse the property; however, none are believed to adversely affect the site. The parcel is easily accessible with frontage on East Skyline Drive. The subject is zoned
                      "TR" Transitional by the City of Tucson, and
                    it is believed to be in compliance. The size and shape of the site provide flexibility for a variety of development and it blends well with the predominately residential areas which surround it.

                                 IMPROVEMENTS
--------------------------------------------------------------------------------

                       The subject site, a 12.344-acre tract of land, is improved with a two-story apartment project known as Tierra Catalina. The improvements consist of 120 apartment units contained in 24 buildings constructed in 1983. Also situated on the site is a clubhouse, swimming pool, tennis court, and covered parking.

                       There are six basic floor plans for the 120 apartment units. The basic features of these floor plans are as follows:

                             NO. OF UNITS    DESCRIPTION  SIZE (SF)  TOTAL SF
                           ---------------------------------------------------
                                 23            1BR/1BA         900     20,700
                                 18            1BR/1BA         916     16,488
                                 19            2BR/2BA       1,207     22,933
                                 25            2BR/2BA       1,233     30,825
                                 17          2BR/2BA/TH      1,304     22,168
                                 18          3BR/2BA/TH      1,525     27,450
                                ---                          -----     ------

                                120                          1,171    140,564

                       As seen in the figures above, the total net rentable area of 140,564 square feet and a total of 120 apartment units results in an average of 1,171 square feet per unit. There are a total of 41 one-bedroom units, 61 two-bedroom units, and 18 three-bedroom units. Please note the net rentable area of the property has changed slightly from previous reports (140,644 square feet previously) based on the most recently received rent roll.

                       The land area is 12.344 acres, resulting in a density of
                       9.72 units per acre. The parking consists of approximately 219 spaces, of asphalt construction, which is 1.83 spaces per unit. The parking ratio is within industry standards.

                       A more detailed description is as follows:

FOUNDATION             Steel reinforced concrete slab with perimeter and
                       interior wire mesh. Second floors include wood frame, plywood subfloor, and lightweight concrete.

FRAMING                Wood.

ROOF                   Pitched red tile.

EXTERIOR               Masonry with painted stucco finish.

SECOND-STORY ACCESS    Ground level.

BALCONIES              Concrete and concrete supports with metal handrails.

INTERIOR FINISHES
 Living, Dining,
 and Bedrooms:         Painted and textured gypsum board walls and ceilings,
                       carpeting over pad, hollowcore wood doors, miniblinds, incandescent lighting, and fireplaces.

  Bathrooms:          Vinyl tile floor coverings, porcelain tub with ceramic
                      tile shower, textured and painted gypsum board walls and ceilings, fiberboard vanities with laminate counters, porcelain sink, and commode.

  Kitchens:           Vinyl tile floor coverings, formica countertops, laminated fiberboard cabinets. Kitchen equipment includes a range/oven, refrigerator, disposal, microwave ovens, and dishwasher.

PLUMBING              Adequate and meets city code.

HYAC Central air-conditioning and heating provided by individual, compressor units.

ELECTRICAL            Switch-type circuit breakers, 120/240-volt, and single-
                      phase service with each unit individually metered. Each unit has adequate electrical outlets and ceiling-mounted light fixtures. The copper wiring is in compliance with city code.

INSULATION            Batt-type in ceilings and walls.

SITE IMPROVEMENTS     Asphalt-paved parking, covered metal carports, pole
                      lighting, concrete sidewalks, a swimming pool, clubhouse, and tennis court.

LANDSCAPING           Extensive mature landscaping.

AGE AND CONDITION     The effective age of the subject is 14 years which
                      approximates the actual age and the remaining economic life is estimated to be 26 years.

SITE AREA             12.344 acres or 537,705 square feet

DEFERRED MAINTENANCE  Visual inspection of the property as well as estimates by the management revealed the following deferred maintenance. Some of these include appliance repair, carpet replacement, window covering replacement, interior repairs, furniture and fixture replacement, air-conditioning and equipment repair, water heater replacement, roof repair, landscaping, painting, paving, etc. The deferred maintenance was estimated at $100,260, which was rounded to $105,000. The costs are delineated below:

                             ITEM              COST           ITEM          COST
                          ---------------------------    -------------------------
                          Appliances          $ 3,600    Landscape        $ 14,000
                          Carpet               28,800    Exterior Paint     18,000
                          Window Cover            960    Asphalt Paving      8,000
                          Furniture             1,000    Roof Repairs        3,000
                          Air Conditioning      8,500    Water Heaters       2,400
                                                                          --------
                          General Interior     12,000    Total (Rounded)  $105,000

CONCLUSION            Upon a detailed inspection of the property, the facility
                      is believed to be of good quality and workmanship. The design and layout are felt to be functional and aesthetically appealing. The project has been well maintained and has an ongoing maintenance program;
                      however, there are a few items previously listed as deferred maintenance. Overall, the apartments are in reasonably good shape and we believe the effective age of the improvements is about fourteen years with a remaining economic life of 26 years.

                           [FLOOR PLAN APPEARS HERE]

                              SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------

                             [PICTURE APPEARS HERE]

                    View of Tierra Catalina entry and units


                             [PICTURE APPEARS HERE]

                   Interior view of clubhouse/leasing office

                             [PICTURE APPEARS HERE]

                            View of swimming pool


                             [PICTURE APPEARS HERE]

                        View of tennis court and units

                             [PICTURE APPEARS HERE]

                             Exterior view of units


                             [PICTURE APPEARS HERE]

                      View of interior street and carports

                             [PICTURE APPEARS HERE]

                 Interior view of Unit 109 living room (model)


                             [PICTURE APPEARS HERE]

                 Interior view of Unit 109 dining room (model)

                            [PICTURE APPEARS HERE]

                   Interior view of Unit 109 kitchen (model)


                            [PICTURE APPEARS HERE]

                   Interior view of Unit 109 bedroom (model)

                            [PICTURE APPEARS HERE]

                 Interior view of Unit 67 living room (vacant)


                             [PICTURE APPEARS HERE]

                 Interior view of Unit 67 dining room (vacant)

                             HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                    The highest and best use of a property must be determined because market value depends upon the property's most profitable use. The Appraisal of Real Estate, Eleventh Edition, defines highest and best use as:

                         "The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value."

                    There are two distinct types of highest and best use. The first type is the highest and best use of the land as if vacant. The second type is the highest and best use of a parcel as improved. This pertains to the use that should be made of the property as it currently exists.

                    In determining the highest and best use of a site, four items must be considered: possible physical limitations of the site, possible legal or permissible uses, and what uses are financially feasible, and produce the maximum return on the site. A careful neighborhood and site analysis is essential in estimating the highest and best use of the site as if vacant.

                    The following is our analysis of the highest and best use as it pertains to the subject property and according to the four essential tests.

SUBJECT PROPERTY
AS IF VACANT        LEGALLY PERMISSIBLE - Within the scope of a legal analysis, the subject site is zoned "TR" Transitional under the City of Tucson Zoning Ordinance. This district is intended to provide for development of single-family dwellings, accessory buildings, churches, parks, public or private schools, agricultural uses, duplex dwellings, multiple dwellings, recreational facilities, mobile housing, colleges, community service agencies, libraries or museums, hospitals, clinics, clubs, private clubs, community storage, garages, child care centers, professional offices, real estate offices, motel/hotels, and research facilities.

                    PHYSICAL POSSIBILITY - Many physical characteristics of a site can affect the use to which it can be put. These characteristics can include size, shape, location, road frontage, topography, easements, utility availability, flood plain, and surrounding patterns.

                    The subject site is irregularly shaped and encompasses
                    12.344 acres, allowing for reasonable flexibility in developing the site. It has frontage along the north side of East Skyline Drive. The topography of the site is sloping and drainage appears to be good. Development in the immediate area is primarily multifamily and single-family residential. The area appears most conducive to multifamily development given the surrounding projects and terrain. The subject site has adequate utility capacity, enjoys a functional size and shape, and is not affected by any adverse easements or restrictions.

                    After considering all of the physical characteristics of the site noted above plus other data in the Site section of this appraisal report, physically possible land uses are limited to multifamily development. The primary deterrents to other types of development were the subject's location, terrain, zoning, and surrounding use patterns which helped to eliminate other site improvements such as commercial, single-family, and office development from our analysis.

                    FINANCIAL FEASIBILITY - In view of the present market conditions, financial feasibility is directly proportional to the amount of net income that could be derived from the subject. After having eliminating all other development from our analysis, the financial feasibility of multifamily development must be tested.

                    The subject is located in the Catalina Foothills submarket, which is experiencing an overall annual vacancy of about 7.0 percent. Physical vacancies are less at the subject, which has a 1 percent physical vacancy. The vacancy level has increased significantly from the 3.8 percent reported in the first quarter of 1995 due to an abundance of new apartment construction. In the early 1990's, rental rates had been increasing at a strong pace; however, with the large number of new units under construction or recently completed, rental rates have stabilized and many complexes are offering rent concessions. The average rents in the submarket range from $0.62 to $0.93 per square foot depending on the size and type of the unit. The average rent at the newer complexes typically range from $0.75 to $1.00 per square foot, which is within the feasible range at which to build. However, as previously mentioned, the market has experienced an abundance of new construction and the new projects are offering rent concessions of up to one month free. Therefore, given the number of units either recently completed or under construction, additional apartment construction does not appear to be feasible at this time until the supply has been absorbed.

                    MAXIMUM PRODUCTIVITY - After considering the current economic climate, the subject's location, and financial feasibility of certain land uses, more than likely a present development of the land would not produce a positive cash flow for multifamily development which would be sufficient to satisfy the developer of the project. However, due to the subject's location and the socio-economic status of the neighborhood, we are of the opinion that multifamily apartment units conducive to the subject site would produce the highest net return over the longest period of time. The site's location along the north side of East Skyline Drive gives it good access and visibility, within an affluent single family residential area, which is conducive to apartment development. Therefore, after considering the alternatives, we believe the highest and best use of the site, as vacant, is to hold for future apartment development.

SUBJECT PROPERTY
AS IMPROVED         The property, as improved, is tested for two reasons. First to identify the use of the property that is expected to produce the highest overall return per invested dollar, and the second reason is to help in identifying comparable properties. The four tests or elements are also applied in this analysis.

                    LEGALLY PERMISSIBLE - Within the scope of a legal analysis, the subject site utilized for apartment use is reasonable since it is a legal use.

                    PHYSICAL POSSIBILITY - Based on the subject's land size (12.344 acres), rolling terrain, configuration, and the improvement's positioning relative to the subject site, it is felt that it would not be physically possible to increase the size of the current improvements and remain competitive. The density of the subject is approximately 9.72 units per acre. Thus, based on the aforementioned factors, it is judged that the improvements represent the largest amount of space that could currently be developed under current site conditions.

                    FINANCIALLY FEASIBLE - The discussion of the financial feasibility of the subject, as if vacant, would also apply to the test as improved. Based on the economic conditions for alternative market segments, it was concluded that the subject's present improvements are satisfactory to fulfill this test.

                    In the Income Approach section of this report, the appraisers estimated income and expenses for the subject. The net operating income derived suggests that the property is capable of generating income in excess of operating expenses, exclusive of return on investment requirements and debt service. The net operating income was capitalized into a value indication that was supported by the Sales Comparison Approach. Additionally, the value indication is in excess of the estimated value of the land. This indicates that the subject "as improved" is a feasible entity.

                    MAXIMUM PRODUCTIVITY - The test for this element is also from the market. The comparables analyzed suggest that under competent and prudent management, the subject could produce an adequate return to substantiate its existence.

                    Based on the subject's current use, we have determined that as a multifamily apartment complex, it positively contributes to the value of the site, and as a result is presently developed according to its highest and best use. However, the subject does not represent the "optimum" use due to some deferred maintenance.

                             APPRAISAL PROCEDURES
--------------------------------------------------------------------------------

                    Traditionally, three valuation approaches or techniques are used in the appraisal of real estate. These are the Cost Approach, Sales Comparison Approach, and Income Approach.

COST APPROACH       In the Cost Approach, the appraisers obtain an estimate of value by adding to the land value the estimated value of the physical improvements. This value is derived by estimating the replacement cost new of the improvements and, when appropriate, deducting the reduction in value caused by accrued depreciation. According to the Appraisal Institute, the basic principle of the Cost Approach is that buyers judge the value of an existing structure by comparing it to the value of a newly constructed building with optimal functional utility, assuming no undue cost due to delay.
                    Thus, the appraiser must estimate the difference in value between the subject property and a newly constructed building with optimal utility.

                    The Cost Approach was not used as this method of valuation is typically the least reliable indicator of value in older projects such as the subject since estimates of depreciation are difficult to accurately measure in the marketplace. Additionally, it is often the perception of investors that cost does not necessarily equate to value and the purchase price is not typically based on construction costs.

SALES COMPARISON
APPROACH this approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the immediate area or competing areas. The principle of substitution is employed and basically states when a property is replaceable in the market; its value can be set by the cost of acquiring an equally desirable and comparable property. This technique is viewed as the value established by informed buyers and sellers in the market.

INCOME APPROACH     The measure of value in this approach is capitalization of the net income, which the subject property will produce during the remaining economic life of the improvements. This process consists of two techniques. The first technique estimates the gross income, vacancy, expenses, and other appropriate charges. The resulting net income or net cash flow is then capitalized. The second technique projects the gross income, vacancy, expenses, other appropriate charges, nets income, and cash flow over a projected holding period.
                    The resulting cash flow and reversion (future value) are discounted at an appropriate rate and added in order to arrive at an indication of current value from the standpoint of an investment. These methods provide an indication of the present worth of anticipated future benefits (net income or cash flow) to be derived from ownership of the property.
                    Both techniques were utilized in analyzing the subject property.

SUMMARY The appraisers, in applying the tools of analysis to the valuation problem, seek to simulate the thought process of the most probable decision-maker. The appraisers' judgment concerns the applicability of alternative tools of analysis to the facts of the problem, the data and information needed to apply these tools, and the selection of the analytical approach and data most responsive to the problem in question.

                    Thus, depending on the type of property appraised or the purpose of the appraisal, one approach may carry more weight or may point to a more reliable indication of the value of the property being appraised than the other approach. In some instances, because of the inadequacy or unavailability of data, one of the approaches may be given little weight in the final value estimate.

                       [IMPROVED SALES MAP APPEARS HERE]

------------------------------------------------------------------------------------------------------------------------------------

                                                            TUCSON AREA
                                                      IMPROVED SALES SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          CASH EQUIVALENT PRICE
------------------------------------------------------------------------------------------------------------------------------------
SALE                               SALE   CASH EQUIV.  YEAR    NO. OF    NRA      OCCUP.    NOI/SF    PER     PER     OVERALL
 NO.           NAME/LOCATION       DATE   SALE PRICE   BUILT   UNITS   AVG/UNIT   AT SALE    /UNIT     SF    /UNIT     RATE     EGIM
------------------------------------------------------------------------------------------------------------------------------------
 1     Pinnacle Canyon             11/97  $11,727,000  1995     225     228,931     98%        N/A  $51.23  $52,120      N/A    5.69
       7050 E. Sunrise Drive                                              1,017
       Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
 2     Pinnacle Heights            11/97  $16,364,000  1995     310     339,364     97%        N/A  $48.22  $52,787      N/A    5.60
       7990 E. Snyder Road.                                               1,095
       Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
 3     Foothills                   11/97   $7,600,000  1984     270     167,910     97%        N/A  $45.26  $28,148      N/A    5.38
       5441 N. Swan Road                                                    622
       Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
 4     Sandstone                   06/97   $8,849,000  1986     330     181,167    100%      $4.88  $48.84  $26,815    10.0%     N/A
       405 E. Prince Road                                                   549             $2,682
       Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
 5     Hilands I                   06/97  $12,500,000  1985     426     234,324     95%      $5.87  $53.34  $29,343    11.0%     N/A
       5755 E. River Road                                                   550             $3,228
       Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
 6     Windsail                    03/97  $10,037,000  1985     300     243,952     94%      $4.11  $41.14  $33,457    10.0%    5.74
       7300 N. Mona Lisa Road                                               813             $3,346
       Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
 7     Cobble Greek                01/97   $9,250,000  1980     301     217,382     91%        N/A  $42.55  $30,731      N/A    6.35
       7700 E. Speedway Blvd.                                               722
       Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
 8     Sundown Village             12/96  $11,350,000  1984     330     279,758     90%      $3.97  $40.57  $34,394   10.09%    5.53
       8215 Oracle Road                                                     848             $3,367
       Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
 9     Rio Cancion                 12/96  $17,400,000  1983     379     343,370     90%      $4.77  $50.67  $45,910    9.42%    6.31
       2400 E. River Road                                                   906             $4,324
       Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
10     Sonoran Terraces            08/96  $18,750,000  1985     374     416,256     95%      $4.23  $45.04  $50,134    9.39%    6.59
       7887 N. La Cholla Blvd.                                            1,113             $4,710
       Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
       SUBJECT                                         1983     120     140,564     99%      $4.41
       Tierra Catalina                                                    1,171             $5,163
       3201 East Sklyline Drive
       Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------

                           SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                    The Sales Comparison Approach is considered a good valuation method in the event that a sufficient number of similar and recent transactions can be found and accurately verified. The key to the Sales Comparison Approach is that a sufficient number of comparable sales be present to reflect an accurate indication of value. In such an event, market value can be derived directly from the sales, since all complexities involved are properly weighed according to their significance to actual buyers and sellers.

                    This approach is based upon prices paid in actual market transactions. It is a process of correlating and analyzing recently sold properties, which are similar to the subject. The reliability of this technique depends upon (a) the degree of comparability of the property appraised with each sale, (b) the length of time since the sale, (c) the accuracy of the sales data, and (d) the absence of unusual conditions affecting the sale.

                    The comparison process must be based on sales, which constitute acceptable evidence of motivations inherent to the market, occurring under similar market conditions, of similar or reasonably similar apartment projects. These projects were selected since they are reasonably comparable to the subject property. A map and a summary of the comparable sales can be found on the preceding pages. The sales ranged in time from August 1996 to November 1997. Reference is made to the individual sales data included in the Addenda section of this report.

                    In our analysis of the sales data, important considerations as to comparability were condition of the property, gross income when combined with percent (%) occupied at sale date, unit size, terms of sale, location, and motivation. The sales provide units of comparison, which can be adjusted and then applied, to the subject to derive an estimate of value. Because these individual factors are difficult to quantify, we compared the improved sales based on net operating income
                    (NOI) per square foot and per unit. Theoretically, the NOI takes into consideration the various physical factors, which influence value. An analysis of NOI likewise considers economic differences in each improved property sale because income is also a function of the current market. Thus, with this analysis, all the factors affecting a sale can be reduced to the common denominator of net operating income. Also, we considered the effective gross income multiplier method. There follows a discussion of our analysis and value conclusion by the Sales Comparison Approach.

SALES ADJUSTMENT ANALYSIS

PROPERTY RIGHTS     Property rights consists of ownership, legal estate,
                    economic benefits, and financial components. Our valuation is of the leased fee estate on an all cash basis. Since all the sales were reported to be of the leased fee estate, no adjustment was necessary.

CASH EQUIVALENCY    Standard definitions of market value include payment in
                    "cash or its equivalent." The equivalent includes financing terms generally available in the market. In many cases comparable sales carry atypical financing terms that require an adjustment to cash equivalency. There are basically two areas, which may require adjustments for terms. One is the amount of cash down payment and the other is favorable financing or a low interest rate on the note/mortgage. Where terms were considered to be more favorable than the market at the time of sale, cash equivalency adjustments are made.
                    All of the sales used in this analysis were cash transactions or were considered equivalent and therefore, did not require a cash equivalent adjustment.

CONDITION OF SALE   Adjustments for condition of sale usually reflect the
                    motivations of the buyer and the seller. Although conditions of sale are perceived as applying only to sales that are not arm's length transactions, some arm's length sales may reflect atypical motivations or sale conditions due to unusual tax considerations, sale at legal auction, lack of exposure on the open market, etc. The sales utilized in our analysis were not reported to be reflective of such situations; therefore, no adjustment was necessary.

NET OPERATING
INCOME ANALYSIS     In lieu of specific adjustments, we compared the improved
                    sales based on the net operating income (NOI) per square foot and NOI per unit. This method presents a comparison based on the income which a property is capable of generating. Theoretically, the NOI takes into consideration the various factors, which influence value such as quality, size, amenities offered, location, age, condition etc. Thus, these differing factors can be reduced to the common denominator of net operating income.

                    The various sales reflected NOIs per square foot ranging from $3.97 to $5.87 and NOIs per unit ranging from $2,682 to $4,710. The subject NOI (with reserve expenses) has been approximated at $4.41 per square foot or $5,163 per unit from the Direct Capitalization analysis in the Income Approach section of this report.

                    To estimate an adjustment for each sale, the subject's NOI has been compared to the individual NOI of the comparable sales. This adjustment should account for all the various physical and economic differences in each improved property sale as income is a function of the current market. Market conditions should reflect perceived risk, or other factors, which may affect value. The following chart presents the adjustment process.

                     SALE       SALE      SALE    SUBJECT  ADJUST.  ADJUST.
                     NO.        PRICE/SF  NOI/SF  NOI/SF   FACTOR   PRICE/SF
                    -----------------------------------------------------------
                     1            $51.23    NA      $4.41     NA       NA
                     2             48.22    NA      $4.41     NA       NA
                     3             45.26    NA      $4.41     NA       NA
                     4             48.84   $4.88    $4.41  0.90369    $44.14
                     5             53.34    5.87    $4.41  0.75128     40.07
                     6             41.14    4.11    $4.41  1.07299     44.14
                     7             42.55    NA      $4.41     NA       NA
                     8             40.57    3.97    $4.41  1.11083     45.07
                     9             50.67    4.77    $4.41  0.92453     46.85
                     10            45.04    4.23    $4.41  1.04255     46.96

                    After adjustments, the sales reflected a range in value for the subject from $40.07 to $46.90 per square foot. Sales 6 and 10 have the most similar net operating incomes per square foot and they reflect values of $44.14 to $46.96 per square foot. Placing emphasis on these sales, and tempered with the other sales, a value of $45.50 per square foot is estimated for the subject. From this value the $105,000 in deferred maintenance is deducted to arrive at the "as is" value of the subject. The calculation is shown below.

                     140,564 SF x $45.50/SF................................... $6,325,380
                     Less Deferred Maintenance................................   (105,000)
                     Rent Loss................................................    (61,922)
                                                                               ----------
                     "As Is" Value via NOI/SF................................. $6,228,740
                                                                      Rounded  $6,200,000

                       SALE         SALE          SALE      SUBJECT   ADJUST.  ADJUST.
                        NO.        PRICE/UNIT    NOI/UNIT  NOI/UNIT  FACTOR   PRICE/UNIT
                      ---------------------------------------------------------------------
                        1             $52,120           NA    $5,163  NA               NA
                        2              52,787           NA     5,163  NA               NA
                        3              28,148           NA     5,163  NA               NA
                        4              26,815        2,682     5,163  1.92506    $ 51,620
                        5              29,343        3,228     5,163  1.59944      46,932
                        6              33,457        3,346     5,163  1.54303      51,625
                        7              30,731           NA     5,163  NA               NA
                        8              34,394        3,367     5,163  1.53341      52,740
                        9              45,910        4,324     5,163  1.19403      54,818
                        10             50,134        4,710     5,163  1.09618      54,956

                    After adjustments, the sales reflected a range in value for the subject from $46,932 to $54,956 per unit. Sales 9 and 10 reflected the most similar NOI per unit to the subject and had adjusted values of $54,818 and $54,956 per unit. Based on all the data, we estimated a value for the subject of $54,500 per unit. The following indication reflects an "as is" value per unit for the subject considering the subject's deferred maintenance.

                     120 units x $54,500/unit...................... $6,540,000
                     Less: Deferred maintenance....................   (105,000)
                     Rent Loss.....................................    (61,922)
                                                                    ----------
                     Value via NOI Price/Unit Method............... $6,373,078
                                                           Rounded  $6,400,000

EFFECTIVE GROSS INCOME
MULTIPLIER METHOD        In addition to the NOI price per square foot and price
                         per unit analysis, we have employed an effective gross income multiplier analysis to the sales based on the sales' actual effective gross income multipliers
                         (EGIM). Unlike the price per unit analysis, EGIMs cannot be adjusted for dissimilar factors when compared to the subject. Instead, certain factors must be closely analyzed for determining comparability of the multiplier to the subject property. These include the timing of the sale and whether market condition changes have occurred between the date of valuation and the sale date, as well as occupancies and expense ratio levels, and the comparability of the sale in terms of its physical features and the resulting income stream potential. Listed below are the details of the sales we felt to be pertinent in our selection of a reasonable
                         EGIM for the subject. All factors were considered in our interpretation of the data leading to the EGIM of the sales.


                           SALE  DATE OF SALE EGIM OCCUPANCY EXPENSE RATIO
                         -------------------------------------------------
                           1     11/97         5.59  98%         N/A
                           2     11/97         5.60  97%         N/A
                           3     11/97         5.38  97%         N/A
                           6     03/97         5.74  94%         42.58%
                           7     01/97         6.35  91%         NA
                           8     12/96         5.53  90%         45.86%
                           9     12/96         6.31  90%         40.57%
                           10     8/96         6.59  90%         39.48%
                         Subject                     99%         42.88%

                    The sales indicated EGIMs ranging from 5.38 to 6.59, with all sales operating at or near stabilized levels. Based on this data, we believe an EGIM of 6.0 is reasonable for the subject considering the subject's quality and expense ratio. Applying the 6.0 EGIM to the subject's stabilized effective gross income, and deducting for deferred maintenance, results in the following value indication.

                    $1,084,703 x 6.00..........................  $6,508,218
                    Less: Deferred maintenance.................    (105,000)
                    Rent Loss..................................     (61,922)
                    Value via EGIM Method......................  $6,341,296
                                                       Rounded   $6,300,000

CONCLUSION          The NOI per square foot and per unit methods presented value indications of $6,200,000 and $6,400,000. The effective gross income multiplier method indicated a value of $6,300,000. Weight has been given to the net operating income comparisons because this method reflects both income and expense information, however, these methods bracket the EGIM conclusion. The EGIM method only accounts for income and does not take into consideration expenses, which can vary from property to property. Therefore, it is our opinion that the leased fee market value of the subject property based on the indication provided by the Sales Comparison
                    Approach, all cash, on an "as is" basis as of December 31, 1997, is

                  SIX MILLION THREE HUNDRED THOUSAND DOLLARS
                                 ($6,300,000)

                   [MAP OF COMPARABLE RENTALS APPEARS HERE]

====================================================================================================================================

                                                     COMPARABLE RENT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 CURRENT
                        YEAR   NO. OF AVG.UNIT   PHYSICAL               UNIT    EFFECTIVE  EFFECTIVE
NO.  NAME/LOCATION      BUILT  UNITS  SIZE (SF)   OCCUP.   UNIT TYPE   SIZE/SF   RENT/MO.  RENT/SF/MO.  AMENITIES/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
1    Skyline Village    1985     168      997      91%      1BR/1BA       800        $550      0.69     Amenities include a swimming
     6651 North                                           1BR/1BA/DEN   1,000         650      0.65     pool, spa, tennis court,
     Campbell Ave.                                          2BR/2BA     1,100     750-800   0.68-0.73   clubroom, covered parking,
                                                          2BR/2BA/TH    1,100         850      0.77     laundry facility.
                                                          3BR/2BA/TH    1,250         850      0.68     Concessions: $250 off the
                                                                                                        first month's rent.
------------------------------------------------------------------------------------------------------------------------------------
2    L'Auberge Canyon   1987     264    1,019      96%      1BR/lBA       724        $725      1.00     Amenities include a swimming
     View 6650-55 N                                         2BR/2BA       909         775      0.85     pool, tennis court,
     Kolb Road                                              2BR/2BA     1,049         825      0.79     washer/dryer, microwave,
                                                            2BR/2BA     1,095         875      0.80     fireplace, jacuzzi, clubroom
                                                            3BR/2BA     1,223       1,010      0.82     and covered parking.
                                                            3BR/2BA     1,243       1,010      0.81     Concessions: None
                                                            3BR/2BA     1,291       1,010      0.78
------------------------------------------------------------------------------------------------------------------------------------
3    The Greens at      1986     265    1,011      89%    1BR/1BA/DEN     818        $714      0.87     Amenities include 3 swimming
     Ventana 5800 N                                       1BR/1BA/DEN     847         740      0.87     pools, spa, washer/dryer,
     Kolb Road                                              2BR/2BA       945         775      0.82     microwave, fireplace, club
                                                            2BR/2BA       974         739      0.76     room, and covered parking.
                                                            2BR/2BA     1,018     787-837   0.77-0.82   Concessions: One-half month
                                                            2BR/2BA     1,050         800      0.76     free.
                                                          2BR/2BA/DEN   1,169     914-964   0.78-0.82
                                                          2BR/2BA/DEN   1,207         950      0.79
------------------------------------------------------------------------------------------------------------------------------------
4    The Arboretum      1986     496      811      99%      1BR/1BA       520         475      0.91     Amenities include 3 swimming
     4700 N Kolb Rd.                                        1BR/1BA       616         500      0.81     pools, club-room, exercise
                                                            lBR/1BA       686         510      0.74     room, laundry facilities,
                                                            1BR/1BA       767         560      0.73     washer/dryer hook-ups,
                                                            2BR/1BA       984         650      0.66     fireplace, and covered
                                                            2BR/2BA       995         710      0.71     parking.
                                                            2BR/2BA     1,001         735      0.73     Concessions: One-half month
                                                            3BR/2BA     1,200         799      0.67     free rent. $175 off if
                                                                                                        deposit on 1/st/ visit.
------------------------------------------------------------------------------------------------------------------------------------
5    Villa Sin Vacas    1985      72    1,114    90's%    1BR/1BA/DEN     930         835      0.90     Amenities include washer
     7601 N. Calle                                          2BR/2BA     1,195       1,050      0.88     dryer, fireplace, microwave,
     Sin Envidia                                            3BR/2BA     1,458       1,200      0.82     covered parking, clubhouse,
                                                                                                        pool.
                                                                                                        Concessions: None
------------------------------------------------------------------------------------------------------------------------------------
6    Colonia Del Rio    1985     176    1,010    90's%      1BR/1BA       713         560      0.79     Amenities include
     4601 N. Via                                            1BR/1BA       796         590      0.74     washer/dryer, microwave,
     Entrada                                                1BR/1BA     1,022         655      0.64     pool, covered parking,
                                                            2BR/lBA     1,068         680      0.64     fireplace, exercise
                                                           2BR/2BA/TH   1,170         795      0.68     facility, playground, spa
                                                            3BR/2BA     1,345     795-810   0.59-0.60   Concessions: $200 off first
                                                                                                        month's rent
====================================================================================================================================

====================================================================================================================================

                                                 COMPARABLE RENT SUMMARY (CONT'D)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 CURRENT
                        YEAR   NO. OF AVG. UNIT   PHYSICAL               UNIT    EFFECTIVE  EFFECTIVE
NO.  NAME/LOCATION      BUILT  UNITS  SIZE (SF)   OCCUP.   UNIT TYPE   SIZE/SF   RENT/MO.   RENT/SF/MO.  AMENITIES/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
7    Boulders at La     1995     240      999    N/A        1BR/1BA       725         595      0.82     Amenities include pool, spa,
     Reserve 1500 E.                                      1BR/1BA/DEN     929         655      0.71     washer/dryer, microwave,
     Pusch Wilderness                                       2BR/2BA     1,057         740      0.70     some fireplaces, garages,
                                                            3BR/2BA     1,268         860      0.68     fitness center
                                                                                                        Concession: 1/2 mo. free
                                                                                                        rent on 1-2BR and 1 mo. free
                                                                                                        rent on 3BR with 12
                                                                                                        mo.lease.
------------------------------------------------------------------------------------------------------------------------------------
8    La Reserve Villas  1988     240      900    90's%      1BR/1BA       697         580      0.83     Amenities include 2 pools,
     10700 N. La                                            2BR/2BA       943         690      0.73     spa, washer/dryer,
     Reserve                                                2BR/2BA       957         750      0.78     microwave, some fireplaces,
                                                            3BR/2BA     1,111         875      0.79     fitness center, clubhouse
                                                                                                        Concessions: None
------------------------------------------------------------------------------------------------------------------------------------
9    Legends at La      1995     312    1,034    90's%      1BR/1BA       745         675      0.91     Amenities include 2 pools,
     Paloma 3750                                            2BR/2BA     1,036         795      0.77     spa, washer/dryer,
     E. Via Palomita                                        3BR/2BA     1,258         975      0.78     microwave, fireplace,
                                                                                                        fitness center, clubhouse.
                                                                                                        Concessions: 1 mo. free
------------------------------------------------------------------------------------------------------------------------------------
10   Skyline Bel Aire   1979     137    1,125    90's%    1BR/1BA/DEN     968         615      0.64     Amenities include pool, spa,
     6255 Camino                                            2BR/2BA     1,263         815      0.65     2 tennis courts,
     Pimeria Alta                                                                                       washer/dryer, fireplace,
                                                                                                        covered parking, clubhouse.
                                                                                                        Concessions: 1BR $590/mo.;
                                                                                                        $300 off first mo. on a 12
                                                                                                        mo. lease and $150 off first
                                                                                                        mo. on a 6 mo. lease.
------------------------------------------------------------------------------------------------------------------------------------
11   Pinnacle Canyon    1995     225    1,017    98%        1BR/1BA       795         650      0.82     Amenities include pool, spa
     7050 E. Sunrise                                        1BR/1BA       840         675      0.80     washer/dryer microwave,
     Road                                                   2BR/2BA     1,124         775      0.69     built in TV, garages
                                                            2BR/2BA     1,152         800      0.69     available, clubhouse
                                                            3BR/2BA     1,351         935      0.69     exercise facility,
                                                                                                        computer center
                                                                                                        Concessions: 1 mo. free for
                                                                                                        12 mo. lease
------------------------------------------------------------------------------------------------------------------------------------
     SUBJECT PROPERTY   1993     120    1,171      99%      1BR/1BA       900     640-730   0.71-0.81   Amenities include a swimming
     Tierra Catalina                                        1BR/1BA       916     625-680   0.68-0.74   pool, tennis court, spa,
     3201 East Skyline                                      2BR/2BA     1,207         790      0.66     clubroom, laundry facility
     Drive                                                  2BR/2BA     1,233     850-950   0.69-0.77   and covered parking.
                                                          2BR/2BR/TH    1,304     890-950   0.68-0.73
                                                          3BR/2BA/TH    1,525   950-1,070   0.62.0.70
====================================================================================================================================

                                INCOME APPROACH
--------------------------------------------------------------------------------

                    In estimating the market value of the subject property, one method used by the appraisers was the Income Approach. The Income Approach to value is predicated on the assumption that there is a definite relationship between the amount of net income a property will earn and its value. Ultimately, the Income Approach seeks to estimate the present worth of an anticipated net income stream based on an analysis of its quality, quantity, and duration. In accordance with the principle of substitution, a prudent investor would pay no more to receive an income stream from a specified property than any other property producing an equally desirable income stream.

                    Typically, the first step in the Income Approach is to estimate the potential gross income according to market rent. Market rent means the "going rent" in the neighborhood based on past history and present conditions. Vacancies are then deducted to arrive at effective gross income. Estimated annual expenses are deducted from the effective gross income, resulting in an indication of net operating income before debt service. From the estimated net annual income, annual debt service and deferred maintenance (if applicable), are subtracted to obtain annual cash flow to equity. This cash flow can be capitalized into an indication of equity value by direct capitalization utilizing an overall equity rate, or if debt does not exist, an overall capitalization rate. It may also be projected into the future over a selected but appropriate holding period, and discounted along with the anticipated equity reversion at the market discount rate and added in order to arrive at the net present equity value for the subject property. In either method, the present mortgage balance (if applicable) would be added to the equity value to obtain the total value of the property. Since our valuation is on a cash basis, no mortgages were considered. The appraisers have utilized both methods in valuing the subject property on an all cash basis.

ESTIMATED GROSS
RENTAL INCOME       Income for the subject property is produced by rental income from the various rental units, as well as laundry income, forfeited security deposits, and miscellaneous income.
                    Information provided by the on-site leasing agents indicated the following current rent schedule:

                                    BASED ON "RESIDENT PAYS UTILITIES"
                    ------------------------------------------------------------------------
                    TYPE         UNITS   SIZE (SF)    RENT/MO.    RENT/SF     AVG. MO. TOTAL
                    ------------------------------------------------------------------------
                     1BR/1BA        23        900     $640-730   $0.71-0.81          $14,900
                     1BR/1BA        18        916      625-680    0.68-0.74           12,185
                     2BR/2BA        19      1,207          790         0.66           15,010
                     2BR/2BA        25      1,233      850-950    0.69-0.77           21,450
                    2BR/2BA/TH      17      1,304      890-950    0.68-0.73           15,490
                    3BR/2BA/TH      18      1,525    950-1,070    0.62-0.70           17,460
                                   ---      -----    ---------   ----------          -------
                                   120      1,171          804   $     0.69          $96,495

                    These rents have been compared to closely located and similarly designed apartment complexes in the subject's general area. For the purpose of this analysis, we have considered eleven apartment complexes that were found to be most

==========================================================================================================================
                                                SUBJECT RENT ANALYSIS
--------------------------------------------------------------------------------------------------------------------------
                                                                 UNIT          AVG.           AVG. MONTHLY
                                      UNIT TYPE                SIZE (SF)    RENT/MONTH           RENT/SF    COMPARABILITY
--------------------------------------------------------------------------------------------------------------------------
SUBJECT                                1BR/1BA                    900        $640-730              $0.71
Skyline Village                        1BR/1BA                    800             550               0.69      Comparable
The Greens at Ventana                1BA/1BA/DEN                  847             740               0.87       Superior
The Arboretum                          1BR/1BA                    767             560               0.73      Comparable
Colonia Del Rio                        1BR/1BA                    796             590               0.74      Comparable
Pinnacle Canyon                        1BR/1BA                    840             675               0.80       Superior
--------------------------------------------------------------------------------------------------------------------------

SUBJECT                                1BR/1BA                    916         625-680          0.68-0.74
Skyline Village                      1BR/1BADEN                 1,000             650               0.65      Comparable
The Arboretum                          2BR/1BA                    984             650               0.66      Comparable
Villa Sin Vacas                      1BR/1BA/DEN                  930             835               0.90       Superior
Colonia Del Rio                        1BR/1BA                  1,022             655               0.64      Comparable
Boulders at La Reserve               1BR/1BA/DEN                  929             655               0.71      Comparable
Skyline Bel Aire                     1BR/1BA/DEN                  968             615               0.64      Comparable
--------------------------------------------------------------------------------------------------------------------------

SUBJECT                                2BR/2BA                  1,207             790               0.66
Skyline Village                        2BR/2BA                  1,100         750-800          0.68-0.73      Comparable
L'Auberge Canyon View                  2BR/2BA                  1,095             875               0.80       Superior
The Greens at Ventana                  2BR/2BA                  1,050             800               0.76      Comparable
Arboretum                              2BR/2BA                  1,001             735               0.73      Comparable
Villa Sin Vacas                        2BR/2BA                  1,195           1,050               0.88       Superior
Colonia Del Rio                        2BR/1BA                  1,068             680               0.64      Comparable
Boulders at La Reserve                 2BR/2BA                  1,057             740               0.70      Comparable
Legends at La Paloma                   2BR/2BA                  1,036             795               0.77      Comparable
Skyline Bel Aire                       2BR/2BA                  1,263             815               0.65      Comparable
Pinnacle Canyon                        2BR/2BA                  1,152             800               0.69      Comparable
--------------------------------------------------------------------------------------------------------------------------

SUBJECT                                2BR/2BA                  1,233         850-950          0.69-0.77
Skyline Village                        2BR/2BA                  1,100         750-800          0.68-0.73      Comparable
L'Auberge Canyon                       2BR/2BA                  1,095             875               0.80      Comparable
The Greens at Ventana                  2BR/2BA                  1,050             800               0.76      Comparable
Arboretum                              2BR/2BA                  1,001             735               0.73      Comparable
Villa Sin Vacas                        2BR/2BA                  1,195           1,050               0.88       Superior
Colonia Del Rio                        2BR/2BA                  1,068             680               0.64       Inferior
Boulders at La Reserve                 2BR/2BA                  1,057             740               0.70       Inferior
Legends at La Paloma                   2BR/2BA                  1,036             795               0.77      Comparable
Skyline Bel Aire                       2BR/2BA                  1,263             815               0.65      Comparable
Pinnacle Canyon                        2BR/2BA                  1,152             800               0.69       Inferior
--------------------------------------------------------------------------------------------------------------------------

SUBJECT                              2BR/2BA/TH                 1,304         890-950          0.68-0.73
Skyline Village                      2BR/2BA/TH                 1,100             850               0.77      Comparable
L'Auberge Canyon View                  3BR/2BA                  1,243           1,010               0.81       Superior
The Greens at Ventana                2BR/2BA/DEN                1,207             950               0.79       Superior
Arboretum                              3BR/2BA                  1,200             799               0.67      Comparable
Colonia Del Rio                      2BR/2BA/TH                 1,170             795               0.68      Comparable
Boulders at La Reserve                 3BR/2BA                  1,268             860               0.68      Comparable
La Reserve Villas                      3BR/2BA                  1,111             875               0.79       Superior
Legends at La Paloma                   3BR/2BA                  1,258             975               0.78       Superior
Skyline Bel Aire                       2BR/2BA                  1,263             815               0.65      Comparable
Pinnacle Canyon                        3BR/2BA                  1,351             935               0.69      Comparable
--------------------------------------------------------------------------------------------------------------------------

SUBJECT                               3BR/2BA/TH                1,525       950-1,070          0.62-0.70
Skyline Village                       3BR/2BA/TH                1,250             850               0.68      Comparable
Villa Sin Vacas                        3BR/2BA                  1,458           1,200               0.82       Superior
L'Auberge Canyon View                  3BR/2BA                  1,291           1,010               0.78       Superior
Colonia Del Rio                        3BR/2BA                  1,345         795-810          0.59-0.60       Inferior
Arboretum                              3BR/2BA                  1,200             799               0.67      Comparable
Boulders at La Reserve                 3BR/2BA                  1,268             860               0.68      Comparable
La Reserve Villas                      3BR/2BA                  1,111             875               0.79       Superior
Legends at La Paloma                   3BR/2BA                  1,258             975               0.78       Superior
Pinnacle Canyon                        3BR/2BA                  1,351             935               0.69      Comparable
--------------------------------------------------------------------------------------------------------------------------

                    comparable. They range in total size from 80,178 to 402,272 square feet, in average unit size from 811 to 1,125 square feet, and in physical occupancy from 89 to 99 percent. The comparable rentals are summarized on the previous page.

                    All of the comparables surveyed were located within the subject's general vicinity. The comparables average rent range from $0.64 to $0.87 per square foot. Rent Comparables 1, 4, and 6 are believed to be most comparable to the subject overall, specifically, in terms of overall physical condition, location, rental rates, and the amenities offered. These comparables indicate an average rental rates of $0.68, $0.73 and $0.68 per square foot per month, respectively.

                    It is important to note that these rents are reflective of the current market. The Tucson area is somewhat seasonal and rents do not tend to be increased during the summer months. Also, a number of new units within the market have recently been completed and more are under construction; therefore, rents are not expected to increase over the short term. In fact, rent concessions are reportedly being offered. The current asking average monthly rent for the subject is $0.69 per square foot and the actual contract rents average about $0.64 per square foot.

                    After considering each of the aforementioned factors, including the subject's historical performance, we are of the opinion that the subject's asking rentals are reasonable. Given the subject's 99 percent physical occupancy and actual rents, the projected market effective rental rates for the subject are summarized as follows:

                                   BASED ON "RESIDENT PAYS UTILITIES"
                    --------------------------------------------------------------
                                  TOTAL   SIZE    TOTAL    RENT/    MO.     RENT/
                    UNIT TYPE     UNITS   (SF)     (SF)    MONTH   TOTAL    SF/MO.
                    --------------------------------------------------------------
                     1BR/1BA         23    900    20,700    $648   $14,900   $0.72
                     1BR/1BA         18    916    16,488     677    12,185    0.74
                     2BR/2BA         19  1,207    22,933     790    15,010    0.65
                     2BR/2BA         25  1,233    30,825     858    21,450    0.70
                    2BR/2BA/TH       17  1,304    22,168     911    15,490    0.70
                    3BR/2BA/TH       18  1,525    27,450     970    17,460    0.64
                                    ---  -----    ------    ----    ------   -----
                                    120  1,172   140,564    $804   $96,495   $0.69

                    Gross Annual Rental Income: $96,495 x 12 months = $1,157,940

OTHER INCOME        In addition to rental income from apartments, other income is generated by laundry and vending machines, forfeited security deposits, late charges, and miscellaneous. Other income in 1991 was reported at $16,752 or $0.12 per square foot. This figure dropped during 1992 to $14,139 or $0.10 per square foot; however, it increased in 1993 to $16,076 or $0.11 per square foot, in 1994 to $16,958 or $0.12 per square foot and in 1995 to $19,932 or $0.14 per square foot.
                    In 1996 other income dropped to $15,669 or $0.11 per square foot. Annualized figures for 1997 reflect a total of $26,254 or $0.19 per square foot. Based on our experience with similar type properties and the actual performance of the property, it is our opinion that other income in the amount of $0.15 per square foot is typical for a project such as the subject

=====================================================================================================================
                                                          TIERRA CATALINA
                                                        HISTORICAL EXPENSES
---------------------------------------------------------------------------------------------------------------------
       EXPENSE               ACTUAL 1991       ACTUAL 1992        ACTUAL 1993       ACTUAL 1994       ACTUAL 1995
      CATEGORY             PER SF  PER UNIT  PER SF  PER UNIT   PER SF  PER UNIT  PER SF  PER UNIT  PER SF  PER UNIT
---------------------------------------------------------------------------------------------------------------------
Real Estate Taxes         $0.59      $  692  $0.64     $  755   0.61      $  719  $0.62     $  722  $0.64     $  746
Insurance                 $0.06      $   66  $0.08     $   97   0.06      $   71  $0.07     $   77  $0.07     $   86
Personnel                 $0.48      $  565  $0.46     $  540   0.50      $  583  $0.50     $  582  $0.52     $  609
Utilities                 $0.42      $  489  $0.40     $  472   0.39      $  451  $0.43     $  507  $0.40     $  474
Repairs & Maintenance     $0.28      $  323  $0.27     $  322   0.32      $  373  $0.34     $  394  $0.35     $  409
Contract Services         $0.12      $  142  $0.11     $  124   0.13      $  147  $0.15     $  173  $0.14     $  166
General Administrative    $0.20      $  234  $0.17     $  198   0.13      $  154  $0.15     $  178  $0.24     $  281
Management                $0.29      $  339  $0.31     $  365   0.32      $  377  $0.34     $  402  $0.35     $  413
                          -----      ------  -----     ------  -----      ------  -----     ------  -----     ------
        TOTAL             $2.44      $2,850  $2.44     $2,873  $2.46      $2,875  $2.60     $3,035  $2.71     $3,184
=====================================================================================================================

=============================================================


--------------------------------------------------------------
       EXPENSE               ACTUAL 1996       ACTUAL 1997
      CATEGORY             PER SF  PER UNIT  PER SF  PER UNIT
--------------------------------------------------------------
Real Estate Taxes         $0.65      $  762  $0.65    $  759
Insurance                 $0.05      $   62  $0.05    $   57
Personnel                 $0.56      $  656  $0.64    $  753
Utilities                 $0.50      $  582  $0.50    $  588
Repairs & Maintenance     $0.38      $  442  $0.38    $  451
Contract Services         $0.16      $  183  $0.19    $  222
General Administrative    $0.25      $  288  $0.26    $  308
Management                $0.34      $  400  $0.35    $  407
                          -----      ------  -----    ------
        TOTAL             $2.88      $3,375  $3.03    $3,544
==============================================================
===========================================================================================================
                                                COMPARABLE
                                             EXPENSE ANALYSIS
-----------------------------------------------------------------------------------------------------------
COMPARABLE                        1                    2                    3              BRA PROJECTIONS
-----------------------------------------------------------------------------------------------------------
Expense Year                      1997                 1997                1997                  1998
NRA                            167,500              116,036              58,018               140,564
No. Units                          168                  120                  60                   120
Year Built                        1985                 1986                1986                  1983
     Average Unit Size (SF)        997                  967                 967                 1,171
-----------------------------------------------------------------------------------------------------------
  EXPENSE CATEGORY         PER SF  PER UNIT     PER SF  PER UNIT     PER SF  PER UNIT     PER SF  PER UNIT
-----------------------------------------------------------------------------------------------------------
Real Estate Taxes          $0.60     $  595     $0.59     $  570     $0.55     $  534     $0.63     $  741
Insurance                  $0.06     $   61     $0.07     $   69     $0.07     $   70     $0.07     $   85
Personnel                  $0.57     $  567     $0.65     $  625     $0.66     $  638     $0.62     $  726
Utilities                  $0.39     $  387     $0.59     $  575     $0.60     $  577     $0.52     $  609
Repairs & Maintenance      $0.43     $  431     $0.39     $  376     $0.42     $  407     $0.37     $  439
Contract Services          $0.09     $   93     $0.18     $  176     $0.21     $  200     $0.17     $  195
General Administrative     $0.21     $  212     $0.12     $  113     $0.23     $  222     $0.28     $  329
Management                 $0.35     $  350     $0.34     $  326     $0.34     $  325     $0.38     $  442
                           -----     ------     -----     ------     -----     ------     -----     ------
     TOTAL EXPENSES        $2.70     $2,696     $2.93     $2,830     $3.08     $2,973     $3.04     $3,566
===========================================================================================================

                         From this we have arrived at our estimate of scheduled gross income as if 100 percent occupied:

                              Gross Rental Income           $1,157,940
                              Other Income ($0.15/SF)          $21,085
                                                             ---------

                              Total Potential Gross Income  $1,179,025

VACANCY AND COLLECTION
LOSS ESTIMATE            In a stable market, vacancy and collection loss for an
                         apartment complex will be in the 3 to 7 percent range.
                         This covers the time lag during re-leasing and normal refurbishing of apartment units, and the loss of income resulting from bad debt or other vacancies. According to our market analysis, the subject's Catalina
                         Foothills area had a physical vacancy of 7.0 percent in the Third Quarter 1997 and the overall market was reportedly at 8.66 percent. Quarterly vacancies tend to fluctuate as a result of a seasonal decline in demand during the summer months. The vacancy level for both the overall market and the submarket have increased significantly over the past year due to a number of new projects, which have recently been completed. In surveying the direct competition, the current physical vacancies have increased slightly from that reported last year and these rates may increase further as additional units are introduced into the market.
                         Currently, the subject reportedly has a 1 percent physical vacancy and the economic vacancy given current market rents is about 17 percent. The primary difference between the physical and economic vacancy is due to the below-market contract rents. We have projected a 10 percent economic vacancy in Fiscal Year
                         1998. We estimate that after the first year of the projection period, some of the excess inventory will be absorbed and the subject property should be capable of maintaining a stabilized vacancy of 8 percent each year thereafter.

EXPENSE ANALYSIS         The various expenses necessary in the operation of the
                         subject have been estimated including fixed expenses, operating expenses, and reserves for replacement.
                         Proper appraisal technique demands that an appraiser rely on typical expenses as opposed to actual expenses, which may vary according to management or special circumstances that may not persist. In addition, the total expenses per square foot should be within a range typical for similar projects. Reserves for replacement are estimated based on age, condition, and construction quality. It is re-emphasized that all income, as well as expense estimates, are based on the assumption of competent and prudent management.

                         We have based the following estimate of project expenses on comparable apartment projects located in the subject area, as well as the actual historical performance of the subject property. The facing table summarizes the annualized 1997 expenses reported by three "individually metered" comparable projects, as well as the subject property's actual expenses from 1991 to 1996, and annualized 1997 expenses (actual figures for the period from January through October and budgeted figures for November and December). Also included are the 1998 projections for the subject property expenses.

                         REAL ESTATE TAXES - The Pima County Assessor's Office coordinates the real estate taxes for Tierra Catalina. The real property is subject to a number of different taxing authorities and there are two assessments. In 1997, the limited cash value and the full cash value assessments are reported to be $582,000. The property is also subject to personal property taxes with a 1997 assessment of $50,142. The total taxes for 1997 were $85,477.81. Considering a tax rate increase of about 4 percent from 1997 to 1998, the taxes are estimated to be $0.63 per square foot or $88,896. This was increased at 4 percent per year.

                         INSURANCE - This category includes fire and extended coverage. Insurance costs can vary from one property to another depending upon the type and whether a blanket policy is used. Often times a property owner will insure multiple properties on one policy in an effort to reduce the cost of insurance per project. Our expense estimate is based upon typical costs for an individually insured apartment project in the Tucson area. The subject's actual insurance costs were $0.06 per square foot in 1991, $0.08 per square foot in 1992, $0.06 per square foot in 1993, $0.07 per square foot in 1994, $0.07 per square foot in 1995, and $0.05 per square foot in 1996. The annualized insurance expense for 1997 was $0.05 per square foot. The comparables reflected this expense at $0.06 to $0.07 per square foot. Based on this data, we estimated insurance at $0.07 per square foot in the first year or $10,233. This expense is expected to increase 4 percent annually throughout our projection period.

                         PERSONNEL - This category includes salaries for office managers, leasing agents, maid services, payroll taxes, and FICA. This category is not to be confused with the category of Management. The expense comparables reflected a personnel expense ranging from $0.57 to $0.66 per square foot. Annualized figures for the subject in 1997 indicate this expense at $0.64 per square foot. The subject's actual figures for 1993, 1994, 1995, and 1996 were $0.50, $0.50, $0.52, and
                         $0.56 per square foot, respectively. Based on historical figures at the subject property and tempering them with the market data, we have estimated this expense at $81,150 or $0.62 per square foot. This expense is expected to increase 4 percent annually throughout our projection period.

                         UTILITIES - This expense category includes electric, gas, water, and sewer for the apartment's common area. The subject's actual figures for 1993, 1994, 1995, and 1996 were $0.39, $0.43, $0.40, and $0.50 per square foot, respectively. Annualized figures for 1997 indicate this expense at $0.50 per square foot. The comparables indicated a range from $0.39 to $0.60 per square foot. Based on this data, we have estimated this expense at $0.52 per square foot, or $73,093. This expense is expected to increase 4 percent annually throughout our projection period.

                         REPAIR AND MAINTENANCE - These expenses are necessary in order to keep the property in good repair including plumbing, air-conditioners, electrical, draperies, carpets, janitorial supplies, and decorative costs. The expense comparables indicated a range from $0.39 to $0.43 per square foot. Annualized figures for 1997 indicate this expense at $0.38 per square foot, while actual figures for 1993, 1994, 1995, and 1996 were $0.32, $0.34, $0.35, and $0.38 per square foot, respectively.

                         Due to the age, overall condition, and the ongoing maintenance at the subject property, an estimate of $0.37 per square foot or $52,627 has been projected for the subject. This expense is expected to increase 4 percent annually throughout our projection period.

                         CONTRACT SERVICES - This expense category includes landscaping, security, etc. The comparables indicated a range from $0.09 to $0.21 per square foot, respectively. The subject's actual figures for 1993, 1994, 1995, and, 1996 were $0.13, $0.15, $0.14, and
                         $0.16 per square foot, respectively. Annualized figures for 1997 indicate this expense at $0.19 per square foot. We have estimated this expense for the subject at $0.17 per square foot or $23,390 and this expense is expected to increase 4 percent annually throughout our projection period.

                         GENERAL ADMINISTRATIVE - This expense category includes professional, legal, and accounting costs, administration costs, promotional expenses, etc. The expense comparables indicate a range of $0.12 to $0.23 per square foot. Actual figures for the subject in 1993, 1994, 1995, and 1996 were $0.13, $0.15, $0.24, and $0.25 per square foot, respectively. The 1997 annualized expenses are $0.26 per square foot. We have estimated this expense for the subject at $0.28 per square foot or $39,470. This expense is expected to increase 4 percent annually throughout our projection period.

                         MANAGEMENT - This includes the fee to outside management or ownership for managing the property. This expense is typically a percentage of the effective gross income of the property. The industry standard for an apartment complex of this size and quality is between 3 and 5 percent of effective gross income. The management fee for the subject is reportedly 5 percent of effective gross income. The comparables reflected this expense between $0.34 and $0.35 per square foot. The 1997 annualized expenses are $0.35 per square foot. The subject's expense in 1993, 1994, 1995, and 1996 appear reasonable at $0.32, $0.34, $0.35, and $0.34 per square foot, respectively. Based on this data we have projected the management fee at 5 percent of effective gross income in each year of our analysis which was cross-checked on a per square foot basis.

EXPENSE SUMMARY          The subject's total expenses were $2.46 per square foot
                         in 1993, $2.60 per square foot in 1994, $2.71 per square foot in 1995 and $2.88 per square foot in 1996.
                         Annualized expenses for 1997 are $3.03 per square foot or $3,544 per unit. The comparables ranged from $2.70 to $3.08 per square foot and from $2,696 to $2,973 per unit. Considering the size and quality of the subject, the overall expenses appear reasonable. Our estimate of the total expenses for Fiscal Year 1998 at $3.04 per square foot are slightly higher than the annualized expenses for 1997.

RESERVES FOR
REPLACEMENT              A replacement allowance provides for the periodic
                         replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. These may include roof covering, carpeting, appliances, compressors, parking areas, drives, etc. The subject was constructed in 1983 and appears to have had ongoing maintenance since its construction. It is our opinion that a reserve allowance of $300 per unit or about $0.26 per square foot is adequate to provide for the continued maintenance of the project. This was included in our expenses prior to concluding the net operating income.

DEFERRED MAINTENANCE     The subject improvements are in good condition and
                         exhibited only minor deferred maintenance at the time of our inspection. This has been estimated at $100,260, which has been rounded to $105,000. This includes appliance repair and replacement, carpet replacement, window covering replacement, interior repairs, air conditioning repairs, roof repairs, water heater replacement, landscaping, painting, and paving.

DISCOUNTED CASH FLOW
ANALYSIS DISCUSSION      The most realistic method for estimating value via the
                         Income Approach is through the use of Discounted Cash
                         Flow Analysis. The Market Value of a real estate investment under the Discounted Cash Flow Method is defined as the discounted sum of all net cash inflows plus the property's discounted reversionary value.
                         Primarily, any given property is only worth the value of the income derived from it.

                         The general methodology of Discounted Cash Flow involves the following steps: 1) increasing each year's cash flows by an appropriate appreciation factor; 2) discounting each year's net cash flow by an appropriate discount rate; 3) deriving the property's reversionary value in the final year and discounting it to the present; and 4) the summation of all cash flows, including final year reversion, into an estimate of value.

                         According to the Third Quarter 1997 real estate investor survey compiled by Peter F. Korpacz & Associates, Inc. the apartment market is being flooded with capital, primarily from REIT's, rendering it almost impossible for large institutional investors to land deals. In addition, brokers have fewer properties to market either because long-term holders are buying product before it is ever offered on the market place or because owners are not willing to sell. The main factor is investors are watching to determine if investment locations are the pace of job growth. The slower pace of job growth in many markets, coupled with continued increases in multi-family and single family permits as well as attractive interest rates could combine to negatively effect the apartment market. As such, some investors are increasing overall vacancy allowance in their acquisition analyses and backing off on revenue growth assumptions. However, apartment investment continues to be attractive for pension funds and REIT's and we anticipate investors will continue to find the apartment market a desirable investment.

DISCOUNT RATE            Over the past several years, the internal rate of
                         return (IRR) has gained greater usefulness and market acceptance as an investment measure. IRR is the yield on an investment based on an initial cash investment, annual cash flows to the property, as well as resale proceeds. IRR allows for return on investment as well as recapture of the original investment when factoring in the reversion. To simulate this process, we have relied upon several investor surveys, which detail reasonable yields or IRR requirements of purchasers. We have used this rate as a discount rate that, when applied to projected cash flows and net resale proceeds (reversion), results in the present value of the property.

                         According to the Third Quarter 1997 investor survey compiled by Peter F. Korpacz & Associates, Inc., investors for apartment properties indicated a return requirement ranging from 10.00 to 12.50 percent with an average of 11.16 percent. This IRR depends on the conservative or aggressive nature of rental and expense growth assumptions, as well as location and other factors. Corporate "Baa" bonds are typically viewed as an alternative investment. Real estate is considered riskier due to illiquidity, competition, burden of management, and market conditions; therefore, approximately 150 basis points or more could be added to this percentage rate in a normal market. Based on the previous data and considering the amount of new construction in the market and the lease-up time required to regain stabilization, we believe a 12.50 percent discount rate is reasonable based on an all cash sale and alternative investments. While this is 134 basis points higher than the indicated average by the previously mentioned survey, we believe it reflects the added risk in the market.

CAPITALIZATION RATE      The subject property's reversionary value is derived by
                         capitalizing the eleventh year's net operating income.
                         As mortgage rates have fluctuated over the past several years, it becomes difficult to apply a band of investment method to establish a capitalization rate because capitalization rates do not react dramatically to ups and downs of mortgage interest rates.
                         Additionally, the mercurial nature of the recent market creates a large variance of returns depending on property potential. Again, according to the previously cited investor survey, investors of apartment properties indicated a terminal capitalization rate range from 8.0 to 10.25 percent with an average of 9.29 percent. This range appears reasonable after analyzing recent sales in the area, which follow.

                           SALE  IDENTIFICATION  SALE DATE  CAPITALIZATION RATE
                           ----------------------------------------------------
                            4    Sandstone         06/97            10%
                            5    Hilands I         06/97            11%
                            6    Windsail          03/97            10%
                            8    Sundown Village   12/96         10.09%
                            9    Rio Cancion       12/96          9.42%
                            10   Sonoran Terrace   08/96          9.39%

                         Based upon the aforementioned factors and the quality of the subject, it is our opinion that a 9.5 percent "going-in" capitalization rate was appropriate in this market. Typically, the terminal capitalization rate would be higher than the "going-in" capitalization rate due to the greater risk and older age of the property at the end of the projection period. Therefore, we believe a terminal capitalization rate of 10.5 percent is appropriate for the subject property. The resulting value indicates a first year capitalization rate of
                         9.33 percent.

CASH FLOW ASSUMPTIONS    .  Rents were based on an average current rental rate
                            of approximately $0.69 per square foot. During the projection period rents were increased at a rate of 0 percent in Year 1 and 4 percent per year thereafter. As previously discussed in the "Apartment Market Analysis" section of this report, the subject area's average rental rates have increased at a healthy pace in the

================================================================================================================================
TERRACATLINA APARTMENTS
Fiscal Year Ending 12/31                         1998       1999        2000        2001        2002        2003        2004
--------------------------------------------------------------------------------------------------------------------------------
Income:
Apt. Rents                                     1,157,940   1,204,258   1,252,428   1,302,525   1,354,626   1,408,811   1,465,164
Rent/SF/Mo.                                        0.686       0.714       0.743       0.772       0.803       0.835       0.869
Other Income/Yr.                                  21,085      21,928      22,805      23,717      24,666      25,653      26,679
                                               ---------   ---------   ---------   ---------   ---------   ---------   ---------
Gross Income                                   1,179,025   1,226,186   1,275,233   1,326,242   1,379,292   1,434,464   1,491,842

% Vacancy                                          10.00%       8.00%       8.00%       8.00%       8.00%       8.00%       8.00%
Vacancy Allowance                                117,902      98,095     102,019     106,099     110,343     114,757     119,347
                                               ---------   ---------   ---------   ---------   ---------   ---------   ---------
Effective Gross Income                         1,061,122   1,128,091   1,173,214   1,220,143   1,268,949   1,319,707   1,372,495

                          -----------------
Expenses:                 $/UNIT     $/SF
                          -----------------
Real Estate Taxes             741    0.63         88,896      92,452      96,150      99,996     103,996     108,156     112,482
                          _________________
Insurance                      85    0.07         10,233      10,642      11,068      11,511      11,971      12,450      12,948
                          _________________
Personnel                     726    0.62         87,150      90,636      94,261      98,032     101,953     106,031     110,272
                          _________________
Utilities                     609    0.52         73,093      76,017      79,058      82,220      85,509      88,929      92,486
                          _________________
Repairs and Maintenance       439    0.37         52,627      54,732      56,922      59,198      61,566      64,029      66,590
                          _________________
Contract Services             195    0.17         23,390      24,325      25,298      26,310      27,363      28,457      29,596
                          _________________
General Administrative        329    0.28         39,470      41,049      42,691      44,399      46,175      48,022      49,943
                          _________________
Management Fee               5.00%   0.38         53,056      56,405      58,661      61,007      63,447      65,985      68,625
                          _________________
Reserves for Replacement      300    0.26         36,000      37,440      38,938      40,495      42,115      43,800      45,551
                          _________________    ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total Expenses                                   463,916     483,698     503,046     523,168     544,095     565,859     588,493
Per SF                                              3.30        3.44        3.58        3.72        3.87        4.03        4.19
                                               ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net Operating Income                             597,207     644,392     670,168     696,975     724,854     753,848     784,002
Per SF                                              4.25        4.58        4.77        4.96        5.16        5.36        5.58

Capital Items:                                   105,000           0           0           0           0           0           0
                                               ---------   ---------   ---------   ---------   ---------   ---------   ---------
Cash Flow                                        492,207     644,392     670,168     696,975     724,854     753,848     784,002
                                               ---------   ---------   ---------   ---------   ---------   ---------   ---------
Present Value Factor                12.50%      0.888889    0.790123    0.702332    0.624295    0.554929    0.493270    0.438462

Present Value of Cash Flow                       437,517     509,150     470,680     435,118     402,242     371,851     343,755

NOI in 10th Year                                 917,171               Present Value of Income Stream                  3,853,445
Ro at Reversion                                    10.50%              Present Value of Reversion                      2,582,303
                                               ---------
Indicated Reversion                            8,734,965               Indicated Value of Subject                      6,435,748
Less: Sales Costs                    4.00%       349,399               Indicated Value/SF                                  45.79
                                               ---------
                                                                       Indicated Value/Unit                               53,631
Reversion in 10th Yr                           8,385,567               GIM at Indicated Value
                                                                       (rent income only)                                   5.56
                                                                       Ro at Indicated Value                                9.28%


=================================================================================================
TERRACATLINA APARTMENTS
Fiscal Year Ending 12/31                          2005         2006         2007        2008
------------------------------------------------------------------------------------------------
Income:
Apt. Rents                                      1,523,770     1,584,721   1,648,110   1,714,034
Rent/SF/Mo.                                         0.903         0.940       0.977       1,016
Other Income/Yr.                                   27,746        28,856      30,010      31,210
                                                ---------     ---------   ---------   ---------
Gross Income                                    1,551,516     1,613,577   1,678,120   1,745,244

% Vacancy                                            8.00%         8.00%       8.00%       8.00%
Vacancy Allowance                                 124,121       129,086     134,250     139,620
                                                ---------     ---------   ---------   ---------
Effective Gross Income                          1,427,395     1,484,490   1,543,870   1,605,625

                          -----------------
Expenses:                  $/UNIT    $/SF
                          -----------------
Real Estate Taxes             741    0.63         116,981       121,660     126,527     131,588
                          _________________
Insurance                      85    0.07          13,466        14,005      14,565      15,147
                          _________________
Personnel                     726    0.62         114,683       119,270     124,041     129,003
                          _________________
Utilities                     609    0.52          96,186       100,033     104,035     108,196
                          _________________
Repairs and Maintenance       439    0.37          69,254        72,024      74,905      77,901
                          _________________
Contract Services             195    0.17          30,779        32,011      33,291      34,623
                          _________________
General Administrative        329    0.28          51,940        54,018      56,179      58,426
                          _________________
Management Fee               5.00%   0.38          71,370        74,225      77,194      80,281
                          _________________
Reserves for Replacement      300    0.26          47,374        49,268      51,239      53,289
                          _________________     ---------     ---------   ---------   ---------
Total Expenses                                    612,033       636,514     661,975     688,454
Per SF                                               4.35          4.53        4.71        4.90
                                                ---------     ---------   ---------   ---------
Net Operating Income                              815,362       847,976     881,896     917,171
Per SF                                               5.80          6.03        6.27        6.52

Capital Items:                                          0             0           0           0
                                                ---------     ---------   ---------   ---------
Cash Flow                                         815,362       847,976     881,896     917,171
                                                ---------     ---------   ---------   ---------
Present Value Factor                12.50%       0.389744      0.346439    0.307946    0.000000

Present Value of Cash Flow                        317,783       293,772     271,576           0

NOI in 10th Year
Ro at Reversion

Indicated Reversion
Less: Sales Costs                    4.00%


Reversion in 10th Yr

========================================================================
                            CASH FLOW SUMMARY

     CALENDAR YEAR      ANNUAL         12.50%          PV OF
      ENDING 12/31    CASH FLOW      NPV FACTOR      CASH FLOW
      ------------    ---------      ----------      ---------
          1998        $ 492,207      0.888888889     $  437,517
          1999          644,392      0.790123457        509,149
          2000          670,168      0.702331962        470,680
          2001          696,975      0.624295077        435,118
          2002          724,854      0.554928957        402,242
          2003          753,848      0.493270184        371,851
          2004          784,002      0.438462386        343,755
          2005          815,362      0.389744343        317,783
          2006          847,976      0.346439416        293,772
          2007          881,896      0.307946148        271,576
                                                        -------

     Total NPV of Cash Flows                         $3,853,445

     Projected NOI - 11th Year                       $  917,171
     Terminal Capitalization Rate                         10.50%
                                                       ---------
     Estimated Value of Property at End of 10th Year $ 8,734,962
     Less Sales Cost @                      4.00%       (349,398)
                                                       ---------
     Value of Reversion at End of 10th Year          $ 8,385,563
     Discount Factor - 10th Year           12.50%       0.307946
                                                       ---------
     Present Value of the Reversion                  $ 2,582,302
     Sum of Present Values of Cash Flow                3,853,445
                                                       ---------
     MARKET VALUE AS OF DECEMBER 31, 1997            $ 6,435,747

                              (ROUNDED)              $ 6,400,000
                                                       =========
========================================================================

                            early 1990's; however, with the significant amount of new construction the growth has slowed.

                         . The subject's current physical vacancy is 1 percent and the economic vacancy rate is about 17 percent. The primary reason for the discrepancy between the physical and economic rent is the difference between market and contract rents as well as discounts given for concessions. Due to the large supply of excess inventory in the current market, we estimate 10 percent vacancy for the first year of the cash flow. It is our opinion that the subject should be capable of obtaining an 8 percent vacancy rate for the for the remainder of the holding.

                         . The property has been appraised based on a "resident pays utilities" status.

                         . Expenses (with the exception of management) have been increased at an average growth rate of 4 percent annually over the 11-year projection period. Management expenses are based on a percentage of effective gross income and increase with occupancy and rental increases.

                         .  A discount rate of 12.50 percent was utilized.

                         . A terminal capitalization rate of 10.5 percent was believed reasonable.

                         . A sales cost of 4 percent of the reversionary value was estimated.

                         A cash flow analysis for the subject may be found on the preceding pages. The estimated leased fee market value for the subject on an "as is" basis via discounted cash flow method is

                   SIX MILLION FOUR HUNDRED THOUSAND DOLLARS
                                 ($6,400,000)

================================================================================
                          TIERRA CATALINA APARTMENTS

Fiscal Year Ending 12/31 --->                                  1998
                                                               ----
--------------------------------------------------------------------------------

Income:
Apt. Rents                                               $1,157,940
Rent/SF/Mo.                                                   0.686
Other Income/Yr.                                             21,085
                                                      -------------
Gross Income                                             $1,179,025

% Vacancy                                                     8.00%
Vacancy Allowance                                            94,322
                                                      -------------
Effective Gross Income                                   $1,084,703

                            ------   ----
Expenses:                   $/UNIT    $/SF
                            ------   ----
Real Estate Taxes             741    0.63                   $88,896
                            ------   ----
Insurance                      85    0.07                    10,233
                            ------   ----
Personnel                     726    0.62                    87,150
                            ------   ----
Utilities                     609    0.52                    73,093
                            ------   ----
Repairs and Maintenance       439    0.37                    52,627
                            ------   ----
Contract Services             195    0.17                    23,390
                            ------   ----
General Administrative        329    0.28                    39,470
                            ------   ----
Management Fee               5.00%   0.38                    54,235
                            ------   ----
Reserves for Replacement      300    0.26                    36,000
                            ------   ----
                                                      -------------
Total Expenses                                             $465,095
Per SF                                                         3.31
                                                      -------------
Net Operating Income                                        619,608
Per SF                                                         4.41

Capitalization Rate                                           9.50%
                                                      -------------
Fee Simple Stabalized Market Value                       $6,522,191
Less:              Rent Loss Due to Lease-up                 61,922
                   Deferred Maintenance                     105,000
                                                      -------------
Leased Fee "As Is" Market Value                          $6,355,268
Leased Fee "As Is" Market Value (Rounded)                $6,360,000
--------------------------------------------------------------------------------

                    RENT LOSS DUE TO LEASE-UP/CONTRACT RENT
                    ---------------------------------------

                                                Year 1
                                                ------
                    Stabilized NOI             $619,608
                    Projected NOI               553,351
                                               --------
                    Rent Loss                   $66,257
                    PV Factor @    7.00%       0.934579
                                               --------
                    PV Income Loss              $61,922

                    CUMULATIVE LOSS             $61,922
================================================================================

DIRECT
CAPITALIZATION      Direct capitalization is a method used to convert a single year's income estimate into a value indication. In direct capitalization a rate of return for the investor and recapture of the capital invested is implicit in the overall capitalization rate.

                    The overall capitalization rate was chosen after analyzing the comparable apartment sales in our Sales Comparison Approach. These sales indicated a range of "going-in" capitalization rates from 9.39 to 11.00 percent.

                    A "going-in" capitalization rate of 9.5 percent was deemed appropriate due to the quality of the subject, its location, and the current market conditions. The net income is capitalized into a value of $6,522,191 with deductions for rent loss due to contract rent and deferred maintenance made subsequently to reflect a value of $6,360,000 or $6,400,000 rounded.

INCOME APPROACH
CONCLUSION          DCF Method........................................$6,400,000
                    Direct Capitalization Method......................$6,400,000

                    The two methods of comparison are supportive of each other and we gave equal reliance to each. We are of the opinion that the "as is" market value of the subject property, as of December 31, 1997 is $6,400,000

                                RECONCILIATION
--------------------------------------------------------------------------------

                             Sales Comparison Approach      $6,300,000
                             Income Approach                $6,400,000


                         The Sales Comparison Approach utilized relatively recent comparable sales of similar properties in the area. The weakness of the Sales Comparison Approach is that no two properties are exactly alike and exact conditions of a sale are often unknown. The strength of this approach is that it indicates market activity based on the willing buyer/willing seller concept. We placed relatively equal weight on this approach to the Income Approach.

                         The Income Approach attempts to measure investment qualities of the property. Based on actual rental rates in the immediate area of the subject, actual expenses, and investor returns derived from the market, we have estimated value. Actual data on the property, as well as comparable data was considered adequate. Because the Income Approach deals directly with income streams, we feel it is a very good indication of current market conditions. It tends to reflect a value, which an investor of a property would anticipate. We have placed primary emphasis on the Income Approach.

                         Therefore, it is our opinion that the "as is" leased fee market value of the subject property, on an all cash basis, as of December 31, 1997 is

                              SIX MILLION FOUR HUNDRED THOUSAND DOLLARS
                                            ($6,400,000)

                                PINNACLE CANYON
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                         COMPARABLE APARTMENT SALE  1

PROPERTY IDENTIFICATION
Job Number                  97-073/97-077
Project Name                Pinnacle Canyon
Address                     7050 E. Sunrise Drive
City/ State                 Tucson, Arizona

TRANSACTION DATA
Sale Date                   11/97
Grantor (Seller)            Pinnacle Canyon Joint Venture
Grantee (Buyer)             BRE Property Investors, Inc.
Recorded Document           10677-1104
Sale Price                  $11,727,000
Occupancy                   98%
Sale Price per Unit         $52,120
Sale Price per SF           $51.23
Capitalization Rate         NA

TERMS OF SALE               Cash

PROPERTY DESCRIPTION
Year Built                  1995
Last Year Renovated         NA
Number of Stories           2
Number of Buildings         20
Number of Units             225
Number of Bedrooms          428
Net Rentable Area           228,931
Average Unit Size           1,017 SF
Land Area                   15.290 Acres
Unit Density                14.71 Units per Acre
Property Condition          Excellent
Parking (type)              Open, carport and detached garage (500 spaces)
Construction Type           Wood frame, stucco exterior, concrete foundation,
                            tile roof
Unit Amenities              Washer/dryer, built-in television, roman tub,
                            microwave
Project Amenities           Swimming pool, spa, clubhouse, exercise room,
                            computer center

Confirmed With              Real Data, Inc., Newspaper article (11/30/97), and
                            Bruce Greenberg, MAI
Date Confirmed              December 1997 by Stevan N.Bach, Bach Realty
                            Advisors, Inc.

Comments Detailed income and expense information was not available. The NOI/SF, expenses, and capitalization could not be derived, however, the EGIM is estimated at 5.69.

                               PINNACLE HEIGHTS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE     2


PROPERTY IDENTIFICATION
Job Number              97-073/97-077
Project Name            Pinnacle Heights
Address                 7990 East Snyder
City/ State             Tucson, Arizona

TRANSACTION DATA
Sale Date               11/97
Grantor (Seller)        Pinnacle Heights Associates
Grantee (Buyer)         BRE Property Investors, LLC
Recorded Document       10677-1112
Sale Price              $16,364,000
Occupancy               97%
Sale Price per Unit     $52,787
Sale Price per SF       $48.22
Capitalization Rate     NA

TERMS OF SALE           Cash

PROPERTY DESCRIPTION
Year Built              1995
Last Year Renovated     NA
Number of Stories       2
Number of Buildings     25
Number of Units         310
Number of Bedrooms      562
Net Rentable Area       339,364
Average Unit Size       1,095 SF
Land Area               30 Acres
Unit Density            10.33 Units per Acre
Property Condition      Excellent
Parking (type)          Open, carport, and detached garage (590 spaces)
Construction Type       Wood frame, stucco exterior, Spanish tile roof
Unit Amenities          Washer/dryer, microwave, ceiling fans
Project Amenities       Swimming pool, two spas, exercise room, computer center,
                        and clubhouse

Confirmed With          Real Data, Inc., Newspaper article (11/30/97), and Bruce
                        Greenberg, MAI
Date Confirmed          December 1997 by Stevan N. Bach, Bach Realty Advisors,
                        Inc.

Comments Detailed income and expense information was not available, however, a 5.60 EGIM has been estimated.

                                   FOOTHILLS
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE     3

PROPERTY IDENTIFICATION
Job Number                      97-073/97-077
Project Name                    Foothills
Address                         5441 N. Swan Road
City/ State                     Tucson, Arizona

TRANSACTION DATA
Sale Date                       11/97
Grantor (Seller)                Foothills APB, LP
Grantee (Buyer)                 AIMCO/Foothill LP
Recorded Document               10677-2151
Sale Price                      $7,600,000
Occupancy                       97%
Sale Price per Unit             $28,148
Sale Price per SF               $45.26
Capitalization Rate             NA

TERMS OF SALE                   Cash

PROPERTY DESCRIPTION
Year Built                      1984
Last Year Renovated             NA
Number of Stories               2
Number of Buildings             11
Number of Units                 270
Number of Bedrooms              300
Net Rentable Area               167,910
Average Unit Size               622 SF
Land Area                       7.5 Acres
Unit Density                    36 Units per Acre
Property Condition              Good
Parking (type)                  Open and covered (380 spaces)
Construction Type               Wood frame, stucco exterior, and tile roof
Unit Amenities                  Patio/balcony, storage
Project Amenities               Swimming pool, clubhouse, weight room,
                                racquetball, tennis courts, laundry facility

Confirmed With                  Real Data, Inc., Newspaper article (11/30/97),
                                and Bruce Greenberg, MAI
Date Confirmed                  December 1997 by Stevan N. Bach, Bach Realty
                                Advisors, Inc.

Comments No economic information was available, a 5.38 EGIM was estimated from knowledge of sales price, rents, and occupancy.

                                   SANDSTONE
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE     4

PROPERTY IDENTIFICATION

Job Number                      97-073/97-077
Project Name                    Sandstone Apartments
Address                         405 E. Prince Road
City/ State                     Tucson, Arizona

TRANSACTION DATA
Sale Date                       06/97
Grantor (Seller)                Tucson Park Ridge, Ltd.
Grantee (Buyer)                 Feigal Sandstone LP
Recorded Document               10569-1839
Sale Price                      $8,849,000
Occupancy                       100%
Sale Price per Unit             $26,815
Sale Price per SF               $48.84
Capitalization Rate             10.0%

TERMS OF SALE                   Cash

PROPERTY DESCRIPTION
Year Built                      1986
Last Year Renovated             NA
Number of Stories               3
Number of Buildings             NA
Number of Units                 330
Number of Bedrooms              363
Net Rentable Area               181,167
Average Unit Size               549 SF
Land Area                       8.42 Acres
Unit Density                    39.19 Units per Acre
Property Condition              Good
Parking (type)                  Covered and open
Construction Type               Wood frame, stucco exterior, Spanish tile roof
Unit Amenities                  Washer/dryer available, covered parking,
                                balconies
Project Amenities               Swimming pool, spa, tennis courts, volleyball,
                                laundry room, clubhouse, exercise room
Confirmed With                  Real Data, Inc. and Bruce Greenberg, MAI
Date Confirmed                  December 1997 by Stevan N. Bach, Bach Realty
                                Advisors, Inc.

                                   HILANDS I
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE     5

PROPERTY IDENTIFICATION
Job Number                      97-073/97-077
Project Name                    Highlands I
Address                         5755 E. River Road
City/ State                     Tucson, Arizona

TRANSACTION DATA
Sale Date                       06/97
Grantor (Seller)                Doubletree Finance, Inc.
Grantee (Buyer)                 Northland Hilands Portfolio, LP
Recorded Document               10565/255
Sale Price                      $12,500,000
Occupancy                       95%
Sale Price per Unit             $29,343
Sale Price per SF               $53.34
Capitalization Rate             11%

TERMS OF SALE                   Cash

PROPERTY DESCRIPTION
Year Built                      1985
Last Year Renovated             NA
Number of Stories               3
Number of Buildings             NA
Number of Units                 426
Number of Bedrooms              468
Net Rentable Area               234,324
Average Unit Size               550 SF
Land Area                       14.71 Acres
Unit Density                    28.95 Units per Acre
Property Condition              Good
Parking (type)                  Open and carport (527 spaces)
Construction Type               Wood frame, stucco exterior, concrete
                                foundation, tile roof
Unit Amenities                  Washer/dryer, patio or balcony w/storage,
                                covered parking
Project Amenities               2 Swimming pools, spa, lounge, exercise room,
                                racquetball court, tennis courts, laundry room
Confirmed With                  Real Data, Inc. and Bruce Greenberg, MAI
Date Confirmed                  December 1997 by Stevan N. Bach, Bach Realty
                                Advisors, Inc.

Comments                        Limited economic data available.

                                   WINDSAIL
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE     6

PROPERTY IDENTIFICATION
Job Number                      97-073/97-077
Project Name                    Windsail
Address                         7300 North Mona Lisa Road
City/ State                     Tucson, Arizona

TRANSACTION DATA
Sale Date                       03/97
Grantor (Seller)                PTR Holdings
Grantee (Buyer)                 Windsail Properties LLC
Recorded Document               10513/2196
Sale Price                      $10,037,000
Occupancy                       94%
Sale Price per Unit             $33,457
Sale Price per SF               $41.14
Capitalization Rate             10%

TERMS OF SALE                   Cash

PROPERTY DESCRIPTION

Year Built                      1985
Last Year Renovated             NA
Number of Stories               2
Number of Buildings             21
Number of Units                 300
Number of Bedrooms              548
Net Rentable Area               243,952
Average Unit Size               813 SF
Land Area                       11.65 Acres
Unit Density                    25.8 Units per Acre
Property Condition              Good
Parking (type)                  Open (150) and Covered (300)
Construction Type               Wood frame, stucco exterior, Spanish tile roof
Unit Amenities                  Washer/dryer connection, fireplace, microwave,
                                balcony/patio
Project Amenities               Swimming pool, spa, sauna, exercise room,
                                tennis courts, playground
Confirmed With                  Real Data, Inc. and Bruce Greenberg, MAI
Date Confirmed                  December 1997 by Stevan N. Bach, Bach Realty
                                Advisors, Inc.

Comments Limited economic data reveals estimated EGIM of 5.74

                                 COBBLE CREEK
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE     7

PROPERTY IDENTIFICATION
Job Number                      97-073/97-077
Project Name                    Cobble Creek
Address                         7700 E. Speedway Blvd.
City/ State                     Tucson, Arizona

TRANSACTION DATA
Sale Date                       11/97
Grantor (Seller)                Security Capital Pacific Trust
Grantee (Buyer)                 Cobble Creek Associates, LLC
Recorded Document               11463/642
Sale Price                      $9,250,000
Occupancy                       91%
Sale Price per Unit             $30,731
Sale Price per SF               $42.55
Capitalization Rate             NA

TERMS OF SALE                   Cash

PROPERTY DESCRIPTION
Year Built                      1980
Last Year Renovated             NA
Number of Stories               3
Number of Buildings             13
Number of Units                 301
Number of Bedrooms              367
Net Rentable Area               217,382
Average Unit Size               722 SF
Land Area                       9.877 Acres
Unit Density                    30.47 Units per Acre
Property Condition              Fair
Parking (type)                  Open and carport (386 spaces)
Construction Type               Concrete block with stucco exterior, flat
                                built-up roof
Unit Amenities                  Fireplace, balcony/patio
Project Amenities               Swimming pool, clubhouse, spa, tennis court,
                                racquetball court, basketball court
Confirmed With                  Comps and Real Data, Inc., and Bruce Greenberg,
                                MAI
Date Confirmed                  December 1997 by Stevan N. Bach, Bach Realty
                                Advisors, Inc.

Comments Economic information was confidential, however, from knowledge of sales price, rental rates, and occupancy, an EGIM of 6.35 was calculated.

                                SUNDOWN VILLAGE
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]


                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE     8

PROPERTY IDENTIFICATION
Job Number                      97-073/97-077
Project Name                    Sundown Village
Address                         8215 North Oracle Road
City/ State                     Tucson, Arizona

TRANSACTION DATA
Sale Date                       12/96
Grantor (Seller)                Security Capital Pacific Trust
Grantee (Buyer)                 Sundown Associates, LLC
Recorded Document               10438/1085
Sale Price                      $11,350,000
Occupancy                       90%
Sale Price per Unit             $34,394
Sale Price per SF               $40.57
Capitalization Rate             10.09%

TERMS OF SALE                   Cash

INCOME/EXPENSE DATA
Potential Gross Income          $2,187,240
Vacancy/Collection Loss 10%     $(218,724)
Other Income                    $83,970
Effective Gross Income          $2,052,486
Operating Expenses              $(941,265)
Net Operating Income            $1,111,221

PROPERTY DESCRIPTION
Year Built                      1984
Last Year Renovated             NA
Number of Stories               1, 2 & 3
Number of Buildings             37
Number of Units                 330
Number of Bedrooms              486
Net Rentable Area               279,758
Average Unit Size               848 SF
Land Area                       14.99 Acres
Unit Density                    22 Units per Acre
Property Condition              Good
Parking (type)                  Open (82) Covered (250) and Detached Garage (17)
Construction Type               Wood frame with stucco exterior, tile roof
Unit Amenities                  Fireplace, microwave, washer/dryer hook-up
Project Amenities               Swimming pool, spa, sauna, clubhouse
Confirmed With                  Bruce Greenberg, MAI
Date Confirmed                  December 1997 by Stevan N. Bach, Bach Realty
                                Advisors, Inc.

                                  RIO CANCION
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE  9

PROPERTY IDENTIFICATION
Job Number                      97-073/97-077
Project Name                    Rio Cancion
Address                         2400 East River Road
City/ State                     Tucson, Arizona

TRANSACTION DATA
SALE DATE                       12/96
Grantor (Seller)                Security Capital Pacific Trust
Grantee (Buyer)                 Rio Cancion Associates, LC
Recorded Document               10438/1044
Sale Price                      $17,400,000
Occupancy                       90%
Sale Price per Unit             $45,910
Sale Price per SF               $50.67
Capitalization Rate             NA

TERMS OF SALE                   Cash to seller

INCOME/EXPENSE DATA
Potential Gross Income          $2,956,200
Vacancy/Collection Loss 10%     $(295,620)
Other Income                    $97,200
Effective Gross Income          $2,757,780
Operating Expenses              $(1,118,846)
Net Operating Income            $1,638,934

PROPERTY DESCRIPTION
Year Built                      1983
Last Year Renovated             NA
Number of Stories               1 & 2
Number of Buildings             35
Number of Units                 379
Number of Bedrooms              613
Net Rentable Area               343,370
Average Unit Size               906 SF
Land Area                       16.323 Acres
Unit Density                    23.21 Units per Acre
Property Condition              Good
Parking (type)                  Open and carport (878 spaces)
Construction Type               Wood frame with stucco exterior, concrete
                                foundation, Spanish tile roof
Unit Amenities                  Fireplace, vaulted ceilings, microwave,
                                balcony/patio, w/d hookup
Project Amenities               3 swimming pools, spa, fitness room, basketball
                                court, tennis court, carports, clubhouse
Confirmed With                  Real Data, Inc and Bruce Greenberg, MAI
Date Confirmed                  December 1997 by Stevan N. Bach, Bach Realty
                                Advisors, Inc.

                               SONORAN TERRACES
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                        COMPARABLE APARTMENT SALE 10

PROPERTY IDENTIFICATION
Job Number                      97-073/97-077
Project Name                    Sonoran Terraces
Address                         7887 N. La Cholla Boulevard
City/ State                     Tucson, Arizona

TRANSACTION DATA
Sale Date                       08/96
Grantor (Seller)                Security Capital Pacific Trust
Grantee (Buyer)                 NA Sonoran Terraces 5-1
Recorded Document               10357/907
Sale Price                      $18,750,000
Occupancy                       95%
Sale Price per Unit             $50,134
Sale Price per SF               $45.04
Capitalization Rate             9.39%

TERMS OF SALE                   Cash to seller

INCOME/EXPENSE DATA
Potential Gross Income          $2,995,238
Vacancy/Collection Loss 5%      $(149,762)
Effective Gross Income          $2,845,476
Operating Expenses              $1,084,034
Net Operating Income            $1,761,442

PROPERTY DESCRIPTION
Year Built                      1985
Last Year Renovated             NA
Number of Stories               2
Number of Buildings             60
Number of Units                 374
Number of Bedrooms              632
Net Rentable Area               416,256 SF
Average Unit Size               1,113 SF
Land Area                       25.810 Acres
Unit Density                    14.49 Units per Acre
Property Condition              Good
Parking (type)                  Open and Covered (674 spaces)
Construction Type               Brick veneer, concrete foundation, Spanish
                                tile roof
Unit Amenities                  Washer/dryer
Project Amenities               Swimming pools, clubhouse, tennis courts,
                                weight room, covered parking
Confirmed With                  Real Data, Inc and Bruce Greenberg, MAI
Date Confirmed                  December 1997 by Stevan N. Bach, Bach Realty
                                Advisors, Inc.

Comments                        None

                               SKYLINE VILLAGE
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 1


PROPERTY IDENTIFICATION
Job Number:                        97-073/97-077
Name of Project:                   Skyline Village
Street Address:                    6651 North Campbell Avenue
City/State:                        Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1985
Number of Stories:                 2
Number of Units:                   168
Net Rentable Area (SF):            167,500
Average Unit Size (SF):            997
Parking Surface:                   Asphalt
Type of Construction:              Painted stucco exterior with flat built-up
                                   roofs and red tile pitched roof fr

Unit Mix:

                                   ---------------------------------------------
                                    Total  Unit        Size  Monthly  Monthly
                                    Units  Type        (SF)   Rent    Rent/SF
                                   ---------------------------------------------
                                     48    1BR/1BA       800 $ 550  $ 0.69
                                     44    1BR/1BA/DEN 1,000   650    0.65
                                     66    2BR/2BA     1,100 750-850  0.68-0.77
                                     10    2BR/2BA/TH  1,250   850    0.68

                                   ---------------------------------------------

Concession:                        $250 off first month's rent

Unit Amenities:                    Dishwashers, garbage disposals, microwave
                                   ovens, fireplaces, covered parking

Project Amenities:                 Swimming pool, tennis court, jacuzzi,
                                   clubroom, laundry facility

ECONOMIC DATA
Percent Occupied:                  93%
Avg. Monthly Rent/SF of NRA:       $0.68
Electricity Paid By:               Tenant
Length of Lease:                   6, 9, and 12 months
Security Deposit:                  Yes

Confirmed With:                    On-site agent
Date Confirmed:                    12/97 by SNB/Bach Realty Advisors, Inc.

                            L' AUBERGE CANYON VIEW
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 2


PROPERTY DESCRIPTION
Job Number:                        97-073/97-077
Name of Project:                   L'Auberge Canyon View
Street Address:                    6650-55 North Kolb Road
City/State:                        Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1987
Number of Stories:                 2
Number of Units:                   264
Net Rentable Area (SF):            269,048
Average Unit Size (SF):            1,019
Parking Surface:                   Asphalt
Type of Construction:              Masonry with flat built-up roofs

Unit Mix:

                                   ----------------------------------------
                                    Total   Unit    Size   Monthly  Monthly
                                    Units   Type    (SF)     Rent   Rent/SF
                                   ----------------------------------------
                                     32   1BR/1BA    724  $  725   $1.00
                                     64   2BR/2BA    909     775    0.85
                                     60   2BR/2BA  1,049     825    0.79
                                     66   2BR/2BA  1,095     875    0.80
                                     12   3BR/2BA  1,223   1,010    0.82
                                     19   3BR/2BA  1,243   1,010    0.81
                                     11   3BR/2BA  1,291   1,010    0.78
                                   ----------------------------------------

Concessions:                       None

Unit Amenities:                    Dishwashers, garbage disposals, microwave
                                   ovens, washer/dryer in units, fireplaces, outdoor-utility closets, covered parking

Project Amenities:                 1 swimming pool, 1 tennis court, jacuzzi,
                                   clubroom

ECONOMIC DATA
Percent Occupied:                  96%
Avg. Effective Monthly
Rent/SF of NRA:                    $0.82
Electricity Paid By:               Tenant
Length of Lease:                   7 and 12 months
Security Deposit:                  $225; $200 refundable

Confirmed With:                    RealData Inc./On-Site Agent
Date Confirmed:                    12/97 by SNB/Bach Realty Advisors, Inc.

                         THE GREENS AT VENTANA CANYON
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 3


PROPERTY IDENTIFICATION
Job Number:                        97-073/97-077
Name of Project:                   The Greens at Ventana Canyon
Street Address:                    5800 North Kolb Road
City/State:                        Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1986
Number of Stories:                 2
Number of Units:                   265
Net Rentable Area (SF):            267,935
Average Unit Size (SF):            1,011
Parking Surface:                   Asphalt
Type of Construction:              Masonry exterior

Unit Mix:

                                   --------------------------------------------
                                   Total     Unit     Size  Monthly    Monthly
                                   Units     Type     (SF)   Rent      Rent/SF
                                   --------------------------------------------
                                    22   1BR/1BA/DEN   818 $    714  $    0.87
                                    26       1BR/1BA   847      740       0.87
                                    29       2BR/2BA   945      775       0.82
                                    27       2BR/2BA   974      739       0.76
                                    48       2BR/2BA 1,018  787-837  0.77-0.82
                                    65       2BR/2BA 1,050      800       0.76
                                    22       2BR/2BA 1,169  914-964  0.78-0.82
                                    26   2BR/2BA/DEN 1,207      950       0.79
                                   --------------------------------------------

Concessions:                       1/2 off first month's rent

Unit Amenities:                    Dishwashers, garbage disposals, microwave
                                   ovens, washer/dryer in units, fireplaces, ceiling fans, outdoor utility closets, patio/balconies, covered parking

Project Amenities:                 1 swimming pool, jacuzzi, picnic area, club
                                   room

ECONOMIC DATA
Percent Occupied:                  89%
Avg. Monthly Rent/SF of NRA:       $0.80
Electricity Paid By:               Tenant
Length of Lease:                   12 months
Security Deposit:                  None (special)

Confirmed With:                    RealData Inc./On-site Agent
Date Confirmed:                    12/97 by SNB/Bach Realty Advisors, Inc.

                                 THE ARBORETUM
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 4


PROPERTY IDENTIFICATION
Job Number:                        97-073/97-077
Name of Project:                   The Arboretum
Street Address:                    4700 North Kolb Road
City/State:                        Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1986
Number of Stories:                 2
Number of Units:                   496
Net Rentable Area (SF):            402,272
Average Unit Size (SF):            811
Parking Surface:                   Asphalt
Parking Spaces:                    322 open; 352 covered
Type of Construction:              Frame with stucco exterior and flat built-up
                                   roofs and pitched tile and shingle roofs

Unit Mix:

                                   -----------------------------------------
                                    Total  Unit     Size   Monthly Monthly
                                    Units  Type     W(SF)    Rent  Rent/SF
                                   _________________________________________
                                     32    1BR/1BA    520  $475    $0.91
                                     128   1BR/1BA    616   500     0.81
                                     96    1BR/1BA    686   510     0.74
                                     32    1BR/1BA    767   560     0.73
                                     64    2BR/1BA    984   650     0.66
                                     48    2BR/2BA    995   710     0.71
                                     48    2BR/2BA  1,001   735     0.73
                                     48    3BR/2BA  1,200   799     0.67
                                   -----------------------------------------

Concessions:                       1/2 month free rent. $175 off if deposit on
                                   1/st/ visit

Unit Amenities:                    Dishwashers, garbage disposals, microwave
                                   ovens, fireplaces, patio/balconies, ceiling fans, covered parking

Project Amenities:                 3 swimming pools, jacuzzi, picnic area,
                                   clubroom, laundry facility, exercise/weight room

ECONOMIC DATA
Percent Occupied:                  99%
Avg. Monthly Rent/SF of NRA:       0.734
Electricity Paid By:               Tenant
Length of Lease:                   9 and 12 months
Security Deposit:                  $175 -- 1BR; $200-2BR; $225-3BR
Pets Allowed/Deposit:              $200 plus $15 per month

Confirmed With:                    RealData Inc./On-Site Agent
Date Confirmed:                    12/97 by SNB/Bach Realty Advisors, Inc.

                               VILLAS SIN VACAS
--------------------------------------------------------------------------------


                             PHOTO DID NOT DEVELOP

                               RENT COMPARABLE 5


PROPERTY IDENTIFICATION
Job Number:                        97-073/97-077
Name of Project:                   Villas Sin Vacas
Street Address:                    7601 North Calle Sin Envidia
City/State:                        Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1985
Number of Stories:                 2
Number of Units:                   72
Net Rentable Area (SF):            80,178
Average Unit Size (SF):            1,114
Parking Surface:                   Asphalt
Type of Construction:              Open and 72 carports

Unit Mix:

                                   ---------------------------------------------
                                    Total      Unit     Size   Monthly Monthly
                                    Units      Type     (SF)     Rent  Rent/SF
                                   ---------------------------------------------
                                    38     1BR/1BA/DEN    930  $  835  $0.90
                                    18         2BR/2BA  1,195   1,050   0.88
                                    16         3BR/2BA  1,458   1,200   0.82
                                   --------------------------------------------

Concessions:                       None

Unit Amenities:                    Fireplace, washer and dryer, microwave,
                                   covered parking

Project Amenities:                 Swimming pool, clubhouse

ECONOMIC DATA
Percent Occupied:                  Mid to high 90's%
Avg. Monthly Rent/SF of NRA:       $0.871
Electricity Paid By:               Tenant
Length of Lease:                   9 and 12 months
Security Deposit:                  $200
Pets Allowed/Deposit               $200

Confirmed With:                    On-Site Agent and Real Data, Inc.
Date Confirmed:                    12/97 by SNB/Bach Realty Advisors, Inc.

                                COLONIA DEL RIO
--------------------------------------------------------------------------------


                             PHOTO DID NOT DEVELOP

                               RENT COMPARABLE 6

PROPERTY IDENTIFICATION
Job Number:                             97-073/97-077
Name of Project:                        Colonia Del Rio
Street Address:                         4601 N. Via Entrada
City/State:                             Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:                   1985
Number of Stories:                      2
Number of Units:                        176
Net Rentable Area (SF):                 177,760
Average Unit Size (SF):                 1,010
Parking Surface:                        Asphalt
Parking Spaces:                         261
Type of Construction:                   Masonry exterior with red tile roofs

Unit Mix:

                                        -----------------------------------------------------
                                          Total     Unit       Size     Eff.Mo.   Eff. Mo.
                                          Units     Type       (SF)      Rent     Rent/SF
                                        -----------------------------------------------------
                                            22      1BR/1BA      713       $560       $0.79
                                            44      1BR/1BA      796        590        0.74
                                            22      1BR/1BA    1,022        655        0.64
                                            22      2BR/1BA    1,068        680        0.64
                                            44    2BR/2BA/TH   1,170        795        0.68
                                            22      3BR/2BA    1,345    795-810   0.59-0.60
                                        -----------------------------------------------------

Concessions:                            $200 off 1st month's rent

Unit Amenities:                         Fireplace, washer and dryer, microwave,
                                        covered parking

Project Amenities:                      Swimming pool, spa, exercise room,
                                        playground

ECONOMIC DATA
Percent Occupied:                       90's%
Avg. Effective Monthly Rent/SF of NRA:  $0.683
Electricity Paid By:                    Tenant
Length of Lease:                        NA
Security Deposit:                       $75
Pets Allowed/Deposit:                   Yes/$150

Confirmed With:                         On-site Agent and Real Data, Inc.
Date Confirmed:                         12/97 by SNB/Bach Realty Advisors, Inc.

                            BOULDERS AT LA RESERVE
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 7

PROPERTY IDENTIFICATION
Job Number:                             97-073/97-077
Name of Project:                        Boulders at La Reserve
Street Address:                         1500 E. Pusch Wilderness Drive
City/State:                             Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:                   1995
Number of Stories:                      2
Number of Units:                        240
Net Rentable Area (SF):                 239,792
Average Unit Size (SF):                 999
Parking Surface:                        Asphalt
Parking Spaces:                         375, same garages
Type of Construction:                   Masonry exterior with flat built-up and
                                        red tile pitched roofs

Unit Mix:

                                        ---------------------------------------------------
                                          Total    Unit        Size     Monthly   Monthly
                                          Units    Type        (SF)      Rent     Rent/SF
                                        ---------------------------------------------------
                                            64     1BR/1BA       725      $595     $0.82
                                            48   1BR/1BA/DEN     929       655      0.71
                                            64     2BR/2BA     1,057       740      0.70
                                            64     3BR/2BA     1,268       860      0.68
                                        ---------------------------------------------------

Concessions:                            1/2 month free rent on 1BR or 2 BR and 1
                                        month free on 3BR w/12 month lease

Unit Amenities:                         Some fireplaces, washer and dryer,
                                        microwave, garage

Project Amenities:                      Swimming pool, spa, exercise room,
                                        clubhouse

ECONOMIC DATA
Percent Occupied:                       NA
Avg. Effective Monthly Rent/SF of NRA:  $0.717
Electricity Paid By:                    Tenant
Length of Lease:                        7-13 months
Security Deposit:                       $100
Pets Allowed/Deposit:                   $300 plus $10 per month

Confirmed With:                         On-site Agent and Real Data, Inc.
Date Confirmed:                         12/97 by SNB/Bach Realty Advisors, Inc.
Comments:                               Garages bring a rental premium of $60
                                        plus.

                               LA RESERVE VILLAS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 8

PROPERTY IDENTIFICATION
Job Number:                   97-073/97-077
Name Of Project:              La Reserve Villas
Street Address:               10700 N. LA Reserve Drive
City/State:                   Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:         1988
Number of Stories:            2
Number of Units:              240
Net Rentable Area (SF):       216,008
Average Unit Size (SF):       900
Parking Surface:              Asphalt
Parking Spaces:               Yes, but 240 carports
Type of Construction:         Masonry exterior with flat built-up and red tile
                              pitched roofs

Unit Mix:

                              --------------------------------------------
                                Total   Unit     Size   Monthly  Monthly
                                Units   Type     (SF)    Rent    Rent/SF
                              --------------------------------------------
                                64     1BR/1BA    697      $580    $0.83
                                96     2BR/2BA    943       690     0.73
                                52     2BR/2BA    957       750     0.78
                                28     3BR/2BA  1,111       875     0.79
                              --------------------------------------------

Concessions:                  None

Unit Amenities:               Fireplace, washer/dryer, microwave

Project Amenities:            (2) swimming pools, spa, exercise room, clubhouse

ECONOMIC DATA
Percent Occupied:             90's%
Avg. Effective Monthly
Rent/SF of NRA:               $0.772
Electricity Paid By:          Tenant
Length of Lease:              6 mos., 9 mos., 1 year
Security Deposit:             $140 1BR, $160 2BR, $180 3BR
Pets Allowed/Deposit:         $300 plus $15 per month

Confirmed With:               On-site Agent and Real Data, Inc.
Date Confirmed:               12/97 by SNB/Bach Realty Advisors, Inc.

                             LEGENDS AT LA PALOMA
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 9

PROPERTY IDENTIFICATION
Job Number:                   97-073/97-077
Name of Project:              Legends at La Paloma
Street Address:               3750 E. Via Palomita
City/State:                   Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:         1995
Number of Stories:            2
Number of Units:              312
Net Rentable Area (SF):       322,696
Average Unit Size (SF):       1,034
Parking Surface:              Asphalt
Parking Spaces:               312 carports and open parking
Type of Construction:         Frame stucco with masonry exterior and sloped tile
                              roof

Unit Mix:

                              --------------------------------------------
                               Total     Unit     Size   Monthly  Monthly
                               Units     Type     (SF)    Rent    Rent/SF
                              --------------------------------------------
                                72      1BR/1BA    745      $675    $0.91
                               152      2BR/2BA  1,036       795     0.77
                                88      3BR/2BA  1,258       975     0.78
                              --------------------------------------------

Concessions:                  1 month free rent

Unit Amenities:               Fireplace, washer and dryer, microwave, ceiling
                              fan

Project Amenities:            (2) swimming pool, spa, exercise room, clubhouse,
                              storage off patio/balcony

ECONOMIC DATA
Percent Occupied:             mid to high 90's%
Avg. Effective Monthly
Rent/SF of NRA:               $0.791
Electricity Paid By:          Tenant
Length of Lease:              6 mos. to 1 year
Security Deposit:             $150 1BR, $175 2BR, $200 3BR
Pets Allowed/Deposit:         $300 plus $10 per month

Confirmed With:               On-site Agent and Real Data, Inc.
Date Confirmed:               12/97 by SNB/Bach Realty Advisors, Inc.

                               SKYLINE BEL AIRE
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                              RENT COMPARABLE 10

PROPERTY IDENTIFICATION
Job Number:                   97-073/97-077
Name of Project:              Skyline Bel Aire
Street Address:               6255 Camino Pimeria Alta
City/State:                   Tucson, Arizona

PROPERTY DESCRIPTION
Year Built!Renovated:         1979
Number of Stories:            1-2
Number of Units:              137
Net Rentable Area (SF):       154,151
Average Unit Size (SF):       1,125
Parking Surface:              Asphalt
Parking Spaces:               136 carports and open parking
Type of Construction:         Frame stucco with masonry exterior and flat roof

Unit Mix:

                              -----------------------------------------------------
                               Total       Unit       Size    Monthly   Monthly
                               Units       Type       (SF)     Rent     Rent/SF
                              -----------------------------------------------------
                                64     1BR/1BA/DEN    968      $615      $0.64
                                73         2BR/2BA  1,263       815       0.65
                              -----------------------------------------------------

Concessions:                  $25 off rent 1BR $300 off 1st month rent w/12
                              month lease $150 off 1st month rent w/6 month lease

Unit Amenities:               Fireplaces, washer and dryer, covered parking

Project Amenities:            Swimming pool, spa, tennis court, billard room,
                              skylight in several bedrooms

ECONOMIC DATA
Percent Occupied:             Mid 90's%
Avg. Effective Monthly
Rent/SF of NRA:               $0.641
Electricity Paid By:          Tenant
Length of Lease:              6 mos., 9 mos., 1 year
Security Deposit:             $125 1BR and $150 2BR
Pets Allowed/Deposit:         $15 per month

Confirmed With:               On-site Agent and Real Data, Inc.
Date Confirmed:               12/97 by SNB/Bach Realty Advisors, Inc.
Comments:                     One of the large units is the manager's unit.

                                PINNACLE CANYON
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                              RENT COMPARABLE 11

PROPERTY IDENTIFICATION
Job Number:                   97-073/97-077
Name of Project:              Pinnacle Canyon
Street Address:               7050 E. Sunrise Road
City/State:                   Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:         1995
Number of Stories:            2
Number of Units:              225
Net Rentable Area (SF):       228,931
Average Unit Size (SF):       1,017
Parking Surface:              Asphalt
Parking Spaces:               NA
Type of Construction:         Masonry exterior with red tile roof

Unit Mix:

                               ----------------------------------------------
                                 Total   Unit     Size   Monthly  Monthly
                                 Units   Type     (SF)    Rent    Rent/SF
                               ----------------------------------------------
                                  24     1BR/1BA    795      $650    $0.82
                                  37     1BR/1BA    840       675     0.80
                                  48     2BR/2BA  1,124       775     0.69
                                  74     2BR/2BA  1,152       800     0.69
                                  40     3BR/2BA  1,351       935     0.69
                               ----------------------------------------------


Concessions:                  1 month free rent w/12 month lease

Unit Amenities:               Some fireplaces, washer and dryer, microwave,
                              built-in television, covered parking

Project Amenities:            Swimming pool, spa, exercise room, clubhouse,
                              computer center

ECONOMIC DATA
Percent Occupied:             98%
Avg. Effective Monthly
Rent/SF of NRA:               $0.762
Electricity Paid By:          Tenant
Length of Lease:              NA
Security Deposit:             $100
Pets Allowed/Deposit:         $200 plus $15 per month

Confirmed With:               On-site Agent and Real Data, Inc.
Date Confirmed:               12/97 by SNB/Bach Realty Advisors, Inc.

                          PROFESSIONAL QUALIFICATIONS
                                STEVAN N. BACH


EXPERIENCE     Bach Realty Advisors, Inc. (since June 1997)
                    President. Emphasis in ad valorem tax and intangible value. Real estate valuation and consultation on hotels, major urban properties, and property portfolios. Financial and feasibility analysis, land use, and market studies

               Bach Thoreen McDermott Incorporated (July 1991 -- May 1997)
                    Chief Executive Officer.

               Bach Thoreen & Associates, Inc. (1985 -- 1991)
                    President

               Bach & Associates, Inc. (1980 -- 1984)
                    President

               Landauer Associates, Inc. (1980 -- 1984)
                    Senior Vice-President and General Manager -- Southwestern Region

               Coldwell Banker Commercial Group, Inc. (1973 -- 1980)
                    Vice-President and Manager, Appraisal Services.

               Appraisal Research Associates (1971 -- 1973)
                    Appraiser. Real Estate research valuation on urban and rural properties.

               Ray R. Hastings, MAI (1964 -- 1971)
                    Appraiser. Real Estate research valuation on urban and rural properties.

               Residential Real Estate Sales (1963 -- 1964)
                    Salesman. Residential real estate salesman Covina, California.

PROFESSIONAL
ACTIVITIES

Member:        Appraisal Institute
               Appraisal Institute, Houston Chapter 33
               Appraisal Institute, Chairman of the Grievance Committee of the Regional Ethics Panel
               Appraisal Institute, Chairman of the Review and Counseling Committee of the Regional Ethics Panel
               Appraisal Institute, Co-Chairman of the Education Committee
               (1980)
               Appraisal Institute, Chairman of the Education Committee (1983) Appraisal Institute, Candidate Guidance Committee (1987 -- 1992) Appraisal Institute, Subcommittee Chairman, Admissions Committee
               (1984)
               AIREA Nonresidential Appraisal Report Grading Committee (1984) Appraisal Institute Expert Witness Video Committee (1990)

Licenses:      Real Estate Broker, State of Texas

Certification: Certified in the Appraisal Institute's voluntary program of continuing education for its designated members (MAIs who meet the minimum standards of this program are awarded periodic education certification).

               Certified General Real Estate Property appraiser in the State of Texas, Certification No. TX-1323079-G
               Certified General Real Estate Property appraiser in the State of Colorado, Certification No. CG01323975

EDUCATION      B.S. Marketing, University of Southern California (1962)

================================================================================

                           COMPLETE, SELF-CONTAINED
                                   VALUATION

                                      OF

                            LAS COLINAS APARTMENTS
                            5995 NORTH 78TH STREET
                              SCOTTSDALE, ARIZONA



                                      FOR

                      HUTTON/CON AM REALTY INVESTORS 81
                             1764 SAN DIEGO AVENUE
                          SAN DIEGO, CALIFORNIA 92110



                                     AS OF

                               DECEMBER 31, 1997



                                      BY

                          BACH REALTY ADVISORS, INC.
                            1221 LAMAR, SUITE 1325
                             HOUSTON, TEXAS 77010

                                  BRA: 97-080

================================================================================

                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

    Letter of Transmittal................................................. 1
    Assumptions and Limiting Conditions................................... 2
    Certification......................................................... 4
    Salient Facts and Conclusions......................................... 6
    Nature of the Assignment.............................................. 7
    City/Neighborhood Analysis............................................ 9
    Apartment Market Analysis.............................................16
    Site Analysis.........................................................20
    Improvements..........................................................23
    Highest and Best Use..................................................26
    Appraisal Procedures..................................................29
    Sales Comparison Approach.............................................31
    Income Approach.......................................................35
    Reconciliation........................................................44

                                    ADDENDA


                                Rent Comparables
                           Improved Sale Comparables
                          Professional Qualifications

               [LETTERHEAD OF BACH REALTY ADVISORS APPEARS HERE]

March 26, 1997


Hutton/Con Am Realty Investors 81
1764 San Diego Avenue
San Diego, California 92110


Re: A Complete, Self-Contained Appraisal of Las Colinas Apartments, Scottsdale, Arizona; BRA: 97-080

Gentlemen:

By your request and authorization, we have inspected the above-referenced property and have investigated the real estate market in the subject area in order to provide the value of the leased fee estate of the subject property as of December 31, 1997. This complete, self-contained appraisal report is in conformance with the guidelines of the Appraisal Institute. The scope of this assignment includes the Sales Comparison and Income Approaches to value. The property was inspected in December 1997, and for the purposes of this report it is assumed that all physical and economic conditions are similar on the date of value as they were on the date of inspection.

Our analysis of the property focused on the supply and demand factors influencing the Phoenix and subject area apartment market, the sale of comparable properties, market rent levels, appropriate operating expenses, and acceptable investor returns.

As a result of our inspection of the property, investigation of the real estate market, and relying on our experience with similar type properties, it is our opinion that the leased fee market value of the subject property, all cash, on an "as is" basis, as of December 31, 1997 is in the sum of

                FOURTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS
                                 ($14,500,000)

There follows on the succeeding pages of this report pertinent data as to the valuation conclusions expressed herein. Your attention is also directed to the Assumptions and Limiting Conditions that follow this letter, as they are an integral part of the above stated market value.

Thank you for the opportunity to be of service. If there are any questions regarding the valuation, please contact us.

Sincerely,

BACH REALTY ADVISORS, INC.


/s/ Stevan N. Bach

Stevan N. Bach, MAI
President and Chief Executive Officer

                      ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                    The certification of this complete, self-contained appraisal is subject to the following assumptions and limiting conditions.

                    1. That responsibility is not taken for matters of a legal nature affecting the property appraised or the title thereto and that all legal descriptions furnished are correct.

                    2. That the title to the property being appraised is good and marketable and is appraised as though under responsible ownership and/or management.

                    3. That the property is free and clear of all liens and encumbrances, except as otherwise stated.

                    4. That the sketches in this report are included to assist the reader in visualizing the property and responsibility is not assumed for their accuracy.

                    5. That a survey of the property has not been made by the appraiser.

                    6. That the information, estimates, and opinions furnished the appraiser by others and contained in this report are considered reliable and are believed to be true and correct; however, responsibility is not taken for their accuracy.

                    7. That responsibility is not taken for soil conditions or structural soundness of the improvements that would render the property more or less valuable.

                    8. That possession of this appraisal does not carry with it the right of publication and that this report, or any parts thereof, may not be reproduced in any form without written permission of the appraiser.

                    9. That testimony or attendance in court or at a hearing are not a part of this assignment; however, any such appearance and/or preparation for testimony will necessitate additional compensation than received for this appraisal report.

                    10. That the valuation estimate herein is subject to an all cash or cash equivalent purchase and does not reflect special or favorable financing in today's market.

                    11. Where discounted cash flow analyses have been undertaken, the discount rates utilized to bring forecasted future revenues to estimates of present value reflect both our market investigations of yield anticipations and our judgement as to the risks and uncertainties in the subject property and the consequential rates of return required to attract an investor under such risk conditions. There is no guarantee that projected cash flows will actually be achieved.

                    12. That the square footage figures are based on floor plans and information supplied to the appraiser by Con Am Management.

                    13.  Bach Realty Advisors, Inc. is not an expert as to
                         -------------------------------------------------
                         asbestos and will not take any responsibility for its
                         -----------------------------------------------------
                         existence or the existence of other hazardous materials
                         -------------------------------------------------------
                         at the subject property, analysis for EPA standards,
                         ----------------------------------------------------
                         its removal, and/or its encapsulation. If the reader of
                         -------------------------------------------------------
                         this report and/or any entity or person relying on the
                         --------------------------------------- --------------
                         valuations in this report wishes to know the exact or
                         -----------------------------------------------------
                         detailed existence (if any) of asbestos or other toxic
                         ------------------------------------------------------
                         or hazardous waste at the subject property, then we not
                         -------------------------------------------------------
                         only recommend, but state unequivocally that they
                         --------------------------------------------------
                         should obtain an independent study and analysis
                         -----------------------------------------------
                         (including costs to cure such environmental problems)
                         -----------------------------------------------------
                         of asbestos or other toxic and hazardous waste.
                         ----------------------------------------------

                    14. In addition, an audit on the subject property to determine its compliance with the Americans with Disabilities Act of 1990 was not available to the appraiser. The appraiser is unable to certify compliance regarding whether the removal of any barriers which may be present at the subject are readily achievable.

                                 CERTIFICATION
--------------------------------------------------------------------------------

                    The undersigned does hereby certify to the best of his knowledge and belief that, except as otherwise noted in this complete, self-contained appraisal report:

                    1. I do not have any personal interest or bias with respect to the subject matter of this appraisal report or the parties involved.

                    2. The statements of fact contained in this appraisal report, upon which the analyses, opinions, and conclusions expressed herein are gauged, are true and correct.

                    3. This appraisal report sets forth all of the limiting conditions (imposed by terms of our assignment or by the undersigned) affecting the analyses, opinions, and conclusions contained in this report.

                    4. The analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute.

                    5. That no one other than the undersigned prepared the analyses, opinions, and conclusions concerning the subject property that are set forth in this appraisal report. Stevan N. Bach, MAI inspected the property in December 1997.

                    6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

                    7. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

                    8. The Appraisal Institute conducts a program of continuing education for its members. Members who meet the minimum standards of this program are awarded periodic educational certification. As of the date of this report, I, Stevan N. Bach, MAI has completed the requirements under the continuing education program of the Appraisal Institute.

                    9. Compensation for this assignment is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

                    10. Based on the knowledge and experience of the undersigned and the information gathered for this report, the estimated leased fee market value, "as is," of the subject property on an all cash basis, as of December 31, 1997, is $14,500,000.


                         /s/ Stevan N. Bach
                         -------------------------------------
                         Stevan N. Bach, MAI
                         President and Chief Executive Officer
                         Certified General Real Property Appraiser
                         State of Texas TX-1323079-G

                         SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

Identification:               Las Colinas Apartments
                              5995 North 78th Street
                              Scottsdale, Arizona

Location:                     Southeast corner of North 78th Street and McDonald
                              Drive

BRA:                          97-080

Legal Description:            Section 14, Block 2 North, Township 4 East, Las
                              Colinas Subdivision, Maricopa County, Arizona

Land Size:                    15.7 acres or 683,892 square feet

Building Area:                252,700 square feet of net rentable area

Year Built:                   1981

Unit Mix:                     20   1BR/1BA at 560 square feet
                              72   1BR/1BA at 680 square feet
                              120  2BR/2BA at 900 square feet
                              74   2BR/2BA at 950 square feet
                              6    2BR/2BA at 1,000 square feet
                              8    3BR/2BA at 1,030 square feet

No. of Units:                 300

Average Unit Size:            842 square feet

Physical Occupancy:           97%

Economic Occupancy:           90 percent

Highest and Best Use
 As Vacant:                   Multifamily
 As Improved:                 Multifamily


Date of Value:                December 31, 1997

"As Is" Market Value by
 Sales Comparison Approach:   $14,500,000

"As Is" Market Value by
 Income Approach:             $14,500,000

"As Is" Market Value
 Conclusion:                  $14,500,000

                           NATURE OF THE ASSIGNMENT
--------------------------------------------------------------------------------

PURPOSE OF THE
APPRAISAL                The purpose of this complete, self-contained appraisal
                         is to give an estimate of the "as is" leased fee market value of the subject property on an all cash basis.

IDENTIFICATION OF
THE PROPERTY             The subject property contains 19 two-story apartment
                         buildings with 300 units and a total net rentable area of 252,700 square feet. It was constructed in 1981 on
                         15.7 acres. It is identified as the Las Colinas
                         Apartments located at 5995 North 78th Street or at the southeast corner of North 78th Street and McDonald
                         Drive in Scottsdale, Arizona.

DATE OF THE
APPRAISAL                All opinions of value expressed in this report reflect
                         physical and economic conditions prevailing as of December 31, 1997 which are assumed to be the same as our most recent inspection date of December 1997.

DEFINITION OF
SIGNIFICANT TERMS        The Appraisal of Real Estate, Eleventh Edition, 1996,
                         sponsored by the Appraisal Institute defines Market
                         Value as:

                              "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

                              (1)  Buyer and seller are typically motivated;

                              (2)  Both parties are well informed or well
                                   advised, and acting in what they consider their own best interests;

                              (3) A reasonable time is allowed for exposure in the open market;

                              (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

                              (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

                         It is our opinion that a reasonable time period to sell the subject property is six months to one year and this
                                                 ----------------------
                         is consistent with current market conditions. A sale earlier than six months to one year may represent a value other than market value and is reasonably believed to be a value less than our market value stated within our appraisal report.

                         Leased Fee Estate/1/- An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

FUNCTION OF THE
APPRAISAL                It is the understanding of the appraiser that the
                         function of this appraisal is for annual partnership reporting and/or internal purposes.

PROPERTY RIGHTS
APPRAISED                The appraiser has appraised the "as is" leased fee
                         interest subject to short-term leases which are typically 6 to 12 months in duration at the subject property.

THREE-YEAR HISTORY       According to the Maricopa County records, the current
                         owner of record is Hutton/Con Am Realty Investors 81.
                         No sale or listing of the subject property is believed to have occurred over the past three years.

SCOPE/BASIS OF
THE APPRAISAL            This appraisal has been made in accordance with
                         accepted techniques, standards, methods, and procedures of the Appraisal Institute. The values set forth herein were estimated after application and analysis by the Sales Comparison and Income Approaches to value. These approaches are more clearly defined in the valuation section of this report. The Cost Approach was not utilized in our analysis due to the age of the property since depreciation is difficult to accurately measure in older properties. Additionally, it is often the perception of investors that cost does not necessarily equate to value and the purchase price is not typically based on construction costs.

                         The scope of our assignment included obtaining pertinent property data from the client regarding income and expense figures, tenant rent rolls, and permission to inspect the subject. Additionally, the appraiser conducted research either personally or through associates to obtain current market rental rates, construction trends, the sale of comparable improved properties, anticipated investor returns, and the supply and demand of competitive apartment projects in the general and immediate area. After these examinations were performed, an analysis was made in order to estimate the leased fee market value of the subject on an "as is" basis.


_______________________________
  /1/ The Dictionary of Real Estate Appraisal, Third Edition, p. 204.
      ---------------------------------------

                            [AREA MAP APPEARS HERE]

                           CITY/NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

INTRODUCTION        Metropolitan Phoenix covers 9,127 square miles and it is the nucleus of Maricopa County along with 23 additional surrounding communities. Metropolitan Phoenix is part of a geographic area in South Central Arizona known as "the golden corridor," an area of world-class resorts and spas, and a governmental and commercial center for the state. The city of Phoenix is already well developed within the city limits, and the city serves as the core of the metropolitan area's office and commercial development. The expansion of the freeway system has opened up new markets in the western and southern regions.

POPULATION          The state's capital and the largest city in Arizona, Phoenix is the seventh largest city in the nation. Phoenix is one of the fastest growing major metropolitan areas in the country and was fourth in the nation in absolute growth from 1980 to 1990. In 1996, the Phoenix metropolitan area was second to Las Vegas as the fastest growing metropolitan area in the nation. The population of Phoenix in 1995 was estimated at about 1.1 million and it is projected to be about 1.2 million in 1997. In addition, the population in the Metropolitan Area was estimated at 2.4 million and it is projected to reach approximately 2.7 million in the year
                    2000. Population figures obtained for Maricopa County indicate the dynamic growth experienced by the Phoenix area.
                    The increase in population is composed largely of net migration into the area due to new employment opportunities, a relatively reasonable cost of living, and a favorable climate. The following summarizes the population growth of the metropolitan area since 1977.

                                   YEAR         NO. PERSONS     ANNUAL CHANGE
                             -------------------------------------------------
                              1977 estimate      1,329,800             --
                              1980 census        1,509,052           4.31%
                              1990 census        2,122,101           3.47%
                              1991 estimate      2,173,135           2.40%
                              1992 estimate      2,238,000           2.98%
                              1993 estimate      2,291,200           2.38%
                              1994 estimate      2,355,900           2.82%
                              1995 estimate      2,551,765           8.31%
                              1996 estimate      2,634,625           3.25%
                              2000 estimate      2,715,097           1.01%
                              2005 estimate      3,031,348           2.23%

EMPLOYMENT AND
LABOR FORCE         The tremendous growth of Metropolitan Phoenix and its
                    location has led to a diverse economy and strong business climate. Over the past few years, more than 50 new companies have opened offices in the Phoenix area, which is home to over 80 national and regional headquarters, ranging from major hotel and restaurant chains to high-tech manufacturers and airlines. There has recently been an influx of cost conscious firms relocating from California seeking a location with a lower cost of doing business. Also, Phoenix has become a popular regional hub location for companies with several regional offices. Service industries and trade account for just over half of the employment base in the Phoenix area and are projected to continue to be the largest source of employment growth for the next few years. The economic stability of the region, and the abundant labor force make Phoenix a viable location for information-based industries such as data processing, telecommunications and customer service operations. Many financial services and banking institutions have established data processing, credit card, and customer service operations in the area during the past five years.
                    These include processing and/or regional headquarters operations for American Express, Chase Bank, Bank of
                    America, Discover Card Services, and Well Fargo Bank.
                    Additionally, the electronics and high technology industries have a tremendous presence in Phoenix. High technology/basic manufacturing comprises 10.8 percent of non-agricultural employment with an emphasis on the high technology sector.
                    Motorola is the region's largest private employer, with about 20,000 workers. Additional major electronic and technology-based employers include Honeywell, Intel,
                    Continental Circuits, Medtronic Micro. Rel., Microchip
                    Technology, EF Data Corp., Varian Tempe Electronics Center,
                    ADFlex Solutions, and Litton Electro Optical Systems. Also, since Phoenix is the capital city of Arizona and the county seat for Maricopa County, there is a significant amount of government employment. About 13 percent of the employment distribution in Phoenix is in the government and public sector. The following table indicates the fifteen largest employers in the Phoenix/Scottsdale Metropolitan (Metro) area.

                                   FIFTEEN LARGEST EMPLOYERS -- METRO AREA
                       -----------------------------------------------------------------
                         FIRM                                       FULL-TIME EMPLOYEES
                       -----------------------------------------------------------------
                         State of Arizona                                  60,592
                         Motorola Inc.                                     19,350
                         Maricopa County                                   12,025
                         City of Phoenix                                   11,393
                         U.S. Postal Service                               10,833
                         Samaritan Health System                           10,800
                         Allied-Signal Aerospace Co.                        8,755
                         Arizona State University                           7,672
                         Pinnacle West Capital Corporation                  7,335
                         US West Inc.                                       7,300
                         American Express Travel Related Services           7,200
                         Bank America Corp.                                 7,100
                         Intel Corp.                                        6,600
                         Banc One Corporation                               6,500
                         Mesa Public Schools                                6,378

EMPLOYMENT          Metropolitan Phoenix, with more than half of the states
                    labor force, has a well-developed and diversified economic base. In part, due to this diversified economy, the unemployment rate in the Phoenix area has fallen over the past few years. The economic recovery began in 1993 with increases in labor force and number of employed persons in every subsequent year. Since a high of 6.4 percent in 1992, the unemployment rate has been below 5 percent in each year since and witnessed a low of 3.3 percent in 1997. The following summarizes this trend.

                         --------------------------------------------------------------------
                                              MARICOPA COUNTY LABOR FORCE DATA
                         --------------------------------------------------------------------
                                                    1980      1990        1991        1992
                                                  -------   ---------   ---------   ---------
                         Civilian Labor Force     752,908   1,074,500   1,067,900   1,057,200
                         Employed                 708,291   1,028,100   1,016,400     989,800
                         Unemployed                44,617      46,400      51,500      67,400
                         Unemployment Rate            5.9%        4.3%        4.8%        6.4%

                         ----------------------------------------------------------------------------------
                                             MARICOPA COUNTY LABOR FORCE DATA (CONT'D)
                         ----------------------------------------------------------------------------------
                                                    1993        1994        1995        1996        1997
                                                 ----------  ----------  ----------  ----------  ----------
                         Civilian Labor Force    1,074,600   1,217,900   1,293,300   1,335,100   1,481,400
                         Employed                1,025,600   1,158,000   1,244,000   1,289,700   1,433,100
                         Unemployed                 49,000      59,900      49,300      45,500      48,300
                         Unemployment Rate             4.6%        4.9%        3.8%        3.4%        3.3%

                         Source:  Arizona Department of Economic Security

                         The Greater Phoenix area has a labor force of approximately 1.5 million people, with a mix of managers, professionals, and production workers. Projected employment by occupation shows continued strengthening of the area's professional and technical work force, with service employment increasing as well.

TOURISM The Phoenix area enjoys 300 days of sunny skies and warm temperatures each year and it is situated amidst scenic countryside. It is not surprising that Phoenix has become one of the most popular resort areas in America. The metropolitan area has nearly 200 major golf courses, 1,000 tennis courts, and more five-star resorts than any other part of the country. The city understands the impact tourism has on its economy and takes great care to cultivate and promote this aspect of its economy. The outlook for the metropolitan Phoenix lodging market over the next few years is very positive. The market as a whole continues to demonstrate solid growth and has since 1992. According to Lodging Outlook published by Smith Travel Research,
                            ---------------
                         the Phoenix area hotel occupancies have been improving. The 1996 year-end occupancy reached 72.2 percent, a solid growth over the 71.9 percent level in 1995. Also, the average daily room rate showed substantial improvements between 1995 and 1996. In 1995, the average daily room rate was $88.36 and it increased to $94.72 in 1996, which is an increase of 7.2 percent.

                         Obviously, the increases in tourism have created greater business for the Phoenix Sky Harbor International Airport, which is currently, the eleventh busiest airport in the nation. The number of passengers passing through the airport in 1995 was 27.8 million. In 1997, an estimated 31.5 million passengers are expected and by the year 2007 this is anticipated to increase to approximately 44.7 million passengers. Currently, twenty-three airlines offer about 1,100 daily flights. A fourth terminal with 48 gates at a cost of $170 million was opened in late 1990. Additionally, a third runway is planned by the end of the decade.

REAL ESTATE              The metropolitan Phoenix single family home market has
                         witnessed an unprecedented seven years of increasing or strong housing markets with record setting absorption and price increases. As of the Fourth Quarter 1997, the number of single-family building permits anticipated for 1997 was about 27,719. This was down slightly from the record setting level in 1996 when 28,157 units were permitted. The number of permits is expected to drop to 24,750 in 1998 and 22,594 in 1999. The number of multifamily permits (including apartments and condominiums) are estimated at 6,900 units in 1997. This is expected to drop to 6,400 in 1998 and rise to 6,500 in 1999. The Apartment market is discussed in further detail in the Apartment Market Analysis section of this report.

                      Over the next few years, commercial construction is expected to remain strong and vacancy rates in most sectors are expected to remain relatively stable. The metropolitan Phoenix office market contained approximately
                      38.1 million square feet in 1996 to which 1.4 million square feet was added in 1997. In 1997 a total of 1.3 million square feet was absorbed. Further gains are expected in 1998 and 1999 of 1.8 million square feet each year with absorption estimated at 1.5 million square feet in each year. The office vacancy rate in 1997 8.9 percent and office vacancy rates are anticipated to stabilize at approximately 9 percent in 1998 and 1999. In 1997, 2.7 million square feet of retail space was added to the 79.5 million square feet already existing. The amount of new construction is expected to decline to 2.1 million in 1998 and 2.0 million in 1999. Absorption in 1997 was a healthy
                      2.4 million square feet, which is expected to decrease slightly to 2.1 million square feet in 1998, and 2.0 square feet in 1999. The retail vacancy rate in 1997 is
                      8.8 percent. Vacancy rates in retail space are expected to remain stable at 8.5 percent through 1999. In 1997, 9.1 million square feet of industrial space was added. It is expected that this will decrease to 7.8 million in 1998 and 7.7 million in 1999. The 1997 vacancy for industrial space is 6.9 percent. The forecast for industrial activity includes an estimated vacancy in 1998 and 1999 of 7.1 percent. In 1997 7.9 million square feet were absorbed and it is predicted this will decrease to 7.3 million square feet in 1998 and 7.0 million square feet in 1999.

LIVABILITY            Recreation and culture are important resources of Phoenix, enhancing its appeal and livability. The city has its own symphony, Phoenix Museum of Fine Arts, Heard Museum, and countless recreational facilities including Phoenix South
                      Mountain Preserve, the largest municipal park in the world. Professional sports, yearly professional golf and tennis events, horse, dog, and auto racing also contribute to the diverse recreational pursuits available in Phoenix.

                      The Phoenix Metropolitan area is served by more than 50 school districts with slightly more than 350 elementary and greater than 55 high schools. In addition, there are approximately 40 parochial and 40 private schools in the area, as well as 10 institutions of higher learning (including Arizona State University-West), and about 80 private technical and business colleges. There are 42 hospitals with over 8,100 beds serving the metropolitan area and 6 emergency medical facilities. All community services are well represented throughout the Phoenix area. Phoenix is also an economically viable area in which to locate. The Metro Phoenix median household income as of January 1997 was $36,078.

SUMMARY AND OUTLOOK   The outlook for Phoenix continues to be promising;
                      however, it is expected to see a slowdown from the growth experienced over the past few years. Overall, commercial real estate markets should stay strong. Vacancy rates will remain low, and the environment for commercial real estate markets should remain healthy.

                    Single-family activity, on the other hand, is expected to moderate from the very high levels of the last three years.

                    The consensus forecast calls for a moderate reduction in population growth which will impact the remaining indicators. Total personal income is on the rise mainly due to population inflows. Retail sales growth depends on that influx of personal income and on retail spending generated by single-family homebuyers. In the long-term, the outlook is positive based on the areas continued success as a resort capital, growth in tourism, favorable climate, growth in the corporate group sector and rising household incomes. Barring any unforeseen national economic downturn, the Metro Phoenix area is expected to continue a general upward trend over the next decade but at a slower pace than that experienced over the past few years.

CITY OF SCOTTSDALE  Scottsdale is located 8 miles northeast of the center of
                    Phoenix. The city was incorporated over 30 years ago and it has experienced significant growth over the past 20 years. The estimated Scottsdale population in 1996 was estimated at about 178,525 which places it as the fifth largest city in the state. The population of Scottsdale has increased 6.2 percent from the 1995 figure of 168,176 and 37 percent from 1990 (130,069) which equates to an annual average growth rate of approximately 5 percent from that time. Strong population growth is also projected to continue into the future with 186,091 in the year 2000 and 212,154 in 2005. The median household income in 1996 was reportedly $57,490, which was significantly greater than that reported for Maricopa County at $40,233. The unemployment rate in 1996 in Scottsdale was 2.6 percent, which was lower than either Maricopa County or the State of Arizona.

                    In its formative years, Scottsdale was primarily a bedroom community. However, it has experienced an increase in corporate office headquarters and clean industry. Also, Scottsdale has become a destination location for tourism with a number of luxury resort hotels.

                    A major element in the city's growth has been the development of the 4,236-acre McCormick Ranch, the largest of several planned communities in the county. It incorporates a variety of developments in a well-designed environment. One of the most prestigious multiplanned developments in the area is the 640-acre Gainey Ranch, which is between Scottsdale Road and Hayden Road, just south of Shea Boulevard. This project has a resort hotel and 3 nine-hole golf courses, upper-income single and multifamily residential, office, and retail projects. Another master-planned community is the 1,119-acre Scottsdale Ranch located east of McCormick Ranch and north of the Salt River Indian Reservation. The development provides for over 4,000 residential units and 15 acres of office and commercial use.

                    Major retail developments have recently been expanded to serve the affluent residents of Scottsdale and the tourism industry. Significant development has occurred near Scottsdale Road and Camelback Road with the expansion of the Scottsdale Fashion Square and Camelview Plaza. Also, the Scottsdale Galleria near the Scottsdale downtown area contains approximately 1.35 million square feet of high-end retail/mixed-use space. It is important to note that Scottsdale has rigid

                        [NEIGHBORHOOD MAP APPEARS HERE]
                    zoning and building ordinances, which have helped development conform and blend well with the area given landscaping requirements. Scottsdale is expected to continue to grow northerly in an orderly manner and remain one of the area's most prestigious locations.

NEIGHBORHOOD        The subject is situated in the central portion of the
                    Scottsdale area. It is about 15 miles northeast of the Phoenix Central Business District (CBD). More specifically, it is situated at the southeast corner of North 78th Street and McDonald Drive. The neighborhood boundaries may be defined as Scottsdale Road to the west, Pima Road to the east, Camelback Road to the south, and the McCormick Ranch
                    Development to the north. The neighborhood appears to be well established with the majority of the residential development having occurred over the past 20 years. However, the area does not show signs of decline. In fact, the subject is in the middle of some of the most exclusive residential communities in the area. As a result of the residential development, there are sufficient support facilities and amenities in proximity to the subject such as parks, which include Nature Trail, Chaparral, Comanche, and Mountain View. The area's main public school is Saguaro High
                    School. Also, a number of country clubs and golf courses are in the area such as McCormick Ranch, Gainey Ranch, Scottsdale Country Club, Pima Golf Resort, Lakeside Golf
                    Club, and Villa Monterey Country Club. Access to the area is reasonably good and public transportation is provided along major thoroughfares.

                    The general area is relatively well developed with some vacant land available. The major thoroughfares tend to include a variety of residential and commercial development. Scottsdale Road has a number of development types such as hotels/motels, restaurants, retail, office, and some residential projects. Scottsdale Road is a main north/south artery, which connects the subject to other major thoroughfares and business centers. Near the subject on or near Scottsdale Road are a few hotels including the previous Registry Resort, the Scottsdale Plaza Resort, the Inn at McCormick Ranch, and the Cottonwoods Resort. Also further south are additional hotels including the Sunburst Resort Hotel, Embassy Suites Holiday Inn, and Wyndham Paradise Valley Resort. In addition to hotels, there are a number of retail centers. Just north of McDonald Drive is a high-end retail center, The Borgata, which is easily accessible from the subject. Also, in this area is the Hilton Village with a variety of tenants. Other retail centers in the area are concentrated near Camelback Road. These include Scottsdale Fashion Square, Camelview Plaza, and Camelback Mall. Scottsdale Fashion Square and Camelview Plaza offer over 55 retail outlets in over 1 million square feet and are only a few miles south of the subject.

                    Another major north/south artery in the area is Hayden Road. While this thoroughfare is not as highly developed as Scottsdale Road, it provides a variety of development primarily Chaparral Park, Villa Monterrey Country Club, Saguaro High School, and residential areas. South of the subject on Hayden Road at Chaparral Road is a retail center, Chaparral Plaza, which includes a variety of tenants. North on Hayden Road is Saguaro High School, Miramonte Apartments, and residential development.

                    In the more immediate area, development is primarily residential. The subject is surrounded by various multifamily projects including Villas Estados condominiums, Villa Antano patio homes, Villas Scottsdale town homes, and Villa Antigua Apartments. In addition, there are numerous upper-middle-income single-family residential developments in the area.

                    Overall, the subject neighborhood is projected to continue to prosper in future years and it is estimated to be about 80 percent developed. Population and number of households are expected to increase moderately. The immediate area is well developed along major thoroughfares with predominately residential development along secondary streets. City zoning helps regulate future development patterns; therefore, the neighborhood is believed to have a healthy future. For the most part, the Las Colinas Apartments are perceived as being a positive attribute to the area providing a quality facility well screened by the extensive landscaping. The apartments benefit from its close in location and the abundance of retail outlets and office development in the area.

                        [MARKET AREA MAP APPEARS HERE]

================================================================================

                          APARTMENT MARKET STATISTICS
                             METROPOLITAN PHOENIX

--------------------------------------------------------------------------------
YEAR   INVENTORY   NEW CONSTRUCTION   PERMIT ACTIVITY   ABSORPTION  VACANCY RATE
--------------------------------------------------------------------------------
1980   127,853                   --             8,343        6,773          6.4%
--------------------------------------------------------------------------------
1981   135,812                7,959             7,894        9,609          5.8%
--------------------------------------------------------------------------------
1982   143,934                8,122            11,410        5,284          6.3%
--------------------------------------------------------------------------------
1983   158,718               14,784            21,229        9,064          7.7%
--------------------------------------------------------------------------------
1984   182,102               23,384            32,547       20,305          8.1%
--------------------------------------------------------------------------------
1985   208,679               26,577            24,113       19,661          9.9%
--------------------------------------------------------------------------------
1986   230,478               21,799            16,327       18,340         10.5%
--------------------------------------------------------------------------------
1987   243,271               12,793             8,427        5,621         13.1%
--------------------------------------------------------------------------------
1988   251,326                8,055             5,457        4,186         14.5%
--------------------------------------------------------------------------------
1989   257,110                5,784             1,689        6,809         14.1%
--------------------------------------------------------------------------------
1990   258,992                1,882             1,891       10,482         11.5%
--------------------------------------------------------------------------------
1991   260,501                1,509               710        2,734         10.5%
--------------------------------------------------------------------------------
1992   261,095                  594             1,234        4,394          9.6%
--------------------------------------------------------------------------------
1993   262,930                1,835             1,791       12,135          6.3%
--------------------------------------------------------------------------------
1994   264,663                1,733             6,015        5,484          4.5%
--------------------------------------------------------------------------------
1995   266,849                2,186             7,864          211          4.5%
--------------------------------------------------------------------------------
1996   274,919                8,070             8,545        7,820          4.5%
--------------------------------------------------------------------------------
1997   284,220                9,301             7,936        8,001          4.8%
================================================================================

Source:  Phoenix Metropolitan Housing Study

                           APARTMENT MARKET ANALYSIS
--------------------------------------------------------------------------------

                    In order to understand the current apartment market and make future projections, we analyzed information found in Apartment Trends, Third Quarter 1997, published by RealData,
                    ----------------
                    Inc. and the Phoenix Metropolitan Housing Study, Fourth
                                 ----------------------------------
                    Quarter 1997 published by the Phoenix Metropolitan Housing Study Committee. These semiannual publications compile information obtained from surveys of "garden-style" apartment projects in the Metro Phoenix area. Each survey divides the Greater Phoenix area into submarkets and provides information on inventory, permit activity, absorption, and vacancy rates. According to the Phoenix
                                                                    -------
                    Metropolitan Housing Study, the subject is located in the
                    --------------------------
                    Scottsdale submarket (District 1N and 1S) and also influenced by the Paradise Valley submarket (District 2N and 2S).



CONSTRUCTION        According to the Phoenix Metropolitan Housing Study, the
                    Greater Phoenix apartment market had a total of 284,220 units as of the Fourth Quarter 1997. Geographically, the majority of apartment units are in Mesa, Tempe, Glendale, Central Phoenix, and Scottsdale. These include Mesa with
                    36,799 units, Tempe with 25,770 units, Scottsdale with 24,007 units, Glendale with 16,140 units, and Sunnyslope with 16,283 units.

                    The majority of construction since 1980 occurred between 1983 and 1987 with 99,337 units or about 35 percent of the current inventory. Since 1980, the highest annual construction occurred in 1985 with 26,577 units. In 1988, new construction dropped significantly and hit a low of 594 units in 1992. Construction activity began to increase in 1993 when 1,835 units were constructed. Activity continued at this pace in 1995 and 1996 with 1,733 units and 2,186 units added. Construction really took off again in 1996 when 8,070 units were added to the market. The number of units constructed continued to increase in 1997 to 9,301 units

                    The largest amount of permits issued was in 1984 with 32,547 units. However, in the late 1980s and early 1990s, the amount of new permits issued slowed. In 1991, new permits were issued for 710 units, citywide. This represented the smallest number of new apartment unit permits issued in one year over the past fifteen years. However, this increased to 1,234 in 1992 and to 1,791 in 1993. In 1994, permit activity increased significantly to 6,015 units. In 1995 the number of permits issued was reportedly 7,864 units and this rose to 8,545 permits in 1996. A slight decline was witnessed in 1997 when 7,963 permits were issued. Reference is made to the table on the facing page for a summary of the total inventory, new construction, and permit activity since 1980.

                    Since the late 1980s, a significant amount of the new construction has occurred in the subject's submarket. The largest amount of new units entered the submarket in 1988 with 2,621 followed by 1,853 units in 1989. In 1992, there were only 80 new units introduced into the market; however, there were: 1,058 new units during 1993; 1,533 units in 1994; 1,084 units in 1995; and 1,511 units in 1996. In 1997 a total of 1,883 units entered the market and there were 1,957 units permitted.

VACANCY The following vacancy statistics are available in the Metropolitan Housing study. Over the past decade, annual vacancy citywide has responded to the amount of new construction. In 1980, apartment vacancy was 6.4 percent, which was followed by a drop in 1981 to 5.8 percent. However, in 1982 vacancy levels began a slow increase as new inventory was added to the market. The vacancy level climbed from 6.3 percent in 1982 to a high of 14.5 percent in 1988. However, since the decline of new construction in 1988, vacancies in the Greater Phoenix area have shown relatively steady decline through 1996. In 1989, the overall vacancy was estimated at 14.1 percent and this declined to 4.4 percent in 1996. The largest drop occurred between 1992 and 1993 when the vacancy level dropped from 9.6 percent to 6.3 percent. The vacancy level experienced a further decline in 1994 dropping to 4.5 percent. This was the lowest vacancy level since 1980. The vacancy level remained relatively flat through 1996 and then edged up slightly in 1997 to 4.8%. However, it is important to note that according to the Real Data publication, the overall vacancy is somewhat higher. Real Data reported fourth quarter 1996 vacancy at 6.4 percent which is 1.9 percent higher than the vacancy rate reported by the Phoenix Metropolitan Housing Study for the same period. The most current available vacancy rate reported by Real Data is for third quarter 1997 was 6.4% which is also higher than the Phoenix Metropolitan Housing Study figure for the same period at 5.2%. This discrepancy is believed to be due to a different sampling set. Also, the apartment market is affected by seasonality. Vacancies increase during the summer months due to the extreme temperatures; however, the market tightens up considerably during the remainder of the year due to the university and winter visitors.

                    Vacancies in the Scottsdale/Paradise Valley submarket have followed a similar pattern as the metro area. Over the past decade, the average vacancy dropped from a high of 13.7 percent in 1989 to a low of 3.8 percent in fourth quarter 1997 according to the Phoenix Metropolitan Housing Study. RealData reports the same submarket at about 6.5 percent vacancy for the third quarter of 1997 which is 2.2 percent higher than the Phoenix Metropolitan Housing study figure for the same period at 4.3 percent. The increase in population had a direct impact on vacancy in the early 1990s. Considering a number of new projects are under construction in the subject's submarket and a number have been completed, vacancies are expected to experience an increase. However, if the amount of new construction would slow, the overall population is expected to increase, which would have a direct impact on the apartment market and the subject. A survey of the projects, which are considered to be direct competition to the subject, reported vacancies typically from 2 to 5 percent. The higher quality projects with a full range of amenities in good locations are expected to outperform the market. A summary of the annual overall vacancy for the Greater Phoenix area and the Scottsdale/Phoenix submarket as published in the Metropolitan Housing study follows. Reference is made to the Income Approach section for a summary of the occupancy status of the projects considered to be direct competitors.

================================================================================

                          APARTMENT MARKET STATISTICS
                     SCOTTSDALE/PARADISE VALLEY SUBMARKET

-----------------------------------------------------------------------------------------
YEAR            INVENTORY   SF IN INVENTORY   PERMIT ACTIVITY   ABSORPTION   VACANCY RATE
-----------------------------------------------------------------------------------------
1982               12,003                --             1,159           35           5.4%
-----------------------------------------------------------------------------------------
1983               13,431             1,428             1,491          380           5.6%
-----------------------------------------------------------------------------------------
1984               15,215             1,784             2,544          346           5.9%
-----------------------------------------------------------------------------------------
1985               16,961             1,746             1,465          541           8.5%
-----------------------------------------------------------------------------------------
1986               18,636             1,675             1,419          664           8.7%
-----------------------------------------------------------------------------------------
1987               19,481               845             2,209          584           9.2%
-----------------------------------------------------------------------------------------
1988               22,102             2,621             1,178        1,682          12.0%
-----------------------------------------------------------------------------------------
1989               23,955             1,853               799        1,262          13.7%
-----------------------------------------------------------------------------------------
1990               24,382               427             1,328          674           8.2%
-----------------------------------------------------------------------------------------
1991               25,566             1,184                84          474           8.2%
-----------------------------------------------------------------------------------------
1992               25,646                80               664          630           7.1%
-----------------------------------------------------------------------------------------
1993               26,704             1,058             1,330        1,433           4.6%
-----------------------------------------------------------------------------------------
1994               28,237             1,533             2,306        1,383           4.2%
-----------------------------------------------------------------------------------------
1995 (2ndQtr.)     28,353               116             1,290       (1,284)          5.6%
=========================================================================================

    Source:  Phoenix Metropolitan Housing Study

                                        HISTORICAL VACANCIES
                                 --------------------------------------
                                 YEAR     GREATER PHOENIX     SUBMARKET
                                 --------------------------------------
                                 1982                6.3%          5.4%
                                 1983                7.7%          5.6%
                                 1984                8.1%          5.9%
                                 1985                9.9%          8.5%
                                 1986               10.5%          8.7%
                                 1987               13.1%          9.2%
                                 1988               14.5%         12.0%
                                 1989               14.1%         13.7%
                                 1990               11.5%          8.2%
                                 1991               10.5%          8.2%
                                 1992                9.6%          7.1%
                                 1993                6.3%          4.6%
                                 1994                4.5%           N/A
                                 1995                4.5%          5.1%
                                 1996                4.4%          4.0%
                                 1997                4.8%          3.8%

                    After considering the historical vacancy and the location of the new complexes under construction, we believe the subject and its competitors should be able to maintain a relatively stabilized occupancy level. Citywide, the additional units may negatively impact occupancy if the absorption levels do not continue to keep pace.



ABSORPTION          The improving occupancies in the early 1990s was the result of positive absorption levels. Absorption from 1984 to 1986 was the highest with annual figures of 18,340 units to 20,305 units, citywide. However, new construction was at a peak during these years and occupancy levels did not begin to improve until 1989. In 1990, the market experienced an absorption of 10,482 units, which dropped the vacancy by 2.6 percent. Absorption in 1991 was down from the 1990 figure to 2,734 units; nevertheless, the vacancy dropped by 1 percent.
                    In 1992, absorption increased to 4,394 units and the vacancy dropped 0.90 percent. In 1993, the absorption level increased dramatically with a total of 12,135 units and the vacancy dropped by 3.3 percent. Again in 1994, the overall market experienced a strong positive absorption level and the vacancy dropped again to 4.5 percent. In 1995, the absorption level fell to 211 units and the vacancy remained level at 4.5 percent. In 1996, the absorption rebounded to 7,820 units and the vacancy level remained unchanged at 4.5 percent. Absorption continued to be strong in 1997 with 8,001 units however, due to the large amount of new construction, the vacancy rate increased slightly to 4.8%.
                    The newer projects appear to be faring much better than the older projects. Some of the older units are expected to be lost to attrition over the next few years. Considering the amount of new supply entering the market, occupancy is not expected to improve drastically and the newer projects are expected to capture a greater share of the market. The average annual absorption since 1990 has been approximately
                    5,800 units. Assuming the projects under construction, scheduled for construction, and in the final development/design process are completed, there could be approximately 13,000 new units entering the market over the next few years which is expected to cause the vacancy level to increase. Despite the expected population growth, we believe the overall Phoenix apartment market could take a couple years to regain a stabilized vacancy level upon completion of the new units.

                    Absorption in the subject's submarket over the past few years has been relatively similar to the overall market. In 1989, about 1,262 units were absorbed which accounts for the decrease in vacancy from 13.7 percent in 1989 to 8.2 percent in 1990. Since 1990, the annual absorption level averaged about 900 units with 1997 reflecting a fifteen year high absorption of 1,858 units. The result of the positive absorption during 1990-1997 resulted in a decrease in vacancy. Overall, from 1990 to 1997, the resultant change in vacancy was from 8.2 to 3.8 percent. Based on the average annual absorption in the submarket since 1990 of 900 units and the completion of new units within the overall submarket, which are either under construction or permitted, we believe it could take almost two years to regain a stabilized vacancy.

                    A summary of the average annual absorption for the Greater Phoenix area and the subject's submarket follow.

                                       HISTORICAL ABSORPTION UNITS
                                 ------------------------------------------
                                 YEAR     GREATER PHOENIX     SUBMARKET
                                 ------------------------------------------
                                 1982                 5,284              35
                                 1983                 9,064             380
                                 1984                20,305             346
                                 1985                19,661             541
                                 1986                18,340             664
                                 1987                 5,621             584
                                 1988                 4,186           1,682
                                 1989                 6,809           1,262
                                 1990                10,482             674
                                 1991                 2,734             474
                                 1992                 4,394             630
                                 1993                12,135           1,433
                                 1994                 5,484           1,383
                                 1995                   211             784
                                 1996                 7,820           1,461
                                 1997                 8,001           1,858

CONCLUSIONS         In the early 1990s, the Greater Phoenix apartment market
                    improved from the overbuilding which occurred in the mid-
                    1980s. Since 1989, the vacancy rate has improved each year except for a slight upswing reported in 1997. Given the number of new units entering the market, the vacancy level may increase over the next few years until demand can catch up with the new supply. The submarket revealed a relatively similar pattern as the overall market. The vacancy rate reflected improvements during the early 1990s and it was not until 1995 that the rate began to increase only to drop again to a fifteen year low in 1997. Once again, the submarket has experienced a significant amount of new construction over the past few years and the demand does not appear to be keeping the same pace. However, the subject submarket is one of the more desirable areas, commanding the highest average rents in the metropolitan Phoenix area.
                    Overall, the subject is expected to remain reasonably well-leased and command competitive rents; however, if the market becomes saturated with new products, it may become harder to retain tenants.

                                 SITE ANALYSIS
--------------------------------------------------------------------------------

LOCATION The subject is located at the southeast corner of North 78th Street and McDonald Drive in Scottsdale, Maricopa County, Arizona. It is more specifically situated at 5995 North 78th Street.

SIZE AND SHAPE           The site is irregularly shaped with a total of 15.7
                         acres or 683,892 square feet. It has frontage on North
                         78th Street, McDonald Drive, Hayden Road, and Starlight
                         Way.

ACCESS AND VISIBILITY    The subject property is located along the south side of
                         McDonald Drive, the east side of North 78th Street, the west side of Hayden Road, and the north side of Starlight Way. It is situated about 15 miles northeast of the Phoenix Central Business District (CBD). Access to the subject from the CBD and the Sky Harbor
                         International Airport is provided by a number of north/south and east/west thoroughfares. From the Sky
                         Harbor International Airport one of the most direct routes is by heading north on either 24th Street, 32nd
                         Street, or 40th Street to Camelback Road then heading east to Scottsdale Road then north to McDonald Drive and east to North 78th Street. Similar access is available from the CBD. Other major north/south thoroughfares, which lead to Camelback Road and connect to Scottsdale Road are 7th Avenue, Central Avenue, and
                         7th Street.

                         Immediate access to the subject is provided by North 78th Street. The main entry to the complex is off this thoroughfare. There are two curb cuts along the north/south artery providing access to both Phase I and Phase II. Access is also provided along the north side of Starlight Way to Phase II. Both McDonald Drive and Hayden Road provide visibility to the site; however, access to the subject is not available from these thoroughfares.

                         North 78th Street is a lighted two-laned, asphalt-paved, north/south artery with concrete curbs and sidewalks. McDonald Drive is a four-laned, asphalt-paved, east/west thoroughfare with planted median, turn lane, and concrete curbs and sidewalks. Starlight Way is a lighted two-laned, asphalt-paved, east/west artery with concrete curbs and sidewalks. Hayden Road is a lighted six-laned, asphalt-paved north/south artery with concrete curbs and sidewalks, and a turn lane at the major intersections.

ZONING The subject property is zoned "R-5" Multiple-Family Residential under the City of Scottsdale Zoning Ordinance. This district is intended to provide for development of multiple-family residential and allows a high density of population with a proportional increase in amenities as the density rises. Permitted uses include multiple-family dwellings, single-family dwellings, boardinghouse or lodging house, accessory buildings or other accessory uses, municipal uses, school, and temporary sales office or construction office. Uses permitted by conditional use permit include a church, commercial radio and television antennas, recreational uses, community buildings or recreational fields, convent, day nursery or preschool, golf course, guest ranch, hotel, motel, and time share project with ten units or more, orphanage, plant nursery, private club, private lake, private school, public buildings, and residential health care facility.

                           [ZONING MAP APPEARS HERE]

                       Open Space Requirements:
                            Minimum of one-half of open space requirement shall be incorporated as frontage open space and shall not be required to exceed 50 square feet per 1 foot of street frontage and not less than 20 square feet per 1 foot of frontage.
                       Building Height:
                            .    No building shall exceed 36 feet in height.
                            .    Shall not exceed one story within 50 feet of
                                 adjacent property zoned to lower density.

                       Setbacks:
                            If abutting adjacent property zoned to lower density, a yard of not less than 15 feet. If adjacent property is zoned to higher density, a building may be constructed on building line.

                       Distance Between Buildings;
                            Not less than 10 feet between an accessory building and a main building or between two main buildings.

UTILITIES              The site is serviced by the following authorities.

                       Electricity............................Salt River Project
                       Water..................................City of Scottsdale
                       Sewer..................................City of Scottsdale
                       Gas.....................................Southwest Gas Co.
                       Telephone....AT&T, U.S. West Communications, Mountain Bell

TERRAIN AND DRAINAGE   The site is basically level and slightly above street
                       grade. Upon site inspection, the drainage appeared to be adequate. According to the Federal Flood Insurance Rate
                       Maps, the majority of the subject lies within Zone B with the east line within Zone A and the southwest corner in Zone C. Zone B is defined as areas between limits of the 100-year flood and 500-year flood, Zone A is within areas of the 100-year flood, and Zone C is areas of minimal flooding.

SOIL AND SUBSOIL
CONDITIONS             No soil engineer's report was available to the
                       appraisers, and no soil tests were performed. The soils are assumed to have an adequate load-bearing capacity.

EASEMENTS AND
ENCUMBRANCES           A physical inspection of the site did not reveal any
                       easements adversely affecting the subject property. For purposes of this assignment, the appraisers assume that the subject's value or marketability is not adversely affected by the typical utility easements, which traverse the property. The following lists some of the more significant easements at various areas of the subject site.



                       .      drainage and flood control easement along the east
                              property line
                       .      various water and sewer easements throughout the
                              property
                       .      various access easements throughout the property

                        [FLOOD PLAIN MAP APPEARS HERE]

RELATIONSHIP OF SITE
TO SURROUNDINGS          North: Villas Scottsdale (town homes)
                         South: Villa Antano (patio homes)
                         East:  Flood control easement and family golf center
                         West:  Villa Estados (condominiums) and Villa Antigua
                                Apartments

REAL ESTATE TAXES        Real estate taxes and assessments for the Las Colinas
                         Apartments are coordinated by the Maricopa County
                         Assessor's Office. The property is subject to a number of different taxing authorities and the taxes are calculated two ways. A portion of the total tax liability is calculated based on the "limited cash value" intended to create a ceiling on the assessment.
                         The limited cash value is multiplied by a 10 percent assessment ratio then multiplied by the rate per $100 of assessed value. This is considered the primary tax rate and includes the school district, junior college, city, county, and state taxes. In 1996, the total tax rate was 7.5996 per $100 of assessed value. The remainder of the tax liability is based on the "full cash value" or current market value. This value is multiplied by the 10 percent assessment ratio and then multiplied by the tax rate per $100 of assessed value.
                         Full cash value assessments are the secondary assessments and apply to various taxing authorities including bonds, budget overrides, and special districts. In 1996, the applicable tax rate was 3.2192 per $100 of assessed value. In 1996, the real estate taxes were $125,724.42. According to Con Am information, taxes for 1997 were $115,930 or $0.46 per square foot. This is expected to increase in 1998 to $136,660 or $0.54 per square foot and include personal property taxes.



CONCLUSION               The subject site is irregularly shaped with 15.7 acres
                         and relatively level terrain. There are a few easements, which traverse the property; however, none are believed to adversely affect the site. The parcel is easily accessible with frontage on North 78th Street and McDonald Drive. The subject is zoned "R-5"
                         Multiple-Family Residential by the City of Scottsdale, and it is believed to be in compliance. The size and shape of the site provide flexibility for a variety of development and it blends well with the predominately multifamily projects which surround it.

                           [SITE PLAN APPEARS HERE]

                           [SITE PLAN APPEARS HERE]

                                 IMPROVEMENTS
--------------------------------------------------------------------------------

                         The subject site, a 15.7-acre tract of land, is improved with a two-story apartment project known as the Las Colinas Apartments. The improvements consist of 300 apartment units contained in 19 buildings constructed in 1981. Also situated on the site is a leasing office/clubhouse, three swimming pools, a spa, a tennis court, covered parking, and three laundry facilities.

                         There are six basic floor plans for the 300 apartment units. The basic features of these floor plans are as follows:

                        UNIT TYPE  NO. OF UNITS  DESCRIPTION  SIZE(SF)  TOTAL SF
                        --------------------------------------------------------
                            E                20      lBR/lBA      560     11,200
                            C                72      lBR/lBA      680     48,960
                            B               120      2BR/2BA      900    108,000
                            A                74      2BR/2BA      950     70,300
                            D                 6      2BR/2BA    1,000      6,000
                            F                 8      3BR/2BA    1,030      8,240

                         As seen in the figures above, the total net rentable area of 252,700 square feet and a total of 300 apartment units results in an average of 842 square feet per unit. There are a total of 92 one-bedroom units, 200 two-bedroom units, and 8 three-bedroom units.

                         The land area is 15.7 acres, resulting in a density of
                         19.11 units per acre. The parking consists of approximately 450 spaces, of asphalt construction, which is 1.5 spaces per unit. The parking ratio is within industry standards.

                         A more detailed description is as follows:

FOUNDATION               Steel reinforced concrete slab with perimeter and
                         interior wire mesh. Second floors include wood frame, plywood subfloor, and lightweight concrete.

FRAMING                  Wood.

ROOF A combination of tar rolls over decking with pitched red tile fronts.

EXTERIOR                 Masonry with painted stucco finish.

SECOND-STORY ACCESS      Wrought iron supports and handrails with cement stair
                         risers and landings.

BALCONIES                Concrete and wood supports with wood handrails and
                         cement flooring.

INTERIOR FINISHES
 Living, Dining, and
 Bedrooms:               Painted and textured gypsum board walls and ceilings,
                         carpeting over pad, hollow-core wood doors, mini blinds, incandescent lighting, and fireplaces in some units.

 Bathrooms:              Vinyl tile floor coverings, porcelain tub with ceramic
                         tile shower, textured and painted gypsum board walls and ceilings, fiberboard vanities with laminate counters, porcelain sink, and commode.

 Kitchens:               Vinyl tile floor coverings, Formica countertops,
                         laminated fiberboard cabinets. Kitchen equipment includes a range/oven, refrigerator, disposal, and dishwasher.

PLUMBING                 Adequate and meets city code.

HVAC Central air-conditioning and heating provided by individual, roof-mounted compressor units.

ELECTRICAL               Switch-type circuit breakers, l20/240-volt, and single-
                         phase service with each unit individually metered. Each unit has adequate electrical outlets and ceiling-mounted light fixtures. The copper wiring is in compliance with city code.

INSULATION               Batt-type in ceilings and walls.

SITE IMPROVEMENTS        Asphalt-paved parking, covered metal carports, pole
                         lighting, concrete sidewalks, three swimming pools, two spas, a tennis court, and a picnic area.

LANDSCAPING              Extensive mature landscaping.

AGE AND CONDITION        The effective age of the subject is 16 years which
                         approximates the actual age and the remaining economic life is estimated to be 24 years.

SITE AREA                15.7 acres or 683,892 square feet.

DEFERRED MAINTENANCE     Visual inspection of the property as well as estimates
                         by the management revealed a few items of deferred maintenance. Some of these items include appliance replacement, floor and drapery replacement, exterior repairs, furniture and fixtures repair, air-conditioning and equipment repairs, interior repairs, landscaping, exterior paint, plumbing and electrical repairs, pool repairs, roof repairs, paving, and water heater replacement. The deferred maintenance was estimated at about $196,900, which has been rounded to $200,000. These items are listed below.

                                CATEGORY         COST           CATEGORY          COST
                          ------------------------------------------------------------------
                            Appliance            $24,000    Landscape             $ 16,000
                            Carpet                43,200    Exterior Paint          12,000
                            Major RDC              2,100    Plumbing/Electrical      6,000
                            Window Cover           8,400    Pool                     1,200
                            Exterior               3,600    Asphalt Paving           1,000
                            Furniture              2,400    Stairs Repair            3,600
                            Air Conditioning      11,400    Roof Repair             44,000
                            General Interior       9,600    Water Heaters            8,400
                                                                                  --------
                                                                 Total (Rounded)  $200,000

CONCLUSION          Upon a detailed inspection of the property, the facility is believed to be of good quality and workmanship. The design and layout are felt to be functional and aesthetically appealing. The project has been well maintained and has an ongoing maintenance program; however, there are a few items previously listed as deferred maintenance. Overall, the apartments are in reasonably good shape and we believe the effective age of the improvements is about 16 years with a remaining economic life of 24 years.

                           [FLOOR PLAN APPEARS HERE]

                              SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                  Exterior view of leasing office/clubhouse.


                            [PICTURE APPEARS HERE]

                View of swimming pool area and unit exteriors.

                            [PICTURE APPEARS HERE]

                     Exterior view of apartment building.


                            [PICTURE APPEARS HERE]

                  Interior view of living room in model unit.

                            [PICTURE APPEARS HERE]

        Interior view of kitchen and part of dining area in model unit.


                            [PICTURE APPEARS HERE]

              Interior view of den/second bedroom in model unit.

                            [PICTURE APPEARS HERE]

                    Interior view of bedroom in model unit.

                              HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                    The highest and best use of a property must be determined because market value depends upon the property's most profitable use. The Appraisal of Real Estate, Eleventh
                                    ----------------------------
                    Edition, defines highest and best use as:

                         "The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value."

                    There are two distinct types of highest and best use. The first type is the highest and best use of the land as if vacant. The second type is the highest and best use of a parcel as improved. This pertains to the use that should be made of the property as it currently exists.

                    In determining the highest and best use of a site, four items must be considered: possible physical limitations of the site, possible legal or permissible uses, and what uses are financially feasible, and produce the maximum return on the site. A careful neighborhood and site analysis is essential in estimating the highest and best use of the site as if vacant.

                    The following is our analysis of the highest and best use as it pertains to the subject property and according to the four essential tests.

SUBJECT PROPERTY
AS IF VACANT        LEGALLY PERMISSIBLE - Within the scope of a legal analysis, the subject site is zoned "R-5" Multiple-Family Residential under the City of Scottsdale Zoning Ordinance. This district is intended to provide for development of multiple-family residential with other allowable uses including single-family dwellings, municipal buildings, and boardinghouses.
                    Some conditional uses include recreational uses, pre-school, golf course, hotel/motel, private club, and health care facilities. Therefore, a variety of uses are permissible.

                    PHYSICAL POSSIBILITY - Many physical characteristics of a site can affect the use to which it can be put. These characteristics can include size, shape, location, road frontage, topography, easements, utility availability, flood plain, and surrounding patterns.

                    The subject site is irregularly shaped and encompasses 15.7 acres, allowing for reasonable flexibility in developing the site. It has frontage along the south side of McDonald Drive, the east side of North 78th Street, and the north side of Starlight Way. The topography of the site is basically level, and drainage appears to be good. Development in the immediate area is primarily multifamily or single-family residential with commercial projects to the east. The area appears most conducive to multifamily development given the surrounding projects. The subject site has adequate utility capacity, enjoys a functional size and shape, and is not affected by any adverse easements or restrictions.

                    After considering all of the physical characteristics of the site noted above plus other data in the Site section of this appraisal report, physically possible land uses are limited to multifamily development. The primary deterrents to other types of development were the subject's location, and surrounding use patterns, which helped to eliminate other site improvements such as retail/commercial, light industrial, single family, and office development from our analysis. In addition, prudent land management suggests that multifamily utilization of the subject site provides a buffer between the surrounding single-family residential and commercial developments.

                    FINANCIAL FEASIBILITY - In view of the present market conditions, financial feasibility is directly proportional to the amount of net income that could be derived from the subject. After having eliminating all other development from our analysis, the financial feasibility of multifamily development must be tested.

                    The subject is located in the affluent Scottsdale/Paradise Valley area, which is experiencing an overall annual physical vacancy of about 3.8 percent. However, a number of new apartment complexes have been built in the general area and the average vacancy is expected to rise until the new supply is absorbed. The average rents in the Scottsdale/Paradise Valley submarket average about $0.79 to $0.84 per square foot. The new projects, however, are achieving a higher average rent. As discussed in the preceding Apartment Market Analysis section of this report, it is concluded that new construction appears reasonable; however, it may take a couple of years to absorb the existing and proposed supply.

                    MAXIMUM PRODUCTIVITY - After considering the current economic climate and the subject's location and financial feasibility of certain land uses, more than likely a present development of the land would produce a positive cash flow for multifamily development; however, it would not be sufficient to satisfy the developer of the project. Due to the subject's location and the socio-economic status of the neighborhood, we are of the opinion that the demand for apartment units conducive to the subject site would produce the highest net return over the longest period of time.

                    In summary, the site's location along the south side of McDonald Drive and the east side of North 78th Street gives it good access and visibility, a characteristic conducive to apartment development. In addition, the amenity package offered and general appeal of the property in comparison to its competition is good. Therefore, after considering the alternative, we believe the highest and best use of the site, as vacant, is to hold for future apartment development.

SUBJECT PROPERTY
AS IMPROVED         The property, as improved, is tested for two reasons. First to identify the use of the property that is expected to produce the highest overall return per invested dollar, and the second reason is to help in identifying comparable properties. The four tests or elements are also applied in this analysis.

                    LEGALLY PERMISSIBLE - Within the scope of a legal analysis, the subject site utilized for apartment use is most reasonable since it is a legal use.

                    PHYSICAL POSSIBILITY - Based on the subject's land size (15.7 acres) and configuration, and the improvement's positioning relative to the subject site, it is felt that it would not be physically possible to increase the size of the current improvements and remain competitive. The density of the subject is approximately 19.11 units per acre. Thus, based on the aforementioned factors, it is judged that the improvements represent the largest amount of space that could currently be developed under current site conditions.

                    FINANCIALLY FEASIBLE - The discussion of the financial feasibility of the subject, as if vacant, would also apply to the test as improved. Based on the economic conditions for alternative market segments, it was concluded that the subject's present improvements are satisfactory to fulfill this test.

                    In the Income Approach section of this report, the appraisers estimated income and expenses for the subject. The net operating income derived suggests that the property is capable of generating income in excess of operating expenses, exclusive of return on investment requirements and debt service. The net operating income was capitalized into a value indication that was supported by the Sales Comparison Approach. Additionally, the value indication is in excess of the estimated value of the land. This indicates that the subject "as improved" is a feasible entity.

                    MAXIMUM PRODUCTIVITY - The test for this element is also from the market. The comparables analyzed suggest that under competent and prudent management, the subject could produce an adequate return to substantiate its existence.

                    Based on the subject's current use, we have determined that as a multifamily apartment complex, it positively contributes to the value of the site, and as a result is presently developed according to its highest and best use. However, the subject does not represent the "optimum use" due to some deferred maintenance and the lack of state of the art amenities, which new projects do have.

                             APPRAISAL PROCEDURES
--------------------------------------------------------------------------------

                    Traditionally, three valuation approaches or techniques are used in the appraisal of real estate. These are the Cost Approach, Sales Comparison Approach, and Income Approach.



COST APPROACH       In the Cost Approach, the appraisers obtain an estimate of value by adding to the land value the estimated value of the physical improvements. This value is derived by estimating the replacement cost new of the improvements and, when appropriate, deducting the reduction in value caused by accrued depreciation. According to the Appraisal Institute, the basic principle of the Cost Approach is that buyers judge the value of an existing structure by comparing it to the value of a newly constructed building with optimal functional utility, assuming no undue cost due to delay.
                    Thus, the appraiser must estimate the difference in value between the subject property and a newly constructed building with optimal utility.

                    The Cost Approach was not used as this method of valuation is typically the least reliable indicator of value in older projects such as the subject since estimates of depreciation are difficult to accurately measure in the marketplace. Additionally, it is often the perception of investors that cost does not necessarily equate to value and the purchase price is not typically based on construction costs.

SALES COMPARISON
APPROACH This approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the immediate area or competing areas. The principle of substitution is employed and basically states when a property is replaceable in the market, its value can be set by the cost of acquiring an equally desirable and comparable property. This technique is viewed as the value established by informed buyers and sellers in the market.

INCOME APPROACH     The measure of value in this approach is capitalization of the net income which the subject property will produce during the remaining economic life of the improvements. This process consists of two techniques. The first technique estimates the gross income, vacancy, expenses, and other appropriate charges. The resulting net income or net cash flow is then capitalized. The second technique projects the gross income, vacancy, expenses, other appropriate charges, net income, and cash flow over a projected holding period.
                    The resulting cash flow and reversion (future value) are discounted at an appropriate rate and added in order to arrive at an indication of current value from the standpoint of an investment. These methods provide an indication of the present worth of anticipated future benefits (net income or cash flow) to be derived from ownership of the property.
                    Both techniques were utilized in analyzing the subject property.

SUMMARY The appraisers, in applying the tools of analysis to the valuation problem, seek to simulate the thought process of the most probable decision maker. The appraisers' judgment concerns the applicability of alternative tools of analysis to the facts of the problem, the data and information needed to apply these tools, and the selection of the analytical approach and data most responsive to the problem in question.

                    Thus, depending on the type of property appraised or the purpose of the appraisal, one approach may carry more weight or may point to a more reliable indication of the value of the property being appraised than the other approach. In some instances, because of the inadequacy or unavailability of data, one of the approaches may be given little weight in the final value estimate.

                       [IMPROVED SALES MAP APPEARS HERE]

--------------------------------------------------------------------------------

                            PHOENIX/SCOTTSDALE AREA
                            IMPROVED SALES SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           CASH EQUIVALENT PRICE
------------------------------------------------------------------------------------------------------------------------------------
SALE                              SALE   CASH EQUIV.    YEAR     NO. OF     NRA      OCCUP.     NOI/SF   PER     PER    OVEALL
NO.    NAME/LOCATION              DATE   SALE PRICE     BUILT     UNITS   AVG./SF    AT SALE    /UNIT    SF     /UNIT    RATE   EGIM
------------------------------------------------------------------------------------------------------------------------------------
1    Villa Antigua                10/97   $9,230,000     1986      130    134,530      95%      $6.17  $68.61  $71,000   9.00%   N/A
     5950 N. 78th Street                                                    1,035              $6,390
     Scottsdale, AZ
------------------------------------------------------------------------------------------------------------------------------------
2    Joshua Tree                  09/97  $17,000,000     1988      330    261,092      95%      $5.53  $65.11  $51,515   8.50%  7.05
     11545 N. Frank Lloyd Wright                                              791              $4,379
     Scottsdale, AZ
------------------------------------------------------------------------------------------------------------------------------------
3    Paradise Trails              06/97   $7,600,000     1985      174    143,058      97%        N/A  $53.34  $44,023    N/A   5.68
     4502 E. Paradsie Village                                                 822
     Phoenix, AZ
------------------------------------------------------------------------------------------------------------------------------------
4    The Overlook                 04/97  $11,163,720     1987      224    189,120      N/A        N/A  $59.03  $49,838    N/A    N/A
     11620 E. Sahuaro Drive                                                   844
     Scottsdale, AZ
------------------------------------------------------------------------------------------------------------------------------------
5    Salado Springs               04/97   $7,500,000     1986      144    121,712      91%      $5.28  $61.62  $52,083   8.57%  6.97
     242 S. Beck Avenue                                                       845              $4,464
     Tempe, AZ
------------------------------------------------------------------------------------------------------------------------------------
6    Elliot's Crossing            03/97  $12,400,000     1987      247    199,096      96%      $5.45  $62.28  $50,202   8.76%  7.22
     7250 S. Kyrene Road                                                      806              $4,396
     Tempe, AZ
------------------------------------------------------------------------------------------------------------------------------------
7    The Pinnacle                 01/97  $15,350,000     1992      248    249,150      97%      $5.36  $61.61  $61,895   8.70%  7.21
     3033 E. Thunderbird Road                                               1,005              $5,387
     Phoenix, AZ
------------------------------------------------------------------------------------------------------------------------------------
8    Sonterra                     12/96  $17,400,000     1996      274    257,890      90%      $5.82  $67.47  $63,504   8.63%  7.32
     17440 N. Tatum Blvd                                                      941              $5,480
     Phoenix, AZ
------------------------------------------------------------------------------------------------------------------------------------
8    The Palasades                12/96  $33,600,000     1990      536    496,550      95%      $5.68  $67.67  $62,687   8.40%  6.92
     13440 N. 44th St.                                                        926              $5,266
     Phoenix, AZ
------------------------------------------------------------------------------------------------------------------------------------
     Subject                                             1982      220    217,758      95%       5.57
     8787 East Mountain View Road                                             990              $5,514
     Scottsdale, Arizona
------------------------------------------------------------------------------------------------------------------------------------

                           SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                           The Sales Comparison Approach is considered a good valuation method in the event that a sufficient number of similar and recent transactions can be found and accurately verified. The key to the Sales Comparison Approach is that a sufficient number of comparable sales be present to reflect an accurate indication of value. In such an event, market value can be derived directly from the sales, since all complexities involved are properly weighed according to their significance to actual buyers and sellers.

                           This approach is based upon prices paid in actual market transactions. It is a process of correlating and analyzing recently-sold properties, which are similar to the subject. The reliability of this technique depends upon (a) the degree of comparability of the property appraised with each sale, (b) the length of time since the sale, (c) the accuracy of the sales data, and (d) the absence of unusual conditions affecting the sale.

                           The comparison process must be based on sales, which constitute acceptable evidence of motivations inherent to the market, occurring under similar market conditions, of similar or reasonably similar apartment projects. These projects were selected since they are reasonably comparable to the subject property. A map and a summary of the nine comparable sales can be found on the preceding pages. The sales ranged in time from December 1996 to October 1997. Reference is made to the individual sales data included in the Addenda section of this report.

                           In our analysis of the sales data, important considerations as to comparability were condition of the property, gross income when combined with percent (%) occupied at sale date, unit size, terms of sale, location, and motivation. The sales provide units of comparison, which can be adjusted and then applied, to the subject to derive an estimate of value. Because these individual factors are difficult to quantify, we compared the improved sales based on net operating income (NOI) per square foot and per unit. Theoretically, the NOI takes into consideration the various physical factors, which influence value. An analysis of NOI likewise considers economic differences in each improved property sale because income is also a function of the current market. Thus, with this analysis, all the factors affecting a sale can be reduced to the common denominator of net operating income. Also, we considered the effective gross income multiplier method. There follows a discussion of our analysis and value conclusion by the Sales Comparison Approach.

SALES ADJUSTMENT ANALYSIS

PROPERTY RIGHTS            Property rights consists of ownership, legal estate,
                           economic benefits, and financial components. Our valuation is of the leased fee estate on an all cash basis. Since all the sales were reported to be of the leased fee estate, no adjustment was necessary.

CASH EQUIVALENCY           Standard definitions of market value include payment
                           in "cash or its equivalent." The equivalent includes financing terms generally available in the market. In many cases comparable sales carry atypical financing terms that require an adjustment to cash equivalency. There are basically two areas, which may require adjustments for terms. One is the amount of cash down payment and the other is favorable financing or a low interest rate on the note/mortgage. Where terms were considered to be more favorable than the market at the time of sale, cash equivalency adjustments are made. All of the sales used in this analysis were cash transactions or were considered equivalent and therefore, did not require a cash equivalent adjustment.

CONDITION OF SALE          Adjustments for condition of sale usually reflect the
                           motivations of the buyer and the seller. Although conditions of sale are perceived as applying only to sales that are not arm's length transactions, some arm's length sales may reflect atypical motivations or sale conditions due to unusual tax considerations, sale at legal auction, lack of exposure on the open market, etc. The sales utilized in our analysis were not reported to be reflective of such situations;
                           therefore, no adjustment was necessary.

NET OPERATING
INCOME ANALYSIS            In lieu of specific adjustments, we compared the
                           improved sales based on the net operating income
                           (NOI) per square foot and NOI per unit. This method presents a comparison based on the income which a property is capable of generating. Theoretically, the NOI takes into consideration the various factors, which influence value such as quality, size, amenities offered, location, age, condition etc.
                           Thus, these differing factors can be reduced to the common denominator of net operating income.

                           The various sales reflected NOIs per square foot ranging from $5.28 to $6.17 and NOIs per unit ranging from $4,379 to $6,390. The subject NOI (with reserves considered) has been approximated at $5.57 per square foot or $5,514 per unit from the Direct Capitalization analysis in the Income Approach section of this report.


                           To estimate an adjustment for each sale, the subject's NOI has been compared to the individual NOI of the comparable sales. This adjustment should account for all the various physical and economic differences in each improved property sale, as income is a function of the current market. Market conditions should reflect perceived risk, or other factors, which may affect value. The following chart presents the adjustment process.

                            SALE    SALE     SALE   SUBJECT  ADJUST.   ADJUST.
                             NO.  PRICE/SF  NOI/SF  NOI/SF    FACTOR   PRICE/SF
                            ---------------------------------------------------
                             1    $68.61    $6.17   $5.51    0.89303   $61.27
                             2     65.11     5.53    5.51    0.99638    64.87
                             3     53.54      NA     5.51       NA        NA
                             4     59.03      NA     5.51       NA        NA
                             5     61.62     5.28    5.51    1.04356    64.30
                             6     62.28     5.45    5.51    1.01101    62.97
                             7     61.61     5.36    5.51    1.02799    63.33
                             8     67.47     5.82    5.51    0.94674    63.88
                             9     67.67     5.68    5.51    0.97007    65.64

                           After adjustments, the sales reflected a range in value for the subject from $61.27 to $65.64 per square foot. Please note that no NOI information was available for Sales 3 and 4 and therefore no adjustments were able to be made. Sale 1 is the most recent, but reflected a significantly higher NOI per square foot than the subject. The adjusted price of the sale is $61.27 per square foot. Sales 2 and 6 have the most similar net operating income per square foot and reflect values of $64.87 and $62.97 per square foot. An age adjustment is needed since the subject (on average) is about 6 to 7 years older than the mean average age of the sales comparables. Based on all the data, a mean average value of $63.75 per square foot is estimated for the subject. The subject apartment project is about 6 years older than the mean average age of the comparables, therefore an adjustment downward was made for age as it effects the duration of the income stream. After adjusting for age, the subject has a market value of $58 per square foot. From this value the $200,000 in deferred maintenance is deducted to arrive at the "as is" value of the subject. The calculation is shown as follows:

                           252,700 SF x $58.00/SF.................. $14,656,600
                           Less Deferred Maintenance...............    (200,000)
                           "As Is" Value via NOI/SF................ $14,456,600
                                                       Rounded      $14,500,000

                            SALE     SALE        SALE     SUBJECT    ADJUST.   ADJUST.
                             NO.  PRICE/UNIT   NOT/UNIT   NOT/UNIT   FACTOR   PRICE/UNIT
                            ------------------------------------------------------------
                             1     $71,000      $6,390     $4,643    0.72660   $51,589
                             2      51,515       4,379      4,643    1.06029    54,621
                             3      44,023        NA        5,514         --      NA
                             4      49,838        NA        4,643         --      NA
                             5      52,083       4,464      4,643    1.04010    54,172
                             6      50,202       4,396      4,643    1.05619    53,023
                             7      61,895       5,387      4,643    0.86189    53,347
                             8      63,504       5,480      4,643    0.84726    53,804
                             9      62,687       5,266      4,643    0.88169    55,271

                           After adjustments, the sales reflected a range in value for the subject from $51,589 to $55,271 per unit. Again, please note no NOI information was available for Sales 3 and 4. Sale 1 is the most recent sale, but it reflected a significantly higher NOI per unit than the subject. The adjusted value by this sale was $51,589 per unit. Sales 5 and 6 are most similar in NOI per unit and these sales reflected values of $53,023 and $54,172 per unit. The mean average value from the data is $53,690 per unit. Again an age adjustment is needed. Based on all the data, we estimated a value for the subject of $48,000 per unit. The following indication reflects an "as is" value per unit for the subject considering the subject's deferred maintenance.

                           300 units x $48,000/unit................ $14,400,000
                           Less: Deferred maintenance..............    (200,000)
                           Value via NOI Price/Unit Method......... $14,200,000

                                                          Rounded   $14,200,000

EFFECTIVE GROSS INCOME
MULTIPLIER METHOD          In addition to the NOI price per square foot and
                           price per unit analysis, we have employed an effective gross income multiplier (EGIM) analysis to the sales. Unlike the price per unit analysis, EGIMs cannot be adjusted for dissimilar factors when compared to the subject. Instead, certain factors must be closely analyzed for determining comparability of the multiplier to the subject property. These include the timing of the sale and whether market condition changes have occurred between the date of valuation and the sale date, as well as occupancies and expense ratio levels, and the comparability of the sale in terms of its physical features and the resulting income stream potential.
                           Listed below are the details of the sales we felt to be pertinent in our selection of a reasonable EGIM for the subject. All factors were considered in our interpretation of the data leading to the EGIM of the sales.

                                 SALE  DATE OF SALE  EGIM  OCCUPANCY  EXPENSE RATIO
                               -----------------------------------------------------
                                  2        09/97     7.05      95%           NA
                                  3        06/97     5.68      97%           NA
                                  5        04/97     6.97      91%         40.28%
                                  6        03/97     7.22      96%         36.76%
                                  7        01/97     7.21      97%         37.26%
                                  8        12/96     7.32      90%         36.84%
                                  9        12/96     6.92      95%         41.87%
                                Subject                        95%         37.28%

                           The sales indicated EGIMs ranging from 5.68 to 7.32, with all sales operating at or near stabilized levels. Based on this data, we believe an EGIM of
                           6.50 is reasonable for the subject considering the subject's quality and expense ratio. Applying the
                           6.50 EGIM to the subject's stabilized effective gross income, and deducting for deferred maintenance, results in the following value indication.

                           $2,274,649x6.50......................... $14,785,219
                           Less: Deferred maintenance..............    (200,000)
                           Value via EGIM Method................... $14,585,219
                                                   Rounded          $14,600,000

CONCLUSION                 The NOI per square foot and per unit methods
                           presented a value indication between $14,500,000 and $14,200,000 and the effective gross income multiplier method indicated a value of $14,600,000. Weight has been given to the net operating income comparisons because this method reflects both income and expense information. The EGIM method accounts for income and does not take into consideration expenses, which can vary from property to property. Furthermore, the EGIM when used for valuation cannot be adjusted, yet as seen in the NOI methods there is a need for an age adjustment. Thus, the EGIM appears on the high side.
                           Therefore, it is our opinion that the leased fee market value of the subject property based on the indication provided by the Sales Comparison Approach, all cash, on an "as is" basis as of December 31, 1997, is

                              FOURTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS
                                               ($14,500,000)

                     [COMPARABLE RENTALS MAP APPEARS HERE]

============================================================================================================================
                                                      COMPARABLE RENT SUMMARY
                                                      LAS COLINAS APARTMENTS
----------------------------------------------------------------------------------------------------------------------------
                              YEAR      NO. OF    AVG. UNIT                                   UNIT
NO.  NAME/LOCATION            BUILT     UNITS     SIZE (SF)      OCCUP.    UNIT TYPE          SIZE/SF        RENT/MO.
----------------------------------------------------------------------------------------------------------------------------
1    Sunscape                  1978      442         894          93%        1BR/1BA            700           $600-650
     3500 N. Hayden Road                                                   1BR/1BA/LOFT         880            715-765
                                                                             2BR/1BA            960            720-745
                                                                             2BR/2BA            980            715-765
----------------------------------------------------------------------------------------------------------------------------
2    McDonald East            1978      144          880          99%        1BR/1BA            747           $545-565
     8310 E. McDonald                                                        2BR/2BA          1,013            645-665
----------------------------------------------------------------------------------------------------------------------------
3    Miramonte                1983      151          785          93%        1BR/1BA            550             $575
     8025 E. Lincoln                                                         1BR/1BA            560              620
                                                                             1BR/1BA            679            635-645
                                                                             2BR/2BA            924            740-755
                                                                             2BR2BA             971            760-780
----------------------------------------------------------------------------------------------------------------------------
4    McCormick Place          1975      230          819          97%        1BR/1BA            500           $550-575
     8520 Via Paseo                                                          1BR/1BA            720            620-700
                                                                             1BR/1BA            850              750
                                                                             1BR/1BA            875            775-800
                                                                             2BR/2BA            955            795-800
                                                                             2BR/2BA          1,055            795-925
---------------------------------------------------------------------------------------------------------------------------
5    Scottsdale Serrento      1978      188          795          98%        1BR/1BA            479             $555
     8145 E. Camelback Rd.                                                   1BR/1BA            727              620
                                                                             2BR/2BA            919              699
                                                                             2BR/2BA          1,094              825
----------------------------------------------------------------------------------------------------------------------------
6    Camellero                1979      344          906          96%        1BR/1BA            501          $615-620
     7979 E. Camelback Rd.                                                   1BR/1BA            772              725
                                                                             1BR/1BA            871              750
                                                                             2BR/2BA          1,217            840-880
============================================================================================================================
     SUBJECT                  1981      300          842          97%        1BR/1BA            560             $550
     PROPERTY                                                                1BR/1BA            680              595
     Las Colinas                                                             2BR/2BA            900              660
     5995 N. 78th Street                                                     2BR/2BA            950              695
                                                                             2BR/2BA          1,000              760
                                                                             3BR/2BA          1,030              875
============================================================================================================================


============================================================================================================================


----------------------------------------------------------------------------------------------------------------------------

NO   NAME/LOCATION           RENT/SF/MO.                          AMENITIES/COMMENTS
----------------------------------------------------------------------------------------------------------------------------
 1   Sunscape                $0.86-0.93           Amenities include 2 swimming pools, a hot tub,
     3500 N. Hayden Road      0.81-0.87           exercise room, clubhouse, Rents vary by location
                              0.75-0.78           and view. Concessions: 1BR/1BA/Loft-$60 off each
                              0.72-0.77           month and 100% off one month porated over term
                                                  with 12 month lease; 2BR/2BA-$30 off each month
                                                  with 12 month lease and 100% off one month prorated
                                                  over term with 12 month lease. Rents vary by location.
----------------------------------------------------------------------------------------------------------------------------
 2   McDonald East           $0.73-0.76           Amenities include a swimming pool, hot tub, sauna,
     8310 E. McDonald         0.64-0.66           exercise room, clubroom, and laundry facility,
                                                  outdoor utility closets, and covered parking. No
                                                  concessions.
----------------------------------------------------------------------------------------------------------------------------
3    Miramonte                  $1.05             Amenities include a swimming pool, hot tub,
     8025 E. Lincoln             1.11             clubroom, laundry facilities, microwave ovens,
                              0.94-0.95           washer/dryers, and fireplaces. No concessions. Rent
                              0.80-0.82           ranges based location or fireplace.
                              0.78-0.80
----------------------------------------------------------------------------------------------------------------------------
4    McCormick Place         $1.10-1.15           Amenities include a clubhouse, exercise room, pool, spa,
     8520 Via Paseo           0.86-0.97           sauna, jogging trail, putting green, microwave
                                 0.88             ovens, storage, patios, and balconies. Concessions:
                              0.89-0.91           First month free. Rent varies based on patio.
                              0.83-0.84
                              0.75-0.88
----------------------------------------------------------------------------------------------------------------------------
5     Scottsdale Serrento       $1.16             Amenities include a clubhouse, pool, spa, dishwashers,
      8145 E. Camelback Rd.      0.85             patios, and balconies. No concessions.
                                 0.76
                                 0.75
----------------------------------------------------------------------------------------------------------------------------
6    Camellero               $1.23-1.24           Amenities include a clubhouse, pool, spa, dishwashers,
     7979 E. Camelback Rd.       0.94             patios, and balconies
                                 0.86             Concessions: waive security deposit.
                              0.75-0.78
============================================================================================================================
     SUBJECT                    $0.98             Amenities include a clubhouse, 3 swimming pools,
     PROPERTY                    0.88             a tennis court, laundry facilities, and a spa.
     Las Colinas                 0.73
     5995 N. 78th Street         0.73
                                 0.76
                                 0.85
============================================================================================================================

                                INCOME APPROACH
--------------------------------------------------------------------------------

                    In estimating the market value of the subject property, one method used by the appraisers was the Income Approach. The Income Approach to value is predicated on the assumption that there is a definite relationship between the amount of net income a property will earn and its value. Ultimately, the Income Approach seeks to estimate the present worth of an anticipated net income stream based on an analysis of its quality, quantity, and duration. In accordance with the principle of substitution, a prudent investor would pay no more to receive an income stream from a specified property than any other property producing an equally desirable income stream.

                    Typically, the first step in the Income Approach is to estimate the potential gross income according to market rent. Market rent means the "going rent" in the neighborhood based on past history and present conditions. Vacancies are then deducted to arrive at effective gross income. Estimated annual expenses are deducted from the effective gross income, resulting in an indication of net operating income before debt service. From the estimated net annual income, annual debt service and deferred maintenance (if applicable), are subtracted to obtain annual cash flow to equity. This cash flow can be capitalized into an indication of equity value by direct capitalization utilizing an overall equity rate, or if debt does not exist, an overall capitalization rate. It may also be projected into the future over a selected but appropriate holding period, and discounted along with the anticipated equity reversion at the market discount rate and added in order to arrive at the net present equity value for the subject property. In either method, the present mortgage balance (if applicable) would be added to the equity value to obtain the total value of the property. Since our valuation is on a cash basis, no mortgages were considered. The appraisers have utilized both methods in valuing the subject property on an all cash basis.

ESTIMATED GROSS
RENTAL INCOME       Income for the subject property is produced by rental income from the various rental units, as well as laundry income, forfeited security deposits, and miscellaneous income.
                    Information provided by the on-site leasing agents indicated the subject's current rent schedule to be as follows:

                                            BASED ON "RESIDENT PAYS UTILITIES"
                    --------------------------------------------------------------------------
                       UNIT       TYPE        UNITS   SIZE (SF)  RENT/MO.  RENT/SF   MO. TOTAL
                    --------------------------------------------------------------------------
                         E       lBR/lBA        20       560       $550    $0.98    $ 11,000
                         C       lBR/lBA        54       680        595     0.88      32,130
                         C       lBR/lBA/FP     18       680        595     0.88      10,170
                         B       2BR/2BA        98       900        660     0.73      64,680
                         B       2BR/2BA/FP     22       900        660     0.73      14,520
                         A       2BR/2BA        38       950        695     0.73      26,410
                         A       2BR/2BA/FP     36       950        695     0.73      25,020
                         D       2BR/2BA/FP      6     1,000        760     0.76       4,560
                         F       3BR/2BA/FP      8     1,030        875     0.85       7,000
                                               ---     -----       ----    -----     -------
                                               300       842       $653    $0.78    $196,030

=======================================================================================

                            SUBJECT - RENT ANALYSIS

--------------------------------------------------------------------------------------
                                                           Average
                                       Unit     Average    Monthly
                         Unit Type  Size (SF)  Rent/Month  Rent/SF     Comparability
--------------------------------------------------------------------------------------
SUBJECT (E PLAN)         1BR/1BR        560        $550       $0.98
Sunscape                 1BR/1BA        700       600-650   0.86-0.93     Inferior
Miramonte                1BR/lBA        560         620        1.11       Superior
McCormick Place          1BR/1BA        500       550-575   1.10-1.15     Superior
Scottsdale Serrento      1BR/1BA        479         555        1.16       Superior
Camellero                1BR/1BA        501       615-620   1.23-1.24     Superior
---------------------------------------------------------------------------------------
SUBJECT (C PLAN)         1BR/1BA        680         595        0.88
Sunscape                 1BR/1BA        700       600-650   0.86-0.93    Comparable
McDonald East            1BR/1BA        747       545-565   0.73-0.76     Inferior
Miramonte                1BR/LBA        679       635-645   0.94-0.95     Superior
McCormick Place          1BR/LBA        720       620-700   0.86-097     Comparable
Scottsdale Serrento      1BR/1BA        727         620        0.85      Comparable
Camellero                1BR/1BA        772         725        0.94       Superior
---------------------------------------------------------------------------------------
SUBJECT (B PLAN)         2BR/2BA        900         660        0.73
Sunscape                 2BR/1BA        960       720-745   0.75-0.78    Comparable
Miramonte                2BR/2BA        924       740-755   0.80-0.82     Superior
McCormick Place          2BR/2BA        875       775-800   0.89-0.91     Superior
Scottsdale Serrento      2BR/2BA        919         699        0.76      Comparable
---------------------------------------------------------------------------------------
SUBJECT (A PLAN)         2BR/2BA        950         695        0.73
Sunscape                 2BR/2BA        980       715-765   0.72-0.77    Comparable
Miramonte                2BR/2BA        971       760-780   0.78-0.80    Comparable
McCormick Place          2BR/2BA        955       795-800   0.83-0.84     Superior
Scottsdale Serrento      2BR/2BA      1,094         825        0.75       Superior
---------------------------------------------------------------------------------------
SUBJECT (D PLAN)         2BR/2BA      1,000         760        0.76
McDonald East            2BR/2BA      1,013       645-665   0.64-0.66     Inferior
Miramonte                2BR/2BA        971       760-780   0.78-0.80    Comparable
McCormick Place          2BR/2BA      1,055       795-925   0.75-0.88     Superior
Scottsdale Serrento      2BR/2BA      1,094         825        0.75      Comparable
---------------------------------------------------------------------------------------
SUBJECT (F PLAN)         3BR/2BA      1,030         875        0.85
McCormick Place          2BR/2BA      1,055       795-925   0.75-0.88    Comparable
Scottsdale Sorrento      2BR/2BA      1,094         825        0.75       Inferior
Camellero                2BR/2BA      1,217       840-880   0.75-0.78     Inferior
=======================================================================================

                    These rents have been compared to closely located and similarly designed apartment complexes in the subject's area. For the purpose of this analysis, we have considered six apartment complexes that were found to be most comparable. They range in total size from 118,568 to 395,200 square feet, in average unit size from 785 to 906 square feet, and in occupancy from 93 to 99 percent. These comparable rentals are summarized on the preceding page.

                    All of the comparables surveyed were located within the subject's immediate vicinity. These projects are comparable to the subject overall; specifically, in terms of overall physical condition, unit size, rental rates, and the amenities offered. These comparables indicate/an average quoted rental rate range from $0.69 to $0.88 per square foot per month.

                    After considering each of the aforementioned factors and the subject's historical performance, we are of the opinion that the subject's asking rentals are at market. Given the subject's occupancy and actual rents, the projected market effective rental rates for the subject are summarized as follows:

                                             BASED ON "RESIDENT PAYS UTILITIES"
                    --------------------------------------------------------------------------------------
                                            TOTAL   SIZE      TOTAL     EFF. RENT/  EFF. MO.  EFF. RENT/
                      PLAN    UNIT TYPE     UNITS   (SF)      (SF)        MONTH      TOTAL      SF/MO.
                    --------------------------------------------------------------------------------------
                        E      1BR/1BA        20    560       11,200       $550    $ 11,000      $0.98
                        C      1BR/1BA        54    680       36,720        595      32,130       0.88
                        C      lBR/lBA/FP     18    680       12,240        595      10,710       0.88
                        B      2BR/2BA        98    900       88,200        660      64,680       0.73
                        B      2BR/2BA/FP     22    900       19,800        660      14,520       0.73
                        A      2BR/2BA        38    950       36,100        695      26,410       0.73
                        A      2BR/2BA/FP     36    950       34,200        695      25,020       0.73
                        D      2BR/2BA         6  1,000        6,000        760       4,560       0.76
                        F      3BR/2BA/FP      8  1 030        8,240        875       7,000       0.85
                                            ----  -----      -------      -----      ------      -----

                                             300    842      252,700       $653    $196,030      $0.78

                    Gross Annual Rental Income: $196,030 x 12 mos. = $2,352,360

OTHER INCOME        In addition to rental income from apartments, other income is generated by laundry and vending machines, forfeited security deposits, late charges, and furniture.

                    Other Income in 1989 was reported at $84,447 or $0.33 per square foot. This figure rose in 1990 to $87,692 or $0.35 per square foot. In 1992, other income increased significantly to $115,987 or $0.46 per square foot; however, it dropped in 1993 to $78,575 or $0.31 per square foot. In 1994, other income was reportedly $85,431 or $0.34 per square foot, in 1995 it was $80,542 or $0.32 per square foot, and for 1996 it was $81,069 or $0.32 per square foot. In 1997 other income for the subject was $87,476 or $0.35 per square foot. Based on our experience with similar type properties and the actual performance of the property it is our opinion that other income in the amount of $0.37 per square foot is typical for a project such as the subject. In the first year of our analysis, this equates to $0.34 per square foot, after vacancy.

====================================================================================================================================

                                                      LOS COLINAS APARTMENTS
                                                        HISTORICAL EXPENSES

------------------------------------------------------------------------------------------------------------------------------------
   EXPENSE                ACTUAL 1993        ACTUAL 1994       ACTUAL 1995       ACTUAL 1996     ANNUALIZED 1997   BRA PROJECTIONS
                                                                                                                        1998
  CATEGORY              PER SF  PER UNIT   PER SF  PER UNIT  PER SF  PER UNIT  PER SF  PER UNIT  PER SF  PER UNIT  PER SF  PER UNIT
------------------------------------------------------------------------------------------------------------------------------------
Real Estate Taxes        $0.39  $  329       $0.42  $  356     $0.47  $  398    $0.50  $  420    $0.50  $  421     $ 0.54  $  456

Insurance                 0.07      55        0.07      60      0.08      67     0.06      48     0.06      48       0.08  $   70

Personnel                 0.58     493        0.59     498      0.63     531     0.61     515     0.67     564       0.68  $  569

Utilities                 0.39     325        0.42     355      0.45     380     0.51     426     0.51     429       0.52  $  438

Repairs & Maintenance     0.35     298        0.36     302      0.45     375     0.41     348     0.41     346       0.47  $  394

Contract Services         0.20     166        0.20     170      0.20     172     0.22     182     0.22     185       0.23  $  193

General Administrative    0.08      71        0.10      87      0.15     123     0.13     112     0.08      67       0.17  $  140

Management                0.35     296        0.37     316      0.40     334     0.42     353     0.42     351       0.44  $  371
                         -----  ------       -----  ------     -----  ------    -----  ------    -----  ------     ------  ------
  TOTAL                  $2.41  $2,033       $2.53  $2,144     $2.83  $2,380    $2.85  $2,405    $2.87  $2,412     $ 3.12  $2,631
====================================================================================================================================

====================================================================================================================
                                                               COMPARABLE
                                                           EXPENSE ANALYSIS
====================================================================================================================
COMPARABLE                       1
                         --------------------
Expense Year                  1997
NRA                          217758
No. Units                       220
Year Built                     1982
Average Unit Size               990
---------------------------------------------          -------------------------------------------------------------
  EXPENSE CATEGORY       PER SF   PER UNIT               COMPARABLE        AVG UNIT SF   EXPENSES/SF  EXPENSES/UNIT
---------------------------------------------          -------------------------------------------------------------
Real Estate Taxes         $  0.47     $  466            Joshua Tree            781           $3.69       $2,918
Insurance                    0.07         64            Salado Springs         845           $3.56       $3,011
Personnel                    0.71        702            Elliot's Crossing      806           $3.36       $2,711
Utilities                    0.53        528            The Pinnacle         1,004           $3.19       $3,200
Repairs & Maintenance        0.49        480            Sonterra               941           $3.40       $3,200
Contract Services            0.20        200            The Palisades          924           $4.09       $3,793
General Administrative       0.15        152
Management                   0.42        420
                            -----      -----
       TOTAL              $  3.04     $3,012
====================================================================================================================

                         From this we have arrived at our estimate of scheduled gross income as if 100 percent occupied:

                               Gross Rental Income               $2,352,360
                               Other Income ($0.37/SF)               93,499
                                                                 ----------
                               Total Potential Gross Income      $2,445,859


VACANCY AND COLLECTION
LOSS ESTIMATE            In a stable market, vacancy and collection loss for an
                         apartment complex will be in the 3 to 7 percent range.
                         This covers the time lag during re-leasing and normal refurbishing of apartment units, and the loss of income resulting from bad debt or other vacancies. Over the past decade, the average vacancy for the Scottsdale/Paradise Valley submarket has dropped from a high of 13.7 percent in 1989 to a low of 3.8 percent in the fourth quarter of 1997. However, due to the amount of new construction, the market is expected to take several years to absorb the new supply. In surveying the direct competition, the current physical vacancies are typically below 10 percent. The subject's economic vacancy is currently about 10 percent and the physical vacancy is about 3 percent. The primary difference between the physical and economic vacancies is due to the lower-than-market contract rents. Therefore, given this data we have projected a 9 percent economic vacancy in 1998. After the first year of the projection period, we expect some of the excess supply will be absorbed and therefore an economic vacancy of 7 percent will be attained. This vacancy is expected to remain stable through the remainder of the cash flow

EXPENSE ANALYSIS         The various expenses necessary in the operation of the
                         subject have been estimated including fixed expenses, operating expenses, and reserves for replacement.
                         Proper appraisal technique demands that an appraiser rely on typical expenses as opposed to actual expenses, which may vary according to management or special circumstances that may not persist. In addition, the total expenses per square foot should be within a range typical for similar projects. Reserves for replacement are estimated based on age, condition, and construction quality. It is re-emphasized that all income, as well as expense estimates, are based on the assumption of competent and prudent management.

                         We have based our estimate of project expenses on comparable apartment projects located in the subject area, as well as the actual historical performance of the subject property. The facing chart summarizes the actual expenses reported by one "individually metered" project, as well as the subject property's actual expenses from 1993 through 1996, and annualized 1997 expense figures (1997 figures reflect actual expenses for the period from January 1, 1997 through December 1997.

                         Based upon the analysis of the comparables, we have developed the following expense estimates for the subject.

                         REAL ESTATE TAXES - Real estate taxes and assessments for the Las Colinas Apartments are coordinated by the Maricopa County Assessor's Office. The property is subject to a number of different taxing authorities and the taxes are calculated two ways. A portion of the total tax liability is calculated based on the "limited cash value" intended to create a ceiling on the assessment. The limited cash value is multiplied by a 10 percent assessment ratio then multiplied by the rate per $100 of assessed value. This is considered the primary tax rate and includes the school district, junior college, city, county, and state taxes. In 1996, the total tax rate was 7.5996 per $100 of assessed value. The remainder of the tax liability is based on the "full cash value" or current market value. This value is multiplied by the 10 percent assessment ratio and then multiplied by the tax rate per $100 of assessed value. Full cash value assessments are the secondary assessments and apply to various taxing authorities including bonds, budget overrides, and special districts. In 1996, the applicable tax rate was 3.2192 per $100 of assessed value. In 1996, the real estate taxes were $125,724.42. In 1997 the real estate taxes were $125,876 according to the subject property operating statement. This is expected to increase in 1998 to $136,660 or $0.54 per square foot and includes personal property tax. This was increased at 4 percent per year, thereafter.

                         INSURANCE - This category includes fire and extended coverage. Insurance costs can vary from one property to another depending upon the type and whether a blanket policy is used. Often times a property owner will insure multiple properties on one policy in an effort to reduce the cost of insurance per project. Our expense estimate is based upon typical costs for individually insured apartment projects in the Phoenix area. The subject's actual figures for 1993, 1994, 1995, and 1996 were $0.07, $0.06, $0.08, and $0.06 per square foot. The annualized insurance expense for 1997 is $0.06 per square foot. This falls within the insurance indicated by the comparable at $0.07 per square foot. Therefore, we estimated insurance at $0.08 per square foot or $21,025 in the first year. This expense is expected to increase 4 percent annually throughout our projection period.

                         PERSONNEL - This category includes salaries for office managers, leasing agents, maid services, payroll taxes, and FICA. This category is not to be confused with the category of Management. The expense comparable showed a personnel expense of $0.71 per square foot. Annualized figures for the subject in 1997 indicate this expense at $0.67 per square foot. The subject's actual figures for 1993, 1994, 1995, and 1996 were $0.58, $0.59,
                         $0.63, and $0.61 per square foot, respectively. Based on historical figures at the subject property and tempering them with the market data, we have estimated this expense at $170,825 or $0.68 per square foot. This expense is expected to increase 4 percent annually throughout our projection period.

                         UTILITIES - This expense category includes electric, gas, water, and sewer for the apartment's common area. The subject's actual figures for 1993, 1994, 1995, and 1996 were $0.39, $0.42, $0.45, and $0.51 per square foot, respectively. Annualized figures in 1997 indicate this expense at $0.51 per square foot. The comparable indicated $0.53 per square foot. Based on this data, we have estimated this expense at $0.52 per square foot or $131,404. This expense is expected to increase 4 percent annually throughout our projection period.

                         REPAIR AND MAINTENANCE - These expenses are necessary in order to keep the property in good repair including plumbing, air-conditioners, electrical, draperies, carpets, janitorial supplies, and decorative costs. The expense comparable indicated $0.49 per square foot. Annualized figures for the subject in 1997 indicate this expense at $0.41 per square foot, while actual figures for 1993, 1994, 1995, and 1996 were $0.35,
                         $0.36, $0.45, and $0.41 per square foot, respectively. Due to the age, overall condition, and the ongoing maintenance at the subject property, an estimate of $0.47 per square foot or $118,264 has been projected for the subject. This expense is expected to increase 4 percent annually throughout our projection period.

                         CONTRACT SERVICES - This expense category includes landscaping, security, etc. The expense comparables varied with some combining these items with the maintenance and repair category above. The comparable indicated $0.20 per square foot. The subject's annual figures for 1993, 1994, and 1995 were $0.20 per square foot each year. In 1996, this expense was $0.22 per square foot. Annualized 1997 figures indicate this expense at $0.22 per square foot, also, we have estimated this expense for the subject at $0.23 per square foot or $57,818 and this expense is expected to increase 4 percent annually throughout our projection period.

                         GENERAL ADMINISTRATIVE - This expense category includes professional, legal, and accounting costs, administration costs, promotional expenses, etc. The expense comparable indicates $0.15 per square foot. Annualized figures in 1997 for the subject indicate $0.08 per square foot, while actual figures for 1993, 1994, 1995, and 1996 were $0.08, $0.10, $0.15, and
                         $0.13 per square foot, respectively. We have estimated this expense for the subject at $0.17 per square foot or $42,049. We believe the low 1997 general administrative expense was low and unusual for the subject. This expense is expected to increase 4 percent annually throughout our projection period.

                         MANAGEMENT - This includes the fee to outside management or ownership for managing the property. This expense is typically a percentage of the effective gross income of the property. The industry standard for an apartment complex of this size and quality is between 3 and 5 percent of effective gross income. The subject is reportedly at 5 percent of effective gross income. The comparable reflected this expense at $0.42 per square foot. The subject's expenses in 1993, 1994, 1995, and 1996 appear reasonable at $0.35, $0.37, $0.40, and $0.42 per square foot, respectively. In 1997 this subject expense was $0.42 per square foot. Based on this data we have projected the management fee at 5 percent of effective gross income in each year of our analysis which was cross-checked on a per square foot basis.

EXPENSE SUMMARY          The subject's total expenses were $2.83 per square foot
                         in 1995 and were $2.85 in 1996. Annualized figures for 1997 are $2.87 per square foot. The comparable showed
                         $3.04 per square foot. Considering the subject's size and age, the expenses appear reasonable. Based on the data previously discussed, we have projected total expenses for the subject in 1998 at $3.12 per square foot.

RESERVES FOR REPLACEMENT A replacement allowance provides for the periodic replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. These include roof covering, carpeting, appliances, compressors, parking areas, drives, etc. The subject was constructed in 1981 and appears to have had ongoing maintenance since its construction. It is our opinion that a reserve allowance of $300 per unit or $0.36 per square foot is adequate to provide for the continued maintenance of the project. This was included in our expenses prior to concluding the net operating income.

DEFERRED MAINTENANCE     The subject improvements are in good condition and
                         exhibited only minor deferred maintenance at the time of our inspection. This has been estimated at $196,900, which has been rounded to $200,000. This includes appliance replacement, floor and drapery replacement, exterior repairs, furniture and fixtures repair, air-conditioning and equipment repairs, interior repairs, landscaping, painting, plumbing and electrical repairs, pool repairs, parking lot repairs, roof repairs, and water heater replacement.

DISCOUNTED CASH FLOW
ANALYSIS DISCUSSION      The most realistic method for estimating value via the
                         Income Approach is through the use of Discounted Cash
                         Flow Analysis. The Market Value of a real estate investment under the Discounted Cash Flow Method is defined as the discounted sum of all net cash inflows plus the property's discounted reversionary value.
                         Primarily, any given property is only worth the value of the income derived from it.

                         The general methodology of Discounted Cash Flow involves the following steps: 1) increasing each year's cash flows by an appropriate appreciation factor; 2) discounting each year's net cash flow by an appropriate discount rate; 3) deriving the property's reversionary value in the final year and discounting it to the present; and 4) the summation of all cash flows, including final year reversion, into an estimate of value.

                         According to the Third Quarter 1997 real estate investor survey compiled by Peter F. Korpacz & Associates, Inc. the apartment market is being flooded with capital, primarily from REIT's, rendering it almost impossible for large institutional investors to land deals. In addition, brokers have fewer properties to market either because long-term holders are buying product before it is ever offered on the market place or because owners are not willing to sell. The main factor is investors are watching to determine if investment locations are the pace of job growth. The slower pace of job growth in many markets, coupled with continued increases in multi-family and single family permits as well as attractive interest rates could combine to negatively effect the apartment market. As such, some investors are increasing overall vacancy allowance in their acquisition analyses and backing off on revenue growth assumptions. However, apartment investment continues to be attractive for pension funds and REIT's and we anticipate investors will continue to find the apartment market a desirable investment.

DISCOUNT RATE            Over the past several years, the internal rate of
                         return (IRR) has gained greater usefulness and market acceptance as an investment measure. IRR is the yield on an investment based on an initial cash investment, annual cash flows to the property, as well as resale proceeds. IRR allows for return on investment as well as recapture of the original investment when factoring in the reversion. To simulate this process, we have relied upon several investor surveys, which detail reasonable yields or IRR requirements of purchasers. We have used this rate as a discount rate that, when applied to projected cash flows and net resale proceeds
                         (reversion), results in the present value of the property.

                         According to the Third Quarter 1997 investor survey compiled by Peter F. Korpacz & Associates, Inc., investors for apartment properties indicated a return requirement ranging from 10.00 to 12.50 percent with an average of 11.16 percent. This IRR depends on the conservative or aggressive nature of rental and expense growth assumptions, as well as location and other factors. Corporate "Baa" bonds are typically viewed as an alternative investment. Real estate is considered riskier due to illiquidity, competition, burden of management, and market conditions; therefore, approximately 150 basis points or more could be added to this percentage rate in a normal market. Based on the previous data and considering the amount of new construction in the market and the lease-up time required to regain stabilization, we believe a 12.50 percent discount rate is reasonable based on an all cash sale and alternative investments. While this is 134 basis points higher than the indicated average by the previously mentioned survey, we believe it reflects the added risk in the market.

CAPITALIZATION RATE      The subject property's reversionary value is derived by
                         capitalizing the eleventh year's net operating income.
                         As mortgage rates have fluctuated over the past several years, it becomes difficult to apply a band of investment method to establish a capitalization rate because capitalization rates do not react dramatically to ups and downs of mortgage interest rates.
                         Additionally, the mercurial nature of the recent market creates a large variance of returns depending on property potential. Again, according to the previously cited investor survey, investors of apartment properties indicated a terminal capitalization rate range from 8.0 to 10.25 percent with an average of 9.29 percent. This range appears reasonable after analyzing the most recent sales in the area, which follow.

                           SALE         IDENTIFICATION       SALE DATE     CAPITALIZATION RATE
                         ------------------------------------------------------------------------
                            1           Villa Antigua          10/97            9.00%
                            2           Joshua Tree            09/97            8.50%
                            3           Paradise Trails        06/97             NA
                            4           The Overlook           04/97             NA
                            5           Salado Springs         04/97            8.57%
                            6           Elliot's Crossing      03/97            8.76%
                            7           The Pinacle            01/97            8.70%
                            8           Santerra               12/96            8.63%
                            9           Sunset Shadows         12/96            8.40%

===============================================================================================================================

                                                      LAS COLINAS APARTMENTS
Fiscal Year Ending 12/31                       1998        1999        2000         2001        2002        2003        2004
-------------------------------------------------------------------------------------------------------------------------------
Income:
Apt. Rents                                  2,352,360   2,446,454   2,544,313   2,646,085   2,751,928   2,862,006   2,976,486
Rent/SF/Mo.                                     0.776       0.807       0.839       0.873       0.908       0.944       0.982
OtherIncome/Yr.                                93,499      97,239     101,129     105,174     109,381     113,756     118,306
                                           ----------   ---------   ---------   ---------   ---------   ---------   ---------
Gross Income                                2,445,859   2,543,693   2,645,441   2,751,259   2,861,309   2,975,761   3,094,792

% Vacancy                                        9.00%       7.00%       7.00%       7.00%       7.00%       7.00%       7.00%
Vacancy Allowance                             220,127     178,059     185,181     192,588     200,292     208,303     216,635
                                           ----------   ---------   ---------   ---------   ---------   ---------   ---------

Effective Gross Income                      2,225,732   2,365,635   2,460,260   2,558,671   2,661,017   2,767,458   2,878,156

Expenses:                  $/Unit  S/SF
Real Estate Taxes            456    0.54      136,660     142,127     147,812     153,724     159,873     166,268     172,919
                            ----
Insurance                     70    0.08       21,025      21,866      22,740      23,650      24,596      25,580      26,603
                            ----   -----
Personnel                    569    0.68      170,825     177,658     184,765     192,155     199,841     207,835     216,148
                            ----   -----
Utilities                    438    0.52      131,404     136,660     142,127     147,812     153,724     159,873     166,268
                            ----   -----
Repairs and Maintenance      394    0.47      118,264     122,994     127,914     133,030     138,352     143,886     149,641
                            ----   -----
Contract Services            193    0.23       57,818      60,130      62,536      65,037      67,639      70,344      73,158
                            ----   -----
General Administrative       140    0.17       42,049      43,731      45,481      47,300      49,192      51,159      53,206
                            ----   -----
Management Fee              5.00%   0.44      111,287     118,282     123,013     127,934     133,051     138,373     143,908
                            ----   -----
Reserves for Replacement     300    0.36       90,000      93,600      97,344     101,238     105,287     109,499     113,879
                            ----   -----   ----------   ---------   ---------   ---------   ---------   ---------   ---------

Total Expenses                                879,331     917,048     953,730     991,879   1,031,554   1,072,817   1,115,729
Per SF                                           3.48        3.63        3.77        3.93        4.08        4.25        4.42
                                           ----------   ---------   ---------   ---------   ---------   ---------   ---------
Net Operating Income                        1,346,400   1,448,587   1,506,530   1,566,791   1,629,463   1,694,642   1,762,427
Per SF                                           5.33        5.73        5.96        6.20        6.45        6.71        6.97

Capital Items:                                200,000           0           0           0           0           0           0
                                           ----------   ---------   ---------   ---------   ---------   ---------   ---------
Cash Flow                                   1,146,400   1,448,587   1,506,530   1,566,791   1,629,463   1,694,642   1,762,427
                                           ----------   ---------   ---------   ---------   ---------   ---------   ---------
Present Value Factor               12.50%    0.888889    0.790123    0.702332    0.624295    0.554929    0.493270    0.438462

Present Value of Cash Flow                  1,019,023   1,144,562   1,058,084     978,140     904,236     835,916     772,758

NOI in 10th Year                            2,061,791              Present Value of Income Stream                   8,697,989
Ro at Reversion                                 10.50%             Present Value of Reversion                       5,865,456
                                           ----------
                                                                   ------------------------------------------------------------

Indicated Reversion                        19,636,100              Indicated Value of Subject                      14,563,445
Less: Sales Costs                   3.00%     589,083              Indicated Value/SF                                   57.63
                                           ----------              Indicated Value/Unit                                48,545
Reversion in 10th Yr                       19,047,017              GIM at Indicated Value (rent income only)             6.19
                                                                   Ro at Indicated Value                                 9.25%
===============================================================================================================================

=====================================================================================


Fiscal Year Ending 12/31        2005           2006           2007           2008
-------------------------------------------------------------------------------------
Income:
Apt. Rents                   3,095,545       3,219,367      3,348,142      3,482,067
Rent/SF/Mo.                      1.021           1.062          1.104          1.148
OtherIncome/Yr.                123,038         127,960        133,078        138,401
                             ---------       ---------      ---------      ---------
Gross Income                 3,218,584       3,347,327      3,481,220      3,620,469

% Vacancy                         7.00%           7.00%          7.00%          7.00%
Vacancy Allowance              225,301         234,313        243,685        253,433
                             ---------       ---------      ---------      ---------
Effective Gross Income       2,993,283       3,113,014      3,237,535      3,367,036

Expenses:
Real Estate Taxes              179,835         187,029        194,510        202,290

Insurance                       27,667          28,774         29,925         31,122

Personnel                      224,794         233,786        243,138        252,863

Utilities                      172,919         179,835        187,029        194,510

Repairs and Maintenance        155,627         161,852        168,326        175,059

Contract Services               76,084          79,128         82,293         85,584

General Administrative          55,334          57,547         59,849         62,243

Management Fee                 149,664         155,651        161,877        168,352

Reserves for Replacement       118,434         123,171        128,098        133,222
                             ---------       ---------      ---------      ---------
Total Expenses               1,160,358       1,206,773      1,255,044      1,305,245
Per SF                            4.59            4.78           4.97           5.17
                             ---------       ---------      ---------      ---------
Net Operating Income         1,832,924       1,906,241      1,982,491      2,061,791
Per SF                            7.25            7.54           7.85           8.16

Capital Items:                       0               0              0              0
                             ---------       ---------      ---------      ---------
Cash Flow                    1,832,924       1,906,241      1,982,491      2,061,791
                             ---------       ---------      ---------      ---------
Present Value Factor          0.389744        0.346439       0.307946       0.000000
Present Value of Cash Flow     714,372         660,397        610,500              0
=====================================================================================


================================================================================
                               CASH FLOW SUMMARY

        CALENDAR YEAR        ANNUAL         12.50%              PV OF
        ENDING 12/31       CASH FLOW      NPV FACTOR           CASH FLOW
        -------------      ---------      ----------           ---------
               1998       $1,146,400      0.888888889          $1,019,023
               1999        1,448,587      0.790123457           1,144,562
               2000        1,506,530      0.702331962           1,058,084
               2001        1,566,791      0.624295077             978,140
               2002        1,629,463      0.554928957             904,236
               2003        1,694,642      0.493270184             835,916
               2004        1,762,427      0.438462386             772,758
               2005        1,832,924      0.389744343             714,372
               2006        1,906,241      0.346439416             660,397
               2007        1,982,491      0.307946148             610,500
                                                                  -------

    TOTAL NPV OF CASH FLOWS                                    $8,697,989

    Projected NOI - 11th Year                                  $2,061,791
    Terminal Capitalization Rate                                    10.50%
                                                                    -----
    Estimated Value of Property at End of 10th Year           $19,636,100
    Less Sales Cost @                                3.00%       (589,083)
                                                                 --------
    Value of Reversion at End of 10th Year                    $19,047,017
    Discount Factor - 10th Year                     12.50%       0.307946
                                                                 --------
    Present Value of the Reversion                             $5,865,456
    Sum of Present Values of Cash Flow                          8,697,989
                                                                ---------
    MARKET VALUE AS OF DECEMBER 31, 1997                      $14,563,445

                                   (ROUNDED)                  $14,600,000
                                                              ===========

================================================================================

                         Based upon the aforementioned factors and the quality of the subject, it is our opinion that a 9.5 percent "going-in" capitalization rate was appropriate in this market. Typically, the terminal capitalization rate would be higher than the "going-in" capitalization rate due to the greater risk and older age of the property at the end of the projection period. Therefore, we believe a terminal capitalization rate of 10.5 percent is appropriate for the subject property. The resulting value indicates a first year capitalization rate of
                         9.29 percent and reflects the need for first year lease-up to stabilize occupancy.

CASH FLOW ASSUMPTIONS    .    Rents were based on an average current rental rate
                              of approximately $0.78 per square foot. During the projection period rents were increased at a rate of 0 percent in Year 1 and 4 percent per year thereafter. As previously discussed in the "Apartment Market Analysis" section of this report, the subject area's average rental rates have increased at a healthy pace in the early
                              1990's; however, with the significant amount of new construction the growth has slowed.

                         . The subject's current economic vacancy rate is about 10 percent. It is our opinion that the subject should be capable of obtaining a 9 percent vacancy rate for the entry point year (1998). Beginning in 1999 and beyond it is our opinion that a stabilized vacancy of 7 percent can be obtained.

                         . The property has been appraised based on a "resident pays utilities" status.

                         . Expenses (with the exception of management) have been increased at an average growth rate of 4 percent annually over the 11-year projection period. Management expenses are based on a percentage of effective gross income and increase with occupancy and rental increases.

                         .    A discount rate of 12.50 percent was utilized.

                         . A terminal capitalization rate of 10.50 percent was believed reasonable.

                         . A sales cost of 3 percent of the reversionary value was estimated.

                         A cash flow analysis for the subject may be found on the preceding pages. The estimated leased fee market value for the subject on an "as is" basis via discounted cash flow method is

                                   FOURTEEN MILLION SIX HUNDRED DOLLARS
                                             ($14,600,000)

================================================================================
                            LAS COLINAS APARTMENTS
Fiscal Year Ending 12/31                                         1998
--------------------------------------------------------------------------------
Income:
Apt. Rents                                                  $2,352,360
Rent/SF/Mo.                                                      0.776
Other Income/Yr.                                                93,499
                                                          ------------
Gross Income                                                $2,445,859

% Vacancy                                                         7.00%
Vacancy Allowance                                              171,210
                                                          ------------
Effective Gross Income                                      $2,274,649


                            ------------------
Expenses:                     $/Unit    $/SF
                            ------------------
Real Estate Taxes               456     0.54                  $136,660
                            ------------------
Insurance                        70     0.08                    21,025
                            ------------------
Personnel                       569     0.68                   170,825
                            ------------------
Utilities                       438     0.52                   131,404
                            ------------------
Repairs and Maintenance         394     0.47                   118,264
                            ------------------
Contract Services               193     0.23                    57,818
                            ------------------
General Administrative          140     0.17                    42,049
                            ------------------
Management Fee                 5.00%    0.44                   113,732
                            ------------------
Reserves for Replacement        300     0.36                    90,000
                            ------------------            ------------

Total Expenses                                                $881,777
Per SF                                                            3.49
                                                          ------------
Net Operating Income                                        $1,392,872
Per SF                                                            5.51

                                                                  9.50%
Capitalization Rate                                       ------------
Fee Simple Stabilized Market Value                         $14,661,808

Less:     Rent Loss Due to Lease-up                                 $0
          Deferred Maintenance                                $200,000
                                                          ------------
Leased Fee "As Is" Market Value                            $14,461,808
Leased Fee "As Is" Market Value (Rounded)                  $14,500,000
--------------------------------------------------------------------------------

          RENT LOSS DUE TO LEASE-UP/CONTRACT RENT
          ---------------------------------------
                                                     Year 1
                                                     ------
          Stabilized NOI                          $1,392,872
          Projected NOI                            1,446,655
                                                   ---------
          Rent Loss                                       $0
          PV Factor @    7.00%                      0.934579
          PV Income Loss                                  $0


          CUMULATIVE LOSS                                 $0
================================================================================

DIRECT CAPITALIZATION    Direct capitalization is a method used to convert a
                         single year's income estimate into a value indication.
                         In direct capitalization a rate of return for the investor and recapture of the capital invested is implicit in the overall capitalization rate.

                         The overall capitalization rate was chosen after analyzing the comparable apartment sales in our Sales Comparison Approach. These sales indicated a range of "going-in" capitalization rates from 8.40 to 9.00 percent.

                         A "going-in" capitalization rate of 9.5 percent was deemed appropriate due to the quality of the subject, its location, and the current market conditions. The net income is capitalized into a value of $14,661,808 with deductions for deferred maintenance made subsequently to reflect a value of $14,461,808 or $14,500,000 rounded.

INCOME APPROACH
CONCLUSION               DCF Method................................  $14,600,000
                         Direct Capitalization Method..............  $14,500,000

                         The two methods of comparison are supportive of each other and we gave equal reliance to each. We are of the opinion that the "as is" market value of the subject property, as of December 31, 1997 is $14,500,000.

                                RECONCILIATION
--------------------------------------------------------------------------------

                              Sales Comparison Approach     $14,500,000
                              Income Approach               $14,500,000


                         The Sales Comparison Approach utilized recent comparable sales of similar properties in the area. The weakness of the Sales Comparison Approach is that no two properties are exactly alike and exact conditions of a sale are often unknown. The strength of this approach is that it indicates that market activity based on the willing buyer/willing seller concept. Because the market data provided sufficient recent sales which are considered comparable and in the subject's general area, we placed equal weight on this approach.

                         The Income Approach attempts to measure investment qualities of the property. Based on actual rental rates in the immediate area of the subject, actual expenses, and investor returns derived from the market, we have estimated value. Actual data on the property, as well as comparable data was considered adequate. Because the Income Approach deals directly with income streams, we feel it is a very good indication of current market conditions. It tends to reflect a value, which an investor of a property would anticipate. We have placed equal emphasis on the Income Approach as well as the Sales Comparison Approach.

                         Therefore, it is our opinion that the "as is" leased fee market value of the subject property, on an all cash basis, as of December 31, 1997 is

                              FOURTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS
                                             ($14,500,000)

                                 VILLA ANTIGUA
--------------------------------------------------------------------------------




                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 1


PROPERTY IDENTIFICATION

Job Number                   97-080/97-081
Project Name                 Villa Antigua
Address                      5950 N. 78th
City/ State                  Scottsdale, Arizona

TRANSACTION DATA
Sale Date                    10/97
Grantor (Seller)             Cluster Housing Properties (et al)
Grantee (Buyer)              Villa Antigua Condominium Ventures
Recorded Document            711812
Sale Price                   $1,070,000
Occupancy                    95%
Sale Price per Unit          $71,000
Sale Price per SF            $68.61
Capitalization Rate          9%

TERMS OF SALE                CASH

PROPERTY DESCRIPTION
Year Built                   1986
Number of Stories            1&2
Number of Buildings          16
Number of Units              130
Number of Bedrooms           250
Net Rentable Area            134,530 SF
Average Unit Size            1,035 SF
Land Area                    7.35 Acres
Unit Density                 17.69 Units per Acre
Property Condition           Good
Parking (type)               Open (95) Covered (130 spaces) Total Spaces (225)
Construction Type            Concrete foundation, wood framing, stucco exterior
                             and Spanish tile roof
Unit Amenities               Fireplace, washer/dryer, microwave, balcony/patio,
                             storage locker
Project Amenities            2 swimming pools, spa, recreation room, tennis
                             court, fitness center, and business center

Confirmed With               COMPS

Date Confirmed               December 1997 by Stevan N. Bach, Bach Realty
                             Advisors, Inc.

Comments                     Buyer planned to convert to condominium complex.
                             Limited financial information available due to condominium conversion.

                                  JOSHUA TREE
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 2


PROPERTY IDENTIFICATION
Job Number                    97-080/97-081
Project Name                  Joshua Tree
Address                       11545 N. Frank Lloyd Wright
City/ State                   Scottsdale, Arizona

TRANSACTION DATA
Sale Date                     09/97
Grantor (Seller)              Joshua Tree, L.P.
Grantee (Buyer)               Joshua Tree Holdings, LLC
Recorded Document             682094
Sale Price                    $17,000,000
Occupancy                     95%
Sale Price per Unit           $51,515
Sale Price per SF             $65.11
Capitalization Rate           8.5%

TERMS OF SALE                 Cash

PROPERTY DESCRIPTION
Year Built                    1988
Number of Stories             1&2
Number of Buildings           22
Number of Units               330
Number of Bedrooms            494
Net Rentable Area             261,092 SF
Average Unit Size             791 SF
Land Area                     13.87 Acres
Unit Density                  23.79 Units per Acre
Property Condition            Average
Parking (type)                Open (155) Covered (330) Total (485)
Construction Type             Concrete foundation, wood framing, stucco exterior
Unit Amenities                Patio/balcony, dishwasher, some fireplaces,
                              microwave

Project Amenities             2 swimming pools, 2 spas, gym, recreation room,
                              tennis court, and sauna

Confirmed With                COMPS
Date Confirmed                December 1997 by Stevan N. Bach, Bach Realty
                              Advisors, Inc.

Comments An EGIM of 7.05 was calculated based on income at time of sale.

                                PARADISE TRAILS
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 3

PROPERTY IDENTIFICATION
Job Number                     97-080/97-081
Project Name                   Paradise Trails
Address                        4502 E. Paradise Village
City/State                     Phoenix, Arizona

TRANSACTION DATA
Sale Date                      06/97
Grantor (Seller)               Paradise Trails Associates
Grantee (Buyer)                Paradise Trails Apartments, L.P.
Recorded Document              435389
Sale Price                     $7,660,000
Occupancy                      97%
Sale Price per Unit            $44,022
Sale Price per SF              $53.54
Capitalization Rate            NA

TERMS OF SALE                  Cash

PROPERTY DESCRIPTION
Year Built                     1985
Number of Stories              1&3
Number of Buildings            9
Number of Units                174
Number of Bedrooms             228
Net Rentable Area              143,058 SF
Average Unit Size              822 SF
Land Area                      4.73 Acres
Unit Density                   36.78 Units per Acre
Property Condition             Average
Parking (type)                 Open (83) and Carport (170) Total (253 spaces)
Construction Type              Concrete slab, wood frame, stucco exterior, and
                               flat built up roof
Unit Amenities                 Fireplace, balcony/patio, and washer/dryer, and
                               dishwasher
Project Amenities              Swimming pool, spa, recreation room, gym, and
                               racquetball

Confirmed With                 COMPS
Date Confirmed                 December 1997 by Stevan N. Bach, Bach Realty
                               Advisors, Inc.

Comments An EGIM of 5.68 was calculated based on income information. Further details, including expense data was undisclosed.

                                  THE OVERLOOK
--------------------------------------------------------------------------------



                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 4


PROPERTY IDENTIFICATION
Job Number                   97-080/97-081
Project Name                 The Overlook
Address                      11620 E. Sahuaro Drive
City/ State                  Scottsdale, Arizona

TRANSACTION DATA
Sale Date                    04/97
Grantor (Seller)             Cigna Income Realty-I, LP
Grantee (Buyer)              Glenborough Properties, LP
Recorded Document            283548
Sale Price                   $11,163,720
Occupancy                    NA
Sale Price per Unit          $49,838
Sale Price per SF            $59.03
Capitalization Rate          NA

TERMS OF SALE                Cash

PROPERTY DESCRIPTION
Year Built                   1987
Number of Stories            1&2
Number of Buildings          16
Number of Units              224
Number of Bedrooms           320
Net Rentable Area            189,120 SF
Average Unit Size            844 SF
Land Area                    9.3 Acres
Unit Density                 24.09 Units per Acre
Property Condition           Average
Parking (type)               Open (205) Carport (112) Total (317)
Construction Type            Concrete foundation, wood framing, stucco exterior,
                             Spanish tile roof
Unit Amenities               Fireplace, balcony/patio, dishwasher, washer/dryer
                             hook-up
Project Amenities            Swimming pool, spa, gym, tennis court, laundry, and
                             recreation room
Confirmed With               COMPS
Date Confirmed               December 1997 by Stevan N. Bach, Bach Realty
                             Advisors, Inc.

Comments This transaction was part of a 6-priority nationwide portfolio sale by Cigna Properties. No income information available.

                                SALADO SPRINGS
--------------------------------------------------------------------------------



                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 5



PROPERTY IDENTIFICATION
Job Number                       97-080/97-081
Project Name                     Salado Springs
Address                          242 S. Beck
City/ State                      Tempe, Arizona

TRANSACTION DATA
Sale Date                        02/97
Grantor (Seller)                 Salado Springs Associates, LP
Grantee (Buyer)                  Salado Springs Apartment, LLC
Recorded Document                234918
Sale Price                       $7,500,000
Occupancy                        95%
Sale Price per Unit              $52,083
Sale Price per SF                $61.62
Capitalization Rate              8.57%

TERMS OF SALE                    Cash

PROPERTY DESCRIPTION
Year Built                       1986
Number of Stories                2
Number of Buildings              19
Number of Units                  144
Number of Bedrooms               256
Net Rentable Area                121,712 SF
Average Unit Size                845 SF
Land Area                        10.09 Acres
Unit Density                     14.27 Units per Acre
Property Condition               Average
Parking (type)                   Open (154) Carport (187) Total (341)
Construction Type                Concrete foundation, wood frame, stucco
                                 exterior, Spanish tile roof
Unit Amenities                   Fireplace, washer/dryer, patio/balcony, storage
                                 locker
Project Amenities                Swimming pool, spa

Confirmed With                   COMPS
Date Confirmed                   December 1997 by Stevan N. Bach, Bach Realty
                                 Advisors, Inc.

Comments An EGIM of 6.97 was calculated based on income information at time of sale. Expense ratio reportedly 40.28%.

                               ELLIOT'S CROSSING
--------------------------------------------------------------------------------



                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 6


PROPERTY IDENTIFICATION
Job Number                    97-080/97-081
Project Name                  Elliot's Crossing
Address                       7520 S. Kyrene
City/ State                   Tempe, Arizona

TRANSACTION DATA
Sale Date                     03/97
Grantor (Seller)              Elliot's Crossing Partners, Ltd.
Grantee (Buyer)               LBK 2, LP
Recorded Document             149826
Sale Price                    $12,400,000
Occupancy                     96%
Sale Price per Unit           $50,202
Sale Price per SF             $62.28
Capitalization Rate           8.76%

TERMS OF SALE  CASH

PROPERTY DESCRIPTION
Year Built                    1987
Number of Stories             2
Number of Buildings           26
Number of Units               247
Number of Bedrooms            327
Net Rentable Area             199,096 SF
Average Unit Size             806 SF
Land Area                     10.08 Acres
Unit Density                  24.51 Units per Acre
Property Condition            Average
Parking (type)                Open (260) and Carport (122) Total (382)
Construction Type             Concrete foundation, wood frame, stucco exterior,
                              Spanish tile roof
Unit Amenities                Washer/dryer hook-ups, fireplace, balcony/patio
Project Amenities             Swimming pool, spa, laundry, recreation room, gym

Confirmed With                COMPS
Date Confirmed                December 1997 by Stevan N. Bach, Bach Realty
                              Advisors, Inc.

Comments Additional charges of $10/month for wood burning stove, washer/dryer hook-ups, vaulted ceiling, and covered parking. $40/month charge for washer/dryer. An EGIM of 7.22 was calculated based on income at time of sale. Expense ratio reported at 36.76%.

                                 THE PINNACLE
--------------------------------------------------------------------------------



                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 7

PROPERTY IDENTIFICATION
Job Number                  97-080/97-081
Project Name                The Pinnacle
Address                     3033 East Thunderbird Road
City/ State                 Phoenix, Arizona

TRANSACTION DATA
Sale Date                   01/97
Grantor (Seller)            Unicume-Scottsdale Partnership
Grantee (Buyer)             TMT Pinnacle Apartments, Inc.
Recorded Document           025879
Sale Price                  $15,350,000
Occupancy                   97%
Sale Price per Unit         $61,895
Sale Price per SF           $61.61
Capitalization Rate         8.70%

TERMS OF SALE               Cash

INCOME/EXPENSE DATA
Potential Gross Income            $2,134,200
Vacancy/Collection Loss  3%       $  (64,026)
Other Income:                     $  (59,520)
Effective Gross Income            $2,129,694
Expenses                          $ (793,600)
Net Operating Income              $1,336,094

PROPERTY DESCRIPTION
Year Built                  1992
Number of Stories           2
Number of Buildings         16
Number of Units             248
Number of Bedrooms          420
Net Rentable Area           249,150 SF
Average Unit Size           1,004 SF
Land Area                   14.83 Acres
Unit Density                16.7 Units per Acre
Property Condition          Excellent
Parking (type)              Open (153) Covered (248) including RV Parking (31
                            covered and 24 open) Total (401)
Construction Type           Wood frame, stucco exterior, concrete slab
                            foundation, composition shingle roof
Unit Amenities              2 swimming pools, 2 spas, laundry, clubhouse,
                            racquetball, tennis, volleyball
Project Amenities           Swimming pool, clubhouse, spa, tennis court,
                            racquetball court, basketball court
Confirmed With              COMPS and Ralph J. Brekan & Company, Inc.
Date Confirmed              December 1997 by Stevan N. Bach, Bach Realty
                            Advisors, Inc.

Comments An EGIM of 7.21 was calculated based on reported income at time of sale. Expenses reported at $3,200/unit result in expense ratio of 37.26%.

                                   SONTERRA
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 8

PROPERTY IDENTIFICATION
Job Number                     97-080/97-081
Project Name                   Sonterra
Address                        17440 North Tatum Boulevard
City/ State                    Phoenix, Arizona

TRANSACTION DATA
Sale Date                      12/96
Grantor (Seller)               Specified Properties VII-PX, LB
Grantee (Buyer)                Knickerbocker Properties, Inc. XIX
Recorded Document              NA
Sale Price                     $17,400,000
Occupancy                      90%
Sale Price per Unit            $63,504
Sale Price per SF              $67.47
Capitalization Rate            8.63%

TERMS OF SALE                  Cash

INCOME/EXPENSE DATA
Potential Gross Income             $2,568,984
Vacancy/Collection Loss  3%        $ (256,898)
Other Income:                      $  (65,760)
Effective Gross Income             $2,377,846
Expenses                           $ (876,800)
Net Operating Income               $1,501,046

PROPERTY DESCRIPTION

Year Built                     1996
Number of Stories              3
Number of Buildings            12
Number of Units                274
Number of Bedrooms             486
Net Rentable Area              257,890 SF
Average Unit Size              941 SF
Land Area                      10.44 Acres
Unit Density                   26.2 Units per Acre
Property Condition             Good
Parking (type)                 Open, attached and detached garages
Construction Type              Stucco exterior with Spanish tile roof
Unit Amenities                 Fireplace, washer/dryer hook-up, microwave
Project Amenities              Fitness center, clubhouse, business center, and
                               pool
Confirmed With                 Ralph J. Brekan & Company, Inc.
Date Confirmed                 December 1997 by Stevan N. Bach, Bach Realty
                               Advisors, Inc.

Comments:                      Information concerning income and expenses were
                               said to be confidential and was not disclosed.
                               However, the confirming party stated that the project was operating at income and expense levels typical of the market. Gross scheduled income was derived from rents at the time of sale. Ancillary income of $240 per unit annually was estimated by the appraiser. Market expenses were estimated at $3,200 per unit (including reserves).

                                 THE PALISADES
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 9


PROPERTY IDENTIFICATION
Job Number               97-080/97-081
Project Name             The Palisades
Address                  13440 North 44/th/ Street
City/State               Phoenix, Arizona

TRANSACTION DATA
Sale Date                12/96
Grantor (Seller)         State of California Public Employee's Retirement
                         System (CALPERS)
Grantee (Buyer)          Palisades Acquisition
Recorded Document        NA
Sale Price               $33,600,000
Occupancy                95%
Sale Price per Unit      $62,686
Sale Price per SF        $67.67
Capitalization Rate      8.4%

TERMS OF SALE            Cash

INCOME/EXPENSE DATA
Potential Gross Income        $4,975,363
Vacancy/Collection Loss 5%    $(248,768)
Other Income                  $ 128,640
Effective Gross Income        $4,855,240
Operating Expenses            $2,032,840
Net Operating Income          $2,822,400


PROPERTY DESCRIPTION
Year Built               1990
Number of Stories        2
Number of Buildings      35
Number of Units          536
Number of Bedrooms       924
Net Rentable Area        496,550 SF
Average Unit Size        926 SF
Land Area                21.95 Acres
Unit Density             24.4 Units per Acre
Property Condition       Good
Parking (type)           Open and covered
Construction Type        Stucco with Spanish tile roof
Unit Amenities           Washer/dryer, fireplace, microwave, patio/balcony
Project Amenities        3 swimming pools, fitness center, tennis courts,
                         volleyball court, and 2 spas
Confirmed With           Ralph J. Brekan & Company, Inc.
Date Confirmed           December 1997 by Stevan N. Bach, Bach Realty Advisors,
                         Inc.

Comments Gross scheduled income was derived from rents at time of sale. Ancillary income of $240 per unit annually was estimated by the appraiser. Expenses were $3,793 per unit.

                                   SUNSCAPE
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 1


PROPERTY IDENTIFICATION
Job Number                     97-080
Name of Project:               Sunscape
Street Address:                3500 North Hayden Road
City/State:                    Scottsdale, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:          1978
Number of Stories:             2
Number of Units:               442
Net Rentable Area (SF):        395,200
Average Unit Size (SF):        894
Parking Surface:               Asphalt
Type of Construction:          Painted masonry exterior with flat built-up roofs


Unit Mix:

                                   TOTAL      UNIT        SIZE     MONTHLY      MONTH
                                   UNITS      TYPE        (SF)      RENT        RENT/SF
                               -------------------------------------------------------------
                                    108      1BR/1BA        700    $600-650    $0.86-0.93
                                    108   1BR/1BA/LOFT      880     715-765     0.81-0.87
                                     36      2BR/1BA        960     720-745     0.75-0.78
                                    190      2BR/2BA      1,000     715-765     0.72-0.77

Consessions:                   1BR/1Baa/

Unit Amenities:                Dishwashers, garbage disposals, fireplaces in
                               some units, patio/balconies
Project Amenities:             2 swimming pools, jacuzzi, exercise/weight room,
                               club room, laundry facility


ECONOMIC DATA
Percent Occupied:              93%
Avg. Monthly Rent/SF of NRA:   $0.80
Electricity Paid By:           Tenant
Length of Lease:               6, 9 and 12 months
Security Deposit:              $160 security plus $125 redecorating equals a
                               total of $285

Confirmed With:                On-site agent/Real Data, Inc.
Date Confirmed:                December, 1997, Stevan N. Bach, Bach Realty
                               Advisors, Inc.

Remarks: No current concessions. Some concessions during the spring and summer depending on the competition. Rental rate vary depending on location.

                                 MCDONALD EAST
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 2

PROPERTY IDENTIFICATION
Job Number:                        97-080
Name of Project:                   McDonald East
Street Address:                    8310 East McDonald Drive
City/State:                        Scottsdale, Arizona


PROPERTY DESCRIPTION
Year Built/Renovated:              1978
Number of Stories:                 2
Number of Units:                   144
Net Rentable Area (SF):            126,720
Average Unit Size (SF):            880
Parking Surface:                   Asphalt
Type of Construction:              Painted masonry with flat built-up roofs
Unit Mix:


                                         TOTAL      UNIT       SIZE     MONTHLY      MONTHLY
                                         Units      Type       (SF)      Rent        Rent/SF
                                   ----------------------------------------------------------------
                                         72        lBR/1BA     747     $545-565     $0.73-0.76
                                         72        2BR/2BA   1,013     $645-665     $0.64-0.66

Unit Amenities:                    Dishwashers, garbage disposals, walk-in
                                   closets, outdoor utility closets,
                                   patio/balconies
Project Amenities:                 1 swimming pool, jacuzzi, sauna,
                                   exercise/weight room, club room, laundry facility, covered parking

ECONOMIC DATA
Percent Occupied:                  99%
Avg. Monthly Rent/SF of NRA:       $0.69
Electricity Paid By:               Tenant
Length of Lease:                   12 months
Security Deposit:                  $100 security plus $150 redecorating fee =
                                   $250 total

Confirmed With:                    On-site Agent/Real Data, Inc.
Date Confirmed:                    December, 1997, Stevan N. Bach, Bach Realty
                                   Advisors, Inc.
Remarks:                           Rent ranges based on location.

                                   MIRAMONTE
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 3


PROPERTY IDENTIFICATION
Job Number:                        97-080
Name of Project:                   Miramonte
Street Address:                    8025 East Lincoln Drive
City/State:                        Scottsdale, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1983
Number of Stories:                 2
Number of Units:                   151
Net Rentable Area (SF):            118,568
Average Unit Size (SF):            785
Parking Surface:                   Asphalt
Type of Construction:              Stucco with Spanish tile roof
Unit Mix:

                                        TOTAL      UNIT        SIZE    MONTHLY     MONTHLY
                                        UNITS      TYPE        (SF)    RENT        RENT/SF
                                   --------------------------------------------------------------
                                         1         1BR/1BA       550       $575         $1.05
                                         6         lBR/1BA       560        620          1.11
                                         82        1BR/1BA       679    635-645     0.94-0.95
                                         26        2BR/2BA       924    740-755     0.80-0.82
                                         36        2BR/2BA       971    760-780     0.78-0.80

Concessions:                       None
Unit Amenities:                    Dishwashers, garbage disposals, microwave
                                   oven, washer/dryers, fireplaces in some
                                   units, ceiling fans, patio/balconies
Project Amenities:                 1 swimming pool, jacuzzi, club room, laundry
                                   facility, covered parking, exercise room

ECONOMIC DATA
Percent Occupied:                  93%
Avg. Monthly Rent/SF of NRA:       $0.88
Electricity Paid By:               Tenant
Length of Lease:                   6, 9, or 12 months
Security Deposit:                  1-bedroom - $175 security deposit and $175
                                   redecorating fee = $350 total
                                   2-bedroom - $200 security deposit and $200
                                   redecorating fee = $400 total

Confirmed With:                    On-site agent/Real Data, Inc.
Date Confirmed:                    December, 1997, Stevan N. Bach, Bach Realty
                                   Advisors, Inc.

Remarks: Rent differences for some floor plans-based on location or fireplace

                                MCCORMICK PLACE
--------------------------------------------------------------------------------


                            [PICTURES APPEARS HERE]

                               RENT COMPARABLE 4

PROPERTY IDENTIFICATION
JOB NUMBER:                        97-080
Name of Project:                   McCormick Place
Street Address:                    8250 East Via Paseo Del Norte
City/State:                        Scottsdale, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1975
Number of Stories:                 2
Number of Units:                   230
Net Rentable Area (SF):            188,305
Average Unit Size (SF):            819
Parking Surface:                   Asphalt
Type of Construction:              Stucco with Spanish tile and built up roofs
Unit Mix:

                                      TOTAL     UNIT        SIZE       MONTHLY     MONTHLY
                                      UNITS     TYPE        (SF)       RENT        RENT/SF
                                   --------------------------------------------------------------
                                       43       1BR/1BA        500     $550-$575  $l.l0-$l.15
                                       74       lBR/1BA        720      620-700    0.86-0.97
                                       18       1BR/1BA        850        750         0.88
                                       10       lBR/lBA        875      775-800    0.89-0.91
                                       2        2BR/2BA        955      795-800    0.83-0.84
                                       83       2BR/2BA      1,055      795-925    0.75-0.88

Concessions:                       First month free
Unit Amenities:                    Dishwashers, garbage disposals, storage,
                                   microwave oven, patio/balconies
Project Amenities:                 1 swimming pool, jacuzzi, club room, exercise
                                   room, sauna, jogging trail, putting green
ECONOMIC DATA
Percent Occupied:                  97%
Avg. Monthly Rent/SF of NRA:       $0.88
Electricity Paid By:               Tenant
Length of Lease:                   9 months plus
Security Deposit:                  NA

Confirmed With:                    On-site agent/Real Data, Inc.
Date Confirmed:                    December, 1997, Stevan N. Bach, Bach Realty
                                   Advisors, Inc.

Remarks: Rent differences for some floor plans based on patio.

                              SCOTTSDALE SERRENTO
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 5

PROPERTY IDENTIFICATION
JOB NUMBER:                             97-080
Name of Project:                        Scottsdale Serrento
Street Address:                         8145 East Camelback
City/State:                             Scottsdale, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:                   1978
Number of Stories:                      2
Number of Units:                        188
Net Rentable Area (SF):                 148,374
Average Unit Size (SF):                 795
Parking Surface:                        Asphalt
Type of Construction:                   Stucco exterior with shingle and built
                                        up roofs
Unit Mix:

                                             TOTAL     UNIT        SIZE      MONTHLY     MONTHLY
                                             UNITS     TYPE        (SF)       RENT       RENT/SF
                                        -----------------------------------------------------------
                                              35      1BR/1BA       479         $555       $1.16
                                              69      1BR/1BA       727          620        0.85
                                              54      2BR/1BA       919          699        0.76
                                              30      2BR/2BA     1,094          825        0.75

Concessions:                            None
Unit Amenities:                         Dishwashers, garbage disposals,
                                        patio/balconies
Project Amenities:                      1 swimming pool, spa, clubhouse

ECONOMIC DATA
Percent Occupied:                       98%
Avg. Monthly Rent/SF of NRA:            $0.84
Electricity Paid By:                    Tenant
Length of Lease:                        7 to 12 months
Security Deposit:                       1BR - $150 security plus $150
                                        redecorating fee for $300 total
                                        2BR - $175 security plus $175
                                        redecorating fee for $350 total

Confirmed With:                         On-site agent/Real Data, Inc.
Date Confirmed:                         December, 1997, Stevan N. Bach, Bach
                                        Realty Advisors, Inc.

                                 THE CAMELLERO
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 6

PROPERTY IDENTIFICATION
Job Number:                             97-080
Name of Project:                        The Camellero
Street Address:                         7979 E. Camelback Road
City/State:                             Scottsdale, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:                   1979
Number of Stories:                      2
Number of Units:                        344
Net Rentable Area (SF):                 311,526
Average Unit Size (SF):                 906
Parking Surface:                        Asphalt
Type of Construction:                   Stucco exterior with flat built up roof
Unit Mix:

                                             TOTAL        UNIT      SIZE     MONTHLY   MONTHLY
                                             UNITS        TYPE      (SF)     RENT      RENT/SF
                                        ----------------------------------------------------------
                                              88         lBR/1BA      501   $615-620  $1.23-1.24
                                              6          1BR/1BA      772        725        0.94
                                              74         1BR/1BA      871        750        0.86
                                              176        2BR/2BA    1,127    840-880   0.75-0.78

Concessions:                            None
Unit Amenities:                         Dishwashers, garbage disposals,
                                        patio/balconies, storage, some
                                        washer/dryer
Project Amenities:                      1 swimming pool, spa, clubhouse

ECONOMIC DATA
Percent Occupied:                       96%
Avg. Monthly Rent/SF of NRA:            $0.85
Electricity Paid By:                    Tenant
Length of Lease:                        1O to 12 months
Security Deposit:                       $150 security plus $150 redecorating fee
                                        for $300 total

Confirmed With:                         On-site agent/Real Data, Inc.
Date Confirmed:                         December, 1997, Stevan N. Bach, Bach
                                        Realty Advisors, Inc.

Remarks:                                Rent ranges based on location.

                         PROFESSIONAL QUALIFICATIONS
                                STEVAN N. BACH


EXPERIENCE      Bach Realty Advisors, Inc. (since June 1997)
                     President. Emphasis in ad valorem tax and intangible value. Real estate valuation and consultation on hotels, major urban properties, and property portfolios. Financial and feasibility analysis, land use, and market studies

                Bach Thoreen McDermott Incorporated (July 1991-May 1997)
                     Chief Executive Officer.

                Bach Thoreen & Associates, Inc. (1985-1991)
                     President

                Bach & Associates, Inc. (1980-1984)
                     President

                Landauer Associates, Inc. (1980-1984)
                     Senior Vice-President and General Manager-Southwestern
                     Region

                Coldwell Banker Commercial Group, Inc. (1973-1980)
                     Vice-President and Manager, Appraisal Services.

                Appraisal Research Associates (1971-1973)
                     Appraiser. Real Estate research valuation on urban and rural properties.


                Ray R. Hastings, MAI (1964-1971)
                     Appraiser. Real Estate research valuation on urban and rural properties.

                Residential Real Estate Sales (1963-1964)
                     Salesman. Residential real estate salesman Covina, California.

PROFESSIONAL
ACTIVITIES

MEMBER:         Appraisal Institute
                Appraisal Institute, Houston Chapter 33
                Appraisal Institute, Chairman of the Grievance Committee of the Regional Ethics Panel
                Appraisal Institute, Chairman of the Review and Counseling Committee of the Regional Ethics Panel
                Appraisal Institute, Co-Chairman of the Education Committee
                (1980)
                Appraisal Institute, Chairman of the Education Committee (1983) Appraisal Institute, Candidate Guidance Committee (1987-1992) Appraisal Institute, Subcommittee Chairman, Admissions Committee
                (1984)
                AIREA Nonresidential Appraisal Report Grading Committee (1984) Appraisal Institute Expert Witness Video Committee (1990)

LICENSES:       Real Estate Broker, State of Texas

CERTIFICATION:  Certified in the Appraisal Institute's voluntary program of continuing education for its designated members (MAIs who meet the minimum standards of this program are awarded periodic education certification).

                Certified General Real Estate Property appraiser in the State of Texas, Certification No. TX-1323079-G Certified General Real Estate Property appraiser in the State of Colorado, Certification No. CG01323975

EDUCATION       B.S. Marketing, University of Southern California (1962)